As filed with the Securities and Exchange Commission on July 18, 2006
                                                     Registration No. 333-134698
--------------------------------------------------------------------------------



                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       __________________________________


                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                           __________541600__________
            (Primary Standard Industrial Classification Code Number)

                     GEORGIA                                              58-2213805
(State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                  organization)

                       __________________________________

                         PRG-SCHULTZ INTERNATIONAL, INC.
                              600 GALLERIA PARKWAY
                                    SUITE 100
                             ATLANTA, GEORGIA 30339
                                 (770) 779-3900

      (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)


                       __________________________________


                                                              COPIES TO:
         VICTOR A. ALLUMS                             B. JOSEPH ALLEY, JR., ESQ.
      SENIOR VICE PRESIDENT                           ARNALL GOLDEN GREGORY LLP
 PRG-SCHULTZ INTERNATIONAL, INC.                             171 17TH ST.
       600 GALLERIA PARKWAY                                   SUITE 2100
            SUITE 100                                   ATLANTA, GEORGIA 30363
      ATLANTA, GEORGIA 30339                                (404) 873-8500
          (770) 779-3900

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       __________________________________


     Approximate Date of Commencement of Proposed Sale To The Public: From time to time after the effective date of this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
================================= =============================== ====================
     Title of Each Class of         Proposed Maximum Aggregate         Amount of
  Securities to be Registered           Offering Price (1)         Registration Fee*
--------------------------------- ------------------------------- --------------------
11% Senior Notes                           $ 24,858,433               $ 2,659.85
--------------------------------- ------------------------------- --------------------
10% Senior Convertible Notes (2)             46,867,565                 5,014.83
--------------------------------- ------------------------------- --------------------
9% Senior Series A Convertible               10,697,972                 1,144.68
Participating Preferred Stock
(2)
--------------------------------- ------------------------------- --------------------
10% Senior Series B Convertible                 -                          -
Participating Preferred Stock
(2)(3)
--------------------------------- ------------------------------- --------------------
Common Stock, no par value per                   17,270                     1.85
share (2)(3)(4)
--------------------------------- ------------------------------- --------------------
  Total                                    $ 82,441,240               $ 8,821.21*
================================= =============================== ====================


*$8,820.32 of the fee was paid with the initial filing of this registration statement on June 2, 2006. The remaining fee was remitted to the Commission via wire transfer on July 18, 2006.

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2) Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of Series A and B preferred stock and common stock, including the associated preferred share purchase rights, as may be issued from time to time as a result of the antidilution provisions relating to the convertible notes, and such indeterminate number of shares of common stock, and the associated preferred share purchase rights, as may be issued from time to time as a result of antidilution provisions relating to the convertible notes, series A convertible preferred stock and series B convertible preferred stock.
(3) No additional consideration will be received for the common stock or the associated preferred share purchase rights, or series B preferred stock to be received upon conversion of notes, series A preferred stock or series B preferred stock, as applicable, and therefore no additional registration fee is required, pursuant to Rule 457(i).
(4) The proposed maximum offering price for the outstanding shares of common stock offered is calculated based on $0.485 per share, the average of the high and low price of the common stock ("Average Price") on the Nasdaq National Market on May 31, 2006, for the 35,607 shares included in the registration statement filed on June 2, 2006, and $0.345 per share, the Average Price on July 14, 2006, for the additional share included as of the date hereof.



--------------------------------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS INCOMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED JULY 18, 2006


                                   PROSPECTUS


                         PRG-SCHULTZ INTERNATIONAL, INC.


         $24,858,433 IN PRINCIPAL AMOUNT OF 11.0% SENIOR NOTES DUE 2011 $28,776,480 IN PRINCIPAL AMOUNT OF 10.0% SENIOR CONVERTIBLE NOTES DUE 2011
    57,406 SHARES ($6,888,720 LIQUIDATION PREFERENCE) OF 9.0% SENIOR SERIES A
                 CONVERTIBLE PARTICIPATING PREFERRED STOCK, AND
              35,608 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE



This prospectus relates to the potential offer and sale from time to time of the above referenced securities by the securityholders identified on page 90 of this prospectus or in any accompanying post-effective amendment or supplement to this prospectus. This prospectus may also be used by the selling securityholders to offer up to $18,091,085 in principal amount of additional 10.0% senior convertible notes that may be issued in payment of interest on outstanding 10.0% senior notes, up to 97,625.14 shares ($46,860,067.20 liquidation preference) of 10.0% senior series B convertible participating preferred stock issuable upon conversion of the 10.0% notes, and up to 109,736,708 shares of common stock issuable upon conversion of the 10.0% notes, 9.0% senior series A preferred stock and/or 10.0% senior series B preferred stock, and any additional securities that may be deemed to be issued upon increases of up to $3,809,252 in the liquidation preference of the senior series A convertible participating preferred stock, in satisfaction of dividends payable on the series A preferred.

     On March 17, 2006, we closed an exchange offer in which we issued, in exchange for $124,530,000 aggregate principal amount of our 4 3/4% Convertible Subordinated Notes due 2006, $51,635,846 in principal amount of our 11% senior notes due 2011, $59,774,400 of our 10% senior convertible notes due 2011, and 124,530 shares ($14,943,600 liquidation preference) of our 9% senior series A convertible preferred stock. Selling securityholders may use this prospectus to resell up to $24,858,433 of the senior notes, $28,776,480 of the senior convertible notes, 57,406 shares of the senior series A preferred stock, 35,608 shares of common stock, any additional senior convertible notes issued in payment of interest on the senior convertible notes registered, the senior series B preferred stock and common stock issuable upon conversion of the convertible notes, and the common stock issuable upon conversion of the senior series A and senior series B preferred stock.

     None of the senior notes, the senior convertible notes, the senior series A convertible preferred stock or the senior series B convertible preferred stock are listed for trading on any exchange or quotation system. Our common stock is traded on The Nasdaq National Market under the symbol "PRGX." On July 14, 2006, the last reported bid price of our common stock on The Nasdaq National Market was $ 0.35 per share.


     We will not receive any proceeds from the sale by the selling securityholders of the notes or preferred stock or of common stock issuable upon conversion of the notes and preferred stock. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration of the notes and the common stock and the other expenses specified in the registration rights agreement.


     INVESTING IN THE NOTES AND PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 OF THIS PROSPECTUS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is ___________, 2006.

                                TABLE OF CONTENTS


SUMMARY........................................................................1

RISK FACTORS..................................................................11

FORWARD-LOOKING STATEMENTS....................................................21

USE OF PROCEEDS...............................................................22

PRICE RANGE OF COMMON STOCK...................................................22

DIVIDEND POLICY...............................................................23

UNAUDITED PRO FORMA FINANCIAL DATA............................................24

DESCRIPTION OF THE NOTES......................................................27

DESCRIPTION OF CAPITAL STOCK..................................................65

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES........................79

SELLING SECURITYHOLDERS.......................................................90

PLAN OF DISTRIBUTION..........................................................93

CERTAIN TRANSACTIONS..........................................................95

LEGAL MATTERS.................................................................97

EXPERTS.......................................................................97

WHERE YOU CAN FIND MORE INFORMATION...........................................97

INCORPORATION BY REFERENCE....................................................97



                                ----------------

     As used in this prospectus, the terms "we," "us" and "our" refer to PRG-Schultz International, Inc., a Georgia corporation ("PRG-Schultz"), and its subsidiaries unless otherwise stated.

                                     SUMMARY

     This summary may not contain all of the information that you should consider before investing in our notes.

                                   THE COMPANY

     We are the leading worldwide provider of recovery audit services to large and mid-size businesses having numerous payment transactions with many vendors. We serve clients in over 35 countries. In businesses with large purchase volumes and continuously fluctuating prices, some small percentage of erroneous overpayments to vendors is inevitable. Although these businesses process the vast majority of payment transactions correctly, a small number of errors do occur. In the aggregate, these transaction errors can represent meaningful "lost profits" that can be particularly significant for businesses with relatively narrow profit margins. Our trained, experienced industry specialists use sophisticated proprietary technology and advanced recovery techniques and methodologies to identify overpayments to vendors. Our industry specialists also review our clients' current practices and processes related to procurement and other expenses to manage and reduce expense levels, and also apply industry best practices to help improve our clients' business and efficiencies.

     In March 2001, we formalized a strategic realignment initiative designed to enhance our financial position and clarify our investment and operating strategy by focusing primarily on our core Accounts Payable business. Under this strategic realignment initiative, we announced our intent to divest the following non-core businesses: Meridian VAT Reclaim ("Meridian") within the former Taxation Services segment, the Logistics Management Services segment, the Communications Services segment and the Channel Revenue division within the Accounts Payable Services segment. We disposed of our Logistics Management Services segment in October 2001. Additionally, in December 2001, we disposed of our French Taxation Services business which had been part of continuing operations until time of disposal. During the first quarter of 2002, we concluded that the then current negative market conditions were not conducive to receiving terms acceptable to us for the Meridian, Communications Services, and Channel Revenue businesses. As such, on January 24, 2002, our Board of Directors approved a proposal to retain the three remaining discontinued operations.

     On January 24, 2002, we acquired substantially all the assets and certain liabilities of Howard Schultz & Associates International, Inc. and affiliates ("HSA-Texas"), formerly our principal competitor in the Accounts Payable Services business. In connection with the acquisition of the business of HSA-Texas, we changed our name to PRG-Schultz International, Inc.

     During the fourth quarter of 2003, we once again declared our remaining Communications Services operations as a discontinued operation and subsequently sold such operations on January 16, 2004.

     During the fourth quarter of 2005, we declared our channel revenue business ("Channel Revenue") and airline business, and the Accounts Payable Service segment's business units in South Africa and Japan as discontinued operations. On January 11, 2006, we consummated the sale of Channel Revenue.

     Our principal executive offices are located at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, and our telephone number is (770) 779-3900.


              RECENT DEVELOPMENTS - OUR DEFINITIVE PROXY STATEMENT

     On July 5, 2006, we filed our definitive proxy statement for our annual meeting of shareholders to be held on August 11, 2006. At the meeting, we are proposing several actions which, if approved, will affect the terms and conditions of the securities we are offering in this prospectus. The proposals include:

     o An increase in the number of authorized shares of common stock from 200 million shares to 500 million shares. Without this increase we cannot issue any shares of common stock upon conversion of the 10% notes or series B preferred stock.

     o An increase in the number of authorized shares of series B preferred stock from 125,000 shares to 264,000 shares.

     o Two separate amendments to our articles of incorporation to revise the anti-dilution provisions of the series A preferred stock and the series B preferred stock, to provide that there will be no adjustment to the conversion price of the preferred stock due to any conversion of our 10% senior convertible notes, series A preferred stock or series B preferred stock.

     o Two separate amendments to our articles of incorporation to revise the voting provisions of the series A preferred stock and the series B preferred stock, to make it clear that the series A and series B preferred stock have the right to vote as a single class on any proposed amendment to our bylaws only if the proposed amendment would adversely affect either class of preferred stock.

     The effects of the above proposals are discussed, as applicable, under "Description of Capital Stock" and "Description of the Notes" in this prospectus.

     In addition, we are proposing to the shareholders a 1-for-10 reverse stock split of our common stock. Except as otherwise indicated, the share and per share data in this prospectus have not been adjusted to reflect the potential reverse stock split. We are also seeking shareholders approval to issue up to 21 million shares of common stock pursuant to our 2006 Management Incentive Plan.

     We cannot predict the outcome of the shareholder votes on the above proposals. The shareholders may decide to approve some of the proposals without approving others, or they may decide not to approve any of the proposals.


                                  THE OFFERING

     The following is a brief summary of the terms of this offering. For a more complete description see "Description of the Notes" and "Description of Capital Stock" below.

Issuer.............................................  PRG-Schultz International, Inc.

Senior Notes offered...............................  $24,858,433 aggregate principal amount of 11.0% senior notes due March 15,
                                                     2011.

Senior Convertible Notes offered...................  $28,776,480 aggregate principal amount of 10.0% senior convertible notes due
                                                     March 15, 2011, plus up to $18,091,085 aggregate principal amount of senior notes that may be issued in payment of interest on the senior convertible notes registered.


Senior Series A Convertible Preferred Stock offered  57,406 shares ($6,888,720 aggregate liquidation preference) of 9.0% senior series A convertible preferred stock plus up to $3,809,252 aggregate amount of additional liquidation preference related to adjustments that may be made in satisfaction of dividends payable on the series A convertible preferred stock.


Senior Series B Convertible Preferred Stock offered  Up to 97,625.14 shares ($46,860,067.20 aggregate liquidation preference) that may be issued upon conversion of convertible notes.


Common Stock offered...............................  35,608 shares, plus up to 109,736,708 shares that may be issued upon conversion of senior convertible notes, senior series A convertible preferred stock or senior series B convertible preferred stock.



                                       2


Securities offered by .............................  Selling securityholders named herein. See "Selling Securityholders."


Registration rights................................  We have filed with the SEC the registration statement of which this prospectus is a part pursuant to a registration rights agreement with the original purchasers of certain of the securities. We have agreed to keep the regis-
                                                     tration statement effective for five years or until such earlier date when the selling securityholders are able to sell their securities immediately pursuant to Rule 144(k) under the Securities Act of 1933. If we do not comply with these registration obligations, we will be required to pay liquidated damages to the selling securityholders. See "Description of the Notes--Registration Rights."


Use of proceeds....................................  We will not receive any of the proceeds from the sale of the securities offered by this prospectus.

Trading............................................  We do not intend to list the notes or preferred stock on any national securities exchange or The Nasdaq National Market. Our common stock is quoted on The Nasdaq National Market under the symbol "PRGX."

Risk factors.......................................  There are risks associated with this investment. You should examine the factors discussed in "Risk Factors" and elsewhere in this prospectus and consider them carefully before deciding to invest in the notes or the common stock issuable upon conversion of the notes.

                                             SUMMARY DESCRIPTION OF THE SECURITIES OFFERED

SUMMARY DESCRIPTION OF SENIOR NOTES

SECURITIES OFFERED                  $24,858,433 aggregate principal amount of 11.0% Senior Notes due 2011.

MATURITY DATE                       March 15, 2011

INTEREST RATE                       11.0% per annum on the principal amount, payable semiannually on March 15 and
                                    September 15 of each year, beginning on September 15, 2006. After an event of default, interest will accrue at a rate of 13.0% until all defaults are cured or waived.

RANKING                             The senior notes are:

                                    o  senior in right of payment to all existing and future subordinated indebtedness of the company, including the existing notes, if any;

                                    o  effectively (but not expressly) subordinated to our existing and future secured indebtedness to the extent of the collateral securing that indebtedness and to the existing and future liabilities of our subsidiaries, which includes our senior secured credit facility and any permitted refinancings thereof; and

                                    o  pari passu in right of payment with the senior convertible notes and any future senior indebtedness of the company.

                                       3

                                    None of our subsidiaries is obligated for the payment of obligations under the senior notes.

CERTAIN MATERIAL COVENANTS AND      The indenture governing the senior notes includes covenants that limit our
RESTRICTIONS                        ability and the ability of each of our restricted subsidiaries to:

                                    o  incur, assume, or guarantee additional debt and issue or sell preferred stock;

                                    o  pay dividends on, redeem or repurchase our capital stock;

                                    o  make investments;

                                    o  create or permit certain liens;

                                    o  use the proceeds from sales of assets and subsidiary stock;

                                    o  enter into transactions with affiliates;

                                    o  incur any indebtedness that is contractually subordinated to any other indebtedness unless subordinated in right of payment to the senior notes on substantially identical terms; and

                                    o  consolidate or merge or sell all or substantially all of our assets.

                                    See "Description of the Notes -- Senior Notes -- Certain Covenants."

OPTIONAL REDEMPTION                 We may redeem all or part of the senior notes at any time upon not less than 30 nor more than 60 days' notice at the following redemption prices, plus accrued and unpaid interest, if any, to the particular redemption date beginning on the issue date and each of the other following indicated periods:

                                    Redemption Period                           Percentage
                                    -----------------                           ----------

                                    Issue Date through March 14, 2007             104.00%
                                    March 15, 2007 through March 14, 2008         102.00%
                                    March 15, 2008 and thereafter                 100.00%

                                    See "Description of the Notes -- New Senior Notes -- Optional Redemption."

CHANGE IN CONTROL                   Upon a change in control, each holder of the senior notes will have the right to require us to repurchase some or all of its senior notes at a purchase price equal to 100% of the principal amount of the senior notes plus accrued and unpaid interest, if any, to the date of purchase.  See "Description of the Notes
                                    - Senior Notes - Repurchase at the Option of Holders - Change in Control."

MANDATORY OFFER TO PURCHASE         In the event that we consummate an asset sale permitted by the senior notes indenture governing the senior notes, any proceeds in excess of $10 million will be required to be paid to the holders of senior notes to purchase the maximum amount of senior notes and other indebtedness that is pari passu to the senior notes.  The offer price to holders of senior notes will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.  See "Description of the Notes - Senior Notes - Repurchase at the
                                    Option of Holders - Asset Sales."

LISTING                             The senior notes will not be listed for trading on any national securities exchange or authorized for quotation on any automated quotation system.



                                       4

BOOK ENTRY; DELIVERY AND FORM       The senior notes initially will be held only through DTC.

ORIGINAL ISSUE DISCOUNT             For U.S. federal income tax purposes, the senior notes were issued with
                                    "original issue discount" to the extent the principal amount of such notes exceeded their issue price (basically, their fair market value at issuance).
                                    Any original issue discount generally will be required to be included in your gross income as interest on a constant yield basis over the term of the notes, regardless of your regular method of accounting for U.S. federal income tax purposes.  Accordingly, you may be required to include interest income prior to the receipt of a corresponding amount of cash.  See "Material United States
                                    Federal Income Tax Consequences - Consequences of Ownership and Disposition of
                                    Notes."

SUMMARY DESCRIPTION OF SENIOR CONVERTIBLE NOTES

SECURITIES OFFERED                  $28,776,480 aggregate principal amount of 10.0% Senior Convertible Notes due
                                    2011, plus up to $18,091,085 additional principal amount of 10.0% Senior
                                    Convertible Notes that may be issued in payment of interest on the Senior
                                    Convertible Notes we are registering.

MATURITY DATE                       March 15, 2011

INTEREST RATE                       10.0% per year on the principal amount, payable semiannually on March 15 and
                                    September 15 of each year, beginning on September 15, 2006. Interest may be paid at our option by issuance of additional senior convertible notes.

RANKING                             The senior convertible notes are:

                                    o    senior unsecured obligations of the company;

                                    o    senior in right of payment to all existing and future subordinated indebtedness of the company, including the existing notes, if any;

                                    o    effectively (but not expressly) subordinated to our existing and future secured indebtedness to the extent of the collateral securing that indebtedness and to the existing and future liabilities of our subsidiaries, which includes our senior secured credit facility and any permitted refinancings thereof; and

                                    o    pari passu in right of payment with the senior notes and any future senior indebtedness of the company.

                                    None of our subsidiaries will be obligated for the payment of our obligations under the senior convertible notes.

CONVERSION RIGHTS                   After August 15, 2006 but before the conversion rights date, the senior convertible notes are convertible, at the option of the holder prior to maturity, into approximately 2.083 shares of series B convertible preferred stock per $1,000 principal amount of senior convertible notes. In the event that a holder converts into series B convertible preferred stock, each share of such series B convertible preferred stock must be certificated. On the conversion rights date, these conversion rights into the series B convertible preferred stock will automatically change to conversion rights into approximately 1,538 shares of our common stock per $1,000 principal amount of senior convertible notes at a conversion price of $0.65 per share, subject to certain anti-dilution adjustments.  The "conversion rights date" is the first date on which each of the following has occurred:

                                       5

                                          (1)  a registration statement registering the resale of the securities by affiliates becomes effective (this registration statement is expected to satisfy this obligation); and

                                          (2)  a majority of our common shareholders have approved an increase in the amount of authorized shares of our common stock sufficient to implement fully the common stock conversion rights of the new senior convertible notes, the new series A convertible preferred stock, the new series B convertible preferred stock and the distribution of common stock under our 2006 management incentive plan.


                                    There is a risk that the shareholders may not approve the necessary increase in authorized shares, and the senior convertible notes and the shares of series B preferred stock will not become convertible into common stock.  See "Risk
                                    Factors - Risks Related to the Notes and Preferred Stock - the senior convertible notes and the shares of series B convertible preferred stock issued upon  conversion of the senior convertible notes may not all become convertible into shares of our common stock."  At our annual meeting of shareholders on
                                    August 11, 2006, our shareholders will vote on an increase in authorized shares.  However, we cannot predict the outcome of that shareholder vote.


OPTIONAL REDEMPTION                 We may not call the senior convertible notes for redemption unless the senior notes have been paid in full and the conversion rights date shall have occurred.
                                    On or after the conversion rights date and the date on which all senior notes have been paid in full, we may redeem the senior convertible notes, in whole or in part, at a redemption price of 100% of the principal amount of senior convertible notes to be redeemed, plus accrued and unpaid interest on the senior convertible notes to be redeemed to the applicable redemption date.  See
                                    "Description of the Notes -- Senior Convertible Notes -- Optional Redemption."

CHANGE IN CONTROL                   Upon a change of control, each holder of the senior convertible notes will have the right to require us to repurchase some or all of its senior convertible notes at a purchase price equal to 100% of the principal amount of the senior convertible notes plus accrued and unpaid interest to the date of purchase. See
                                    "Description of the Notes -- Senior Convertible Notes -- Repurchase at Option of
                                    Holders Upon a Change in Control."

LISTING                             The senior convertible notes will not be listed for trading on any national securities exchange or authorized for quotation on any automated quotation system.

BOOK ENTRY; DELIVERY AND FORM       The senior convertible notes initially will be held only through DTC.

ORIGINAL ISSUE DISCOUNT             Due to our ability to pay interest on the senior convertible notes in additional senior convertible notes, the senior convertible notes will be treated for
                                    U.S. federal income tax purposes as having been issued with "original issue discount" equal to at least the amount of stated interest payable over the term of the notes. Such original issue discount (inclusive of all stated interest)
                                    generally would be required to be included in your gross income on a constant yield basis over the term of the notes, regardless of your regular method of accounting for U.S. federal income tax purposes. Accordingly, you may be required to include interest income prior to the receipt of a corresponding amount of cash. See "Material United States Federal Income Tax Consequences --
                                    Consequences of Ownership and Disposition of the Notes."

                                       6

SUMMARY DESCRIPTION OF THE SERIES A CONVERTIBLE PREFERRED STOCK


SECURITIES OFFERED                57,406 shares ($6,888,720 aggregate liquidation preference) of 9.0% Senior
                                  Series A Convertible Participating Preferred Stock, plus up to $3,809,252 in additional liquidation preference resulting from adjustments that may be made in satisfaction of dividends on the Senior Series A Convertible Participating
                                  Preferred Stock we are registering.


DIVIDENDS                         Cumulative annual dividends at a rate of 9.0% of the then-effective liquidation preference per share payable in cash if and when declared (subject to accretion if undeclared, as described below), on March 15 and September 15 of each year, commencing on September 15, 2006. The liquidation preference will be increased by any dividends not declared on any dividend payment date. In addition, if any dividends or distributions are paid on the company's common stock (other than a dividend or distribution paid solely in additional shares of the company's common stock), the holders of series A convertible preferred stock will be paid dividends or distributions per share of series A convertible preferred stock in an amount equal to what such holder would have received had it converted its shares of series A convertible preferred stock into shares of common stock of the company immediately prior to the record date for the payment of such dividend or distribution.

INITIAL LIQUIDATION PREFERENCE    $120.00 per share, subject to accretion as described above.

RANKING                           The series A convertible preferred stock ranks (i) junior to all indebtedness of the company, (ii) senior to the common stock of the company with respect to dividends and amounts payable upon the liquidation or winding up of the company and to all other classes or series of the company's common equity and to all equity securities the terms of which specifically provide that such equity securities rank junior to the series A convertible preferred stock, (iii) on a parity with the series B convertible preferred stock and all other equity securities issued by the company, subject to the consent of the required holders of the series A convertible preferred stock, other than those securities described in clauses (ii) and (iv), and (iv) junior to all equity securities issued by the company, subject to the consent of the required holders of the series A convertible preferred stock, the terms of which specifically provide that such equity securities rank senior to such series A convertible preferred stock.

CONVERSION RIGHTS                 Each share of the series A convertible preferred stock is convertible, at any time, into a number of shares of common stock of the company equal to the then-effective liquidation preference thereof divided by the conversion price of
                                  $0.28405 (subject to certain anti-dilution adjustments).  The conversion price was negotiated with the Ad hoc committee composed of holders of the company's convertible notes due 2006.

OPTIONAL REDEMPTION               We may redeem the series A convertible preferred stock after the conversion rights date, in whole or in part, at the liquidation preference, together with accrued and undeclared dividends through the redemption date, at any time, subject to the prior or concurrent repayment in full of all outstanding senior notes and senior convertible notes.

MANDATORY REDEMPTION              On March 15, 2011, we must redeem all outstanding shares of series A convertible preferred stock for an amount per share equal to the then-effective liquidation preference, including any accrued and undeclared dividends from the most recent dividend payment date to the date of redemption.

                                       7

VOTING RIGHTS                     Except as otherwise required by law, each share of series A convertible preferred stock will vote on all matters with the company's common stock on an "as converted" basis.

                                  The series A convertible preferred stock will also be entitled to vote separately as a class, together with the series B convertible preferred stock, if any, and any other series of preferred stock ranking on parity with the series A convertible preferred stock, on certain matters. See "Description of Capital
                                  Stock -- 9.0% Senior Series A Convertible Participating Preferred Stock -- Voting
                                  Rights."

LISTING                           The series A convertible preferred stock will not be listed for trading on any national securities exchange or authorized for quotation on any automated quotation system.

BOOK-ENTRY; DELIVERY AND FORM     The series A convertible preferred stock initially will be held only through DTC.

CERTAIN TAX                       Certain U.S. federal income tax consequences of purchasing, owning and disposing
CONSEQUENCES                      of the series A convertible preferred stock and any common stock received upon its conversion are described in "Material United States Federal Income Tax
                                  Consequences -- Consequences of Ownership and Disposition of New Preferred Stock or
                                  Common Stock," including the potential for the receipt of constructive distributions prior to the receipt of a corresponding amount of cash.

SUMMARY DESCRIPTION OF SERIES B CONVERTIBLE PREFERRED STOCK

SECURITIES OFFERED                Up to 97,625.14 shares of 10.0% Senior Series B Convertible Participating
                                  Preferred Stock ($46,860,067.20 aggregate liquidation preference) that may be acquired upon conversion of convertible notes.

DIVIDENDS                         Cumulative annual dividends at a rate of 10.0% of the then effective liquidation preference per share payable in cash if and when declared (subject to accretion if undeclared, as described below), on March 15 and September 15 of each year, commencing on September 15, 2006. The liquidation preference will be increased by any dividends not declared on any dividend payment date. In addition, if any dividends or distributions are paid on the company's common stock (other than a dividend or distribution paid solely in additional shares of the company's common stock), the holders of series B convertible preferred stock will be paid dividends or distributions per share of series B convertible preferred stock in an amount equal to what such holder would have received had it converted its shares of series B convertible preferred stock into shares of common stock of the company immediately prior to the record date for the payment of such dividend or distribution.

INITIAL LIQUIDATION PREFERENCE    $480.00 per share, subject to accretion as described above.

RANKING                           The series B convertible preferred stock will rank (i) junior to all indebtedness of the company, (ii) senior to the common stock of the company with respect to dividends and amounts payable upon the liquidation or winding up of the company and to all other classes or series of the company's common equity and to all equity securities the terms of which specifically provide that such equity


                                       8

                                  securities rank junior to the series B convertible preferred stock, (iii) on a parity with the series A convertible preferred stock and all other equity securities issued by the company, subject to the consent of the required holders of the series B convertible preferred stock, other than those securities described in clauses (ii) and (iv), and (iv) junior to all equity securities issued by the company, subject to the consent of the required holders of the series B convertible preferred stock, the terms of which specifically provide that such equity securities rank senior to such series B convertible preferred stock.

CONVERSION RIGHTS                 Each holder of the senior B convertible preferred stock may convert each share of the senior B convertible preferred stock at any time after the conversion rights date, into a number of shares of common stock of the company equal to the then-effective liquidation preference thereof divided by the conversion price of
                                  $0.65 (subject to certain anti-dilution adjustments).  The conversion price was negotiated with the Ad hoc committee composed of holders of the company's convertible notes due 2006.

OPTIONAL REDEMPTION               We may redeem the series B convertible preferred stock only after the conversion rights date, in whole or in part, at the liquidation preference, together with accrued and undeclared dividends through the redemption date, at any time, subject to the prior or concurrent repayment in full of all outstanding senior notes and senior convertible notes.

MANDATORY REDEMPTION              On the date that is the later of (i) March 15, 2011 and (ii) 120 days after the conversion rights date, we must redeem all outstanding shares of series B convertible preferred stock for an amount per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends from the most recent dividend payment date to the date of redemption. In the event that the conversion rights date has not occurred on or before March 15, 2011, then on each semi-annual dividend payment date on and after March 15, 2011, in the event that any holder has given the company at least 60 days notice prior to such dividend payment date, we will redeem such holder's series B convertible preferred stock who gave timely notice at a price per share equal to the then-effective liquidation preference, together with accrued and undeclared dividends to the date of redemption.

VOTING RIGHTS                     Except as otherwise required by law, each share of series B convertible preferred stock will vote on all matters with the company's common stock on an "as converted" basis.

                                  The series B convertible preferred stock will also be entitled to vote separately as a class, together with the series A convertible preferred stock, if any, and any other series of preferred stock ranking on parity with the series B convertible preferred stock, on certain matters. See "Description of the Capital
                                  Stock -- 10.0% Senior Series B Convertible Participating Preferred Stock -- Voting
                                  Rights."

LISTING                           The series B convertible preferred stock will not be listed for trading on any national securities exchange or authorized for quotation on any automated quotation system.

DELIVERY AND FORM                 The series B convertible preferred stock will only be issued in certificated form.



                                       9

CERTAIN TAX                       Certain U.S. federal income tax consequences of purchasing, owning and disposing
CONSEQUENCES                      of the series B convertible preferred stock and any common stock received upon its conversion are described in "Material United States Federal Income Tax
                                  Consequences -- Consequences of Ownership and Disposition of New Preferred Stock or
                                  Common Stock," including the potential for (i) the receipt of constructive distributions prior to the receipt of a corresponding amount of cash, and
                                  (ii) shares issued on different dates (such as due to multiple conversions) having different tax characteristics of ownership.

                                  RISK FACTORS


     An investment in the securities offered by this prospectus involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to purchase the notes or our preferred or common stock. These risks and uncertainties are not the only ones we face. Others that we do not know about now, or that we do not now think are important, may impair our business or the trading price of our notes or our preferred or common stock.


                          RISKS RELATED TO OUR BUSINESS

IN FOUR OF THE FIVE ANNUAL PERIODS ENDED DECEMBER 31, 2005, WE HAVE INCURRED SIGNIFICANT LOSSES AND WE HAVE NOT GENERATED ENOUGH CASH FROM OPERATIONS TO FINANCE OUR BUSINESS.

     We have not been profitable in four of the five years in the five-year period ended December 31, 2005, and we have not generated enough cash from operations to finance our business. There is no guarantee that our cost reduction plan or attempts to increase our revenues will be successful. If we are not able to successfully reduce costs and/or increase revenues, we may not be able to operate profitability in the future or generate sufficient cash to fund our operations and pay our indebtedness.

OUR CURRENT PROJECTIONS REFLECT THAT OUR CORE ACCOUNTS PAYABLE RECOVERY AUDIT BUSINESS WILL CONTINUE TO DECLINE. THEREFORE, WE MUST SUCCESSFULLY IMPLEMENT OUR COST REDUCTION PLAN AND GROW OUR OTHER BUSINESS LINES IN ORDER TO STABILIZE AND INCREASE OUR REVENUES AND IMPROVE OUR PROFITABILITY.

     As our clients improve their systems and processes, fewer transactional errors occur. In addition, many of our clients have internal staffs that audit the same transactions before we do. As the skills, experience and resources of our clients' internal recovery audit staffs improve, they will identify more overpayments themselves and reduce our audit recovery opportunities. Based on these and other factors, we currently believe that our core accounts payable recovery audit business will continue to experience revenue declines over the long-term. In order to stabilize and increase our revenues and improve our profitability, we must successfully implement our cost reduction plan, and grow our other lines of business such as our Medicare audit work, pharmacy payment service and motor carrier freight bill audits. These other lines of business are still in the early stages of development, and there can be no guarantee that they will ultimately succeed.

WE DEPEND ON OUR LARGEST CLIENTS FOR SIGNIFICANT REVENUES, SO LOSING A MAJOR CLIENT COULD ADVERSELY AFFECT OUR REVENUES.

     We generate a significant portion of our revenues from our largest clients. For the years ended December 31, 2005, 2004, and 2003, our two largest clients accounted for approximately 13.8%, 13.8% and 12.7% of our revenues from continuing operations, respectively. If we lose any of our major clients, our results of operations could be materially and adversely affected by the loss of revenue unless we acquire new business to replace such clients.

CLIENT AND VENDOR BANKRUPTCIES AND FINANCIAL DIFFICULTIES COULD REDUCE OUR EARNINGS.

     Our clients generally operate in intensely competitive environments and, accordingly, bankruptcy filings by our clients are not uncommon. Bankruptcy filings by our large clients or the significant vendors who supply them, or unexpectedly large vendor claim chargebacks lodged against one or more of our larger clients, could have a materially adverse effect on our financial condition and results of operations. Similarly, our inability to collect our accounts receivable due to the financial difficulties of one or more of our large clients could adversely affect our financial condition and results of operations.

     If a client files for bankruptcy, we could be subject to an action to recover certain payments received in the 90 days prior to the bankruptcy filing as "preference payments." If we are unsuccessful in defending against such claims, we would be required to make unbudgeted cash payments which could strain our financial liquidity and our earnings would be reduced.

     For example, on March 30, 2005, the Fleming Post-Confirmation Trust, PCT, sued us in the bankruptcy proceeding of the Fleming Companies, a former client, in the U.S. Bankruptcy Court for the District of Delaware to recover approximately $5.5 million of alleged preferential payments. PCT subsequently amended its claims to add a claim for alleged fraudulent transfers representing approximately $2.0 million in commissions paid to us with respect to claims deducted from vendors that the client subsequently re-credited to the vendors. In early December 2005, the PCT offered to settle the case for $2 million. We countered with an offer to waive our bankruptcy claim and pay the PCT $250,000. The PCT rejected our counteroffer and the litigation is ongoing.

OUR STRATEGIC BUSINESS INITIATIVES MAY NOT BE SUCCESSFUL.

     Our objective is to build on our position as the leading worldwide provider of recovery audit services. Our strategic plan to achieve these objectives focuses on a series of initiatives designed to maintain our dedicated focus on clients and rekindle our growth. Recently, we have implemented a number of strategic business initiatives that are designed to reduce costs and stabilize revenues.

     Although we have begun to implement these initiatives, we are still in the early stages of the process. Each of the initiatives requires sustained management focus, organization and coordination over time, as well as success in building relationships with third parties. The results of the strategy and implementation will not be known until some time in the future. If we are unable to implement the strategy successfully, our results of operations and cash flows could be adversely affected. Successful implementation of the strategy may require material increases in costs and expenses.

     As part of a pilot program to use recovery auditing to recover overpayments on behalf of taxpayers, the Centers for Medicare & Medicaid Services, CMS, the federal agency that administers the Medicare program, awarded us a three-year contract, effective March 28, 2005, to provide recovery audit services in connection with the State of California's Medicare spending. We believe this contract is a significant opportunity for us, but we will have to expend substantial resources to prepare for and perform the CMS audit services and there is no guarantee that actual revenues will justify the required expenditures. Moreover, until the CMS pilot program is well underway, there will be no way to accurately predict the level of recoveries that will be achieved, and there is no guarantee that the level of recoveries will be significant. Even if CMS deems the pilot program sufficiently successful to justify further ventures, there is no guarantee that it, or any other medical claims client, will award future contracts to us.

WE MAY BE UNABLE TO PROTECT AND MAINTAIN THE COMPETITIVE ADVANTAGE OF OUR PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

     Our operations could be materially and adversely affected if we are not able to protect our proprietary software, audit techniques and methodologies, and other proprietary intellectual property rights. We rely on a combination of trade secret and copyright laws, nondisclosure and other contractual arrangements and technical measures to protect our proprietary rights. Although we presently hold U.S. and foreign registered trademarks and U.S. registered copyrights on certain of our proprietary technology, we may be unable to obtain similar protection on our other intellectual property. In addition, our foreign registered trademarks may not receive the same enforcement protection as our U.S. registered trademarks.

     Additionally, we generally enter into nondisclosure agreements with our employees, consultants, clients and potential clients. We also limit access to, and distribution of, our proprietary information. Nevertheless, we may be unable to deter misappropriation or unauthorized dissemination of our proprietary information, detect unauthorized use and take appropriate steps to enforce our intellectual property rights. Even though we take care to protect our own intellectual property, there is no guarantee that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. Moreover, although we believe that our services and products do not infringe on the intellectual property rights of others, we are also subject to the risk that someone else will assert a claim against us in the future for violating their intellectual property rights.

OUR FAILURE TO RETAIN THE SERVICES OF KEY MEMBERS OF MANAGEMENT AND HIGHLY SKILLED PERSONNEL COULD ADVERSELY IMPACT OUR CONTINUED SUCCESS.

     Our continued success depends largely on the efforts and skills of our executive officers and key employees. As such, we have entered into employment agreements with key members of management. While these employment agreements limit the ability of key employees to directly compete with us in the future, nothing prevents them from leaving our company.

     In addition, our current financial and operational condition, including, but not limited to our liquidity concerns, makes it especially challenging to attract and retain highly qualified skilled auditors in an industry where competition for skilled personnel is intense. Accordingly, our future performance also depends, in part, on the ability of our management team to work together effectively, manage our workforce, and retain highly qualified personnel.

WE RELY ON INTERNATIONAL OPERATIONS FOR SIGNIFICANT REVENUES.

     Approximately 47.2% of our revenues from continuing operations were generated from international operations in 2005. International operations are subject to numerous risks, including:

     o political and economic instability in the international markets we serve,

     o difficulties in staffing and managing foreign operations and in collecting accounts receivable,

     o fluctuations in currency exchange rates, particularly weaknesses in the British pound, the Euro, the Canadian dollar, the Mexican peso, and the Brazilian real and other currencies of countries in which we transact business, which could result in currency translations that materially reduce our revenues and earnings,

     o costs associated with adapting our services to our foreign clients' needs,

     o    unexpected changes in regulatory requirements and laws,

     o expenses and legal restrictions associated with transferring earnings from our foreign subsidiaries to us,

     o burdens of complying with a wide variety of foreign laws and labor practices,

     o business interruptions due to widespread disease, potential terrorist activities, or other catastrophes,

     o    reduced or limited protection of our intellectual property rights, and

     o    longer accounts receivable cycles.

     Because we expect a significant proportion of our revenues to continue to come from international operations, the occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations.

THE MARKET FOR PROVIDING DISBURSEMENT AUDIT SERVICES TO COMMERCIAL CLIENTS IN THE U.S. IS RAPIDLY DECLINING.

     We currently serve the substantial majority of our U.S. commercial accounts payable services clients using a disbursement audit service model that typically entails acquisition from the client of limited purchase data and an audit focus on a select few recovery categories. We believe that the market for providing disbursement audit services to commercial entities in the United States is rapidly declining.

OUR U.S. COMMERCIAL ACCOUNTS PAYABLE SERVICES BUSINESS IS SUBJECT TO PRICE PRESSURE.

     The substantial majority of our domestic commercial accounts payable services clients are currently served using a disbursement audit service model which typically entails obtaining limited purchase data from the client and an audit focus on a select few recovery categories. The disbursement audit business is highly competitive and barriers to entry are relatively low. We believe that the low barriers to entry result from limited technology infrastructure requirements, the minimal need for audit data that is difficult to extract from the client's systems, and an audit focus on a select few recovery categories. As a result of the low barriers to entry, our domestic commercial accounts payable services business is subject to intense price pressure from our competition. Such price pressure could cause our profit margins to decline and have a materially adverse effect on our business, financial condition, and results of operations.

PROPOSED LEGISLATION BY THE EUROPEAN UNION, IF ENACTED AS CURRENTLY DRAFTED, WILL HAVE A MATERIALLY ADVERSE IMPACT ON MERIDIAN'S OPERATIONS.

     The European Union has currently proposed legislation that would remove the need for suppliers to charge value-added taxes on the supply of services to clients within the European Union. It is difficult to estimate whether and/or when the proposed legislation would be enacted and implemented. Management believes that the proposed legislation, if enacted as currently drafted, when implemented would have a materially adverse impact on the results of operations of our Meridian segment and would also negatively affect our consolidated results of operations.

MERIDIAN MAY BE REQUIRED TO REPAY GRANTS RECEIVED FROM THE INDUSTRIAL DEVELOPMENT AUTHORITY.

     During the period of May 1993 through September 1999, Meridian received grants from the Industrial Development Authority of Ireland, IDA, in the sum of
1.4 million Euro ($1.7 million at December 31, 2005 exchange rates). The grants were paid primarily to stimulate the creation of 145 permanent jobs in Ireland. As a condition of the grants, if the number of permanently employed Meridian staff in Ireland falls below 145, then the grants are repayable in full. This contingency expires on September 23, 2007. As of February 28, 2006, Meridian employed 204 permanent employees in Dublin, Ireland. As discussed above, proposed EU legislation could eventually have a materially adverse impact on Meridian's results of operations. If Meridian's results of operations were to decline as a result of the enactment of that legislation, it is possible that the number of permanent employees that Meridian employs in Ireland could fall below 145 prior to September 2007. Should such an event occur, Meridian will have to repay the full amount of the grants it previously received from IDA. Because of the lengthy approval process required for the legislative proposal to become law and the requirements for numerous systems changes before implementation, management currently estimates that any impact on employment levels related to a possible change in the EU legislation will not be realized until after September 2007, if ever.

     As any potential liability related to these grants is not currently determinable, we have not included any expenses related to this matter in our financial statements. Management is monitoring this situation and if it appears probable that Meridian's permanent staff in Ireland will fall below 145 and that grants will need to be repaid to IDA, Meridian will recognize an expense at that time. Such expense could be material to Meridian's results of operations.

OUR REVENUES FROM CERTAIN CLIENTS AND VAT AUTHORITIES MAY CHANGE MARKEDLY FROM YEAR TO YEAR.

     We examine merchandise procurements and other payments made by business entities such as manufacturers, distributors and service firms. To date, services to these types of clients have tended to be either periodic (typically, every two or three years) or rotational in nature with different divisions of a given client often audited in pre-arranged annual sequences. Accordingly, revenues derived from a given client may change markedly from year to year depending on factors such as the size and nature of the client division under audit.

     Meridian's revenue recognition policy causes its revenues to vary markedly from period to period as well. Meridian defers recognition of revenues to the accounting period in which cash is both received from the foreign governmental agencies reimbursing VAT claims and transferred to Meridian's clients. The timing of reimbursement of VAT claims by the various European tax authorities with which Meridian files claims can differ significantly by country.

CHANGES IN THE COMPOSITION OF OUR SHAREHOLDER POPULATION, INCLUDING THOSE RESULTING FROM THE ISSUANCE OF PREFERRED STOCK IN THE EXCHANGE OFFER, ARE LIKELY TO LIMIT OUR ABILITY TO USE OUR NET OPERATING LOSSES.

     We have substantial tax loss and credit carryforwards for U.S. federal income tax purposes. As a result of the implementation of the exchange offer and certain other changes in the composition of our shareholder population (including purchases or sales of stock by certain 5% shareholders in sufficient amounts), we believe that our ability to use such carryforwards (and certain other tax benefits) to offset future income or tax liability will be severely limited under section 382 of the Internal Revenue Code of 1986, as amended. Under such section, our ability to use our existing tax loss and credit carryforwards (and certain other tax benefits) following an "ownership change" will be limited to an annual amount generally equal to the product of the fair market value of our stock immediately before the ownership change (subject to certain reductions) and the "long-term tax-exempt rate" in effect for the month in which the ownership change occurred.

     As a result of the exchange, our ability to utilize our pre-change carryforwards and possibly certain future deductions to offset future income will likely be limited to roughly $1.4 million or less per year, based on a trading price of our common stock of $0.53 per share. Based on our current projections, such a limitation would significantly increase our projected future tax liability if combined with the elimination of interest deductions with respect to the senior convertible notes issued in the exchange (whether due to the conversion of such notes into stock or, as discussed below, in the event of a determination that such interest was not deductible).

WE MAY NOT BE ALLOWED TO DEDUCT INTEREST WITH RESPECT TO THE SENIOR CONVERTIBLE NOTES ISSUED IN THE EXCHANGE OFFER.

     For U.S. federal income tax purposes, no deduction is allowed for interest paid or accrued with respect to convertible debt if it is substantially certain that the holders will voluntarily convert the debt into equity. The proper application of this provision in the case of the senior convertible notes is subject to varying interpretations, depending in part on facts and circumstances existing on the exchange date. We currently intend to take the position that we are entitled to interest deductions in respect of the senior convertible notes. Nevertheless, there is no assurance that the Internal Revenue Service, IRS, would not take a contrary position, or that any change in facts and circumstances would not result in us changing our position.

     In addition, even if not disallowed, any interest deductions with the respect to the senior convertible notes would cease upon an actual conversion of the senior convertible notes into stock.

FUTURE IMPAIRMENT OF GOODWILL, OTHER INTANGIBLE ASSETS AND LONG-LIVED ASSETS WOULD REDUCE OUR FUTURE EARNINGS.

     During the fourth quarter of 2005, we recorded a goodwill impairment charge of $166.0 million and an impairment charge of $4.4 million relating to our intangible trade name value. Adverse future changes in the business environment or in our ability to perform audits successfully and compete effectively in our market could result in additional impairment of goodwill, other intangible assets or long-lived assets, which could materially adversely impact future earnings. We must perform annual assessments to determine whether some portion, or all, of our goodwill, intangible assets and other long-term assets are impaired. Annual impairment testing under SFAS No. 142 could result in a determination that our goodwill or other intangible assets have been further impaired, and annual impairment testing under SFAS No. 144 could result in a determination that our other long-lived assets have been impaired. Any future impairment of goodwill, other intangible assets or long-lived assets would reduce future earnings.

WE MAY NOT BE ABLE TO CONTINUE TO COMPETE SUCCESSFULLY WITH OTHER BUSINESSES OFFERING RECOVERY AUDIT SERVICES, INCLUDING CLIENT INTERNAL RECOVERY AUDIT DEPARTMENTS.

     The recovery audit industry is highly competitive. Our principal competitors for accounts payable recovery audit services include numerous smaller firms. Because these firms tend to be privately owned, we do not have access to their financial statements, so we cannot be certain as to whether we can continue to compete successfully with our competitors. In recent years, revenues from our core accounts payable recovery audit business have declined, and are expected to continue to decline, due in part to our clients' continuing development of their own internal recovery audit capabilities. In addition, the trend toward more effective internal recovery audit departments diminishes claims available for us to identify in our recovery audits and is likely to continue to negatively impact our future revenues.

OUR ARTICLES OF INCORPORATION, BYLAWS, SHAREHOLDER RIGHTS PLAN AND GEORGIA LAW MAY INHIBIT A CHANGE OF CONTROL THAT SHAREHOLDERS MAY FAVOR.

     Our articles of incorporation and bylaws and Georgia law contain provisions that may delay, deter or inhibit a future acquisition not approved by our Board of Directors. This could occur even if our shareholders receive attractive offers for their shares or if a substantial number, or even a majority, of our shareholders believe the takeover is in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of our Board of Directors in connection with the transaction. Provisions that could delay, deter or inhibit a future acquisition include the following:

     o    a classified Board of Directors,

     o the requirement that our shareholders may only remove directors for cause,

     o specified requirements for calling special meetings of shareholders, and

     o the ability of the Board of Directors to consider the interests of various constituencies, including our employees, clients and creditors and the local community, in making decisions.

     Our articles of incorporation also permit the Board of Directors to issue shares of preferred stock with such designations, powers, preferences and rights as it determines, without any further vote or action by our shareholders. In addition, we have in place a "poison pill" shareholders' rights plan that could trigger a dilutive issuance of common stock upon substantial purchases of our common stock by a third party that are not approved by the Board of Directors. These provisions also could discourage bids for our shares of common stock at a premium and have a materially adverse effect on the market price of our common stock.

WE VIOLATED OUR DEBT COVENANTS IN THE PAST AND MAY DO SO IN THE FUTURE.

     We violated the debt covenants of our prior senior credit facility on more than one occasion. Our current senior secured credit facility requires us and our subsidiaries to comply with specified financial ratios and other performance covenants. No assurance can be provided that we will not violate the covenants of our senior credit facility in the future. If we are unable to comply with our financial covenants in the future, our lenders could pursue their contractual remedies under the credit facility, including requiring the immediate repayment in full of all amounts outstanding, if any. Additionally, we cannot be certain that, if the lenders demanded immediate repayment of any amounts outstanding, we would be able to secure adequate or timely replacement financing on acceptable terms or at all. Additionally, if the lenders accelerated repayment demand is subsequently made and we are unable to honor it, cross-default language contained in the indentures underlying our separately-outstanding senior notes and senior convertible notes due March 2011, and any of our untendered convertible notes due November 2006, could also be triggered, potentially accelerating the required repayment of those notes as well. In such an instance, there can likewise be no assurance that we will be able to secure additional financing that would be required to make such a rapid repayment.

OUR SUBSTANTIAL LEVERAGE COULD MATERIALLY ADVERSELY IMPACT OUR FINANCIAL HEALTH.

     We are highly leveraged. As of December 31, 2005, our total outstanding debt was approximately $140.9 million. As of that date, such total indebtedness was greater than our total capitalization by approximately $97.7 million. The instruments governing the notes and preferred stock issued in the restructuring and the senior credit facility allow the issuance of additional indebtedness under certain circumstances.

     Following the closing of the financial restructuring transactions in March 2006, we continue to be highly leveraged. As of March 31, 2006, we had approximately $148.6 million of outstanding debt and redeemable preferred stock and a maximum of $15.0 million of additional available borrowings under the senior secured credit facility.

     Our substantial indebtedness could adversely affect our financial health by, among other things:

     o increasing our vulnerability to adverse economic conditions or increases in prevailing interest rates, particularly with respect to any of our borrowings at variable interest rates;

     o limiting our ability to obtain any additional financing we may need to operate, develop and expand our business;

     o requiring us to dedicate a substantial portion of any cash flow from operations to service our debt, which reduces the funds available for operations and future business opportunities; and

     o potentially making us more highly leveraged than our competitors, which could potentially decrease our ability to compete in our industry.

     We will have significant interest, dividend, principal and redemption payments under the notes and preferred stock issued in the exchange offer coming due in the next five years. Our ability to make payments due on the notes and preferred stock and on our debt will depend upon our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If the cash flow from our operating activities is insufficient, we may take actions such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Some or all of these actions may not be sufficient to allow us to service our debt obligations and we could be required to file for bankruptcy. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. In addition, our credit agreements and indentures may limit our ability to take several of these actions. Our failure to generate sufficient funds to pay our debts or to undertake any of these actions successfully could materially adversely affect our business, results of operations and financial condition.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

     Our common stock is currently traded on The Nasdaq Stock Market. The trading price of our common stock has been and may continue to be subject to large fluctuations. Our stock price may increase or decrease in response to a number of events and factors, including:

     o issuance of additional common stock on exercise of conversion rights of the senior convertible notes or the convertible preferred stock,

     o    future announcements concerning us, key clients or competitors,

     o    quarterly variations in operating results and liquidity,

     o changes in financial estimates and recommendations by securities analysts,

     o    developments with respect to technology or litigation,

     o the operating and stock price performance of other companies that investors may deem comparable to our company,

     o    acquisitions and financings, and

     o    sales of blocks of stock by insiders.

     Fluctuations in the stock market, generally, also impact the volatility of our stock price. General stock market movements may adversely affect the price of our common stock, regardless of our operating performance.

WE MAY FAIL TO MAINTAIN OUR LISTING ON THE NASDAQ STOCK MARKET, AND THE VALUE OF OUR STOCK MAY BE ADVERSELY AFFECTED IF WE FAIL TO MAINTAIN SUCH LISTING.


     The closing bid price of our common stock, which is traded on The Nasdaq Stock Market, has been below $1.00 per share for more than 180 consecutive trading days. On June 14, 2006, we received notice from Nasdaq informing us that, because our common stock did not meet Nasdaq's minimum $1.00 closing bid price requirement during the 180-day period ended June 12, 2006, our common stock would be delisted on June 23, 2006, unless we requested a hearing to appeal Nasdaq's decision on or before June 21, 2006. We requested an oral hearing on June 20, 2006. As a result, we expect our common stock to remain listed on Nasdaq pending the hearing date, which has been set for August 3, 2006. We have filed a preliminary proxy with the SEC that contains, among other things, a proposal to effect a reverse stock split that should bring our common stock trading price above the Nasdaq $1.00 minimum; however, there is no guaranty that this proposal will be approved, or if approved, that it will have the results we anticipate. In addition, there is no guaranty that we will be able to continue to comply with all of the additional Nasdaq requirements or that the hearing panel will allow us to remain listed, even if the reverse stock split is approved.


     In the event that our common stock is delisted from The Nasdaq Stock Market, shares of our common stock would likely trade in the over-the-counter market on the OTC Bulletin Board or the so-called "pink sheets." Selling our common stock would be more difficult because smaller quantities of shares would likely be bought and sold and transactions could be delayed. In addition, securities analysts' and news media coverage of us may be further reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock.

IF OUR COMMON STOCK IS DEEMED A "PENNY STOCK," ITS LIQUIDITY WILL BE ADVERSELY AFFECTED.

     The market price for our common stock is currently below $1.00 per share. If the market price for our common stock remains under $1.00 per share, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make special suitability determinations for purchasers of penny stock and obtain the purchasers' written consent to the transaction prior to the sale. Also, broker-dealers must deliver disclosure schedules disclosing sales commissions and current quotations for the securities to each purchaser of a penny stock. Broker-dealers must also send monthly statements disclosing recent price information for the penny stock held in the purchaser's account as well as information regarding the limited market in penny stocks. These rules may cause some broker-dealers to choose not to deal in penny stocks, which could have an adverse effect on the price and liquidity of shares of our common stock.

ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF OUR PREFERRED STOCK AND SENIOR CONVERTIBLE NOTES AND PURSUANT TO OUR NEW MANAGEMENT INCENTIVE PLAN WILL DILUTE OUR COMMON STOCK.

     Our convertible notes and preferred stock, upon full conversion, would represent in excess of a majority of our outstanding common stock, based on the current number of shares of common stock outstanding. In addition, in order to retain key executive employees, we are adopting a new management incentive plan, pursuant to which certain senior management employees will receive phantom shares of stock that, subject to shareholder approval, will be payable in common stock. We will reserve 10% of our outstanding common stock on a fully-diluted basis, as measured on the dates of distribution, to settle phantom shares under the management incentive plan. In addition, we may need to issue additional equity securities in the future in order to execute our business plan or for other reasons, which could lead to further dilution to holders of our common stock. This dilution of our common stock could depress the price of our common stock.

                 RISKS RELATED TO THE NOTES AND PREFERRED STOCK

AN ACTIVE TRADING MARKET FOR THE NOTES AND PREFERRED STOCK MAY NOT DEVELOP, AND HOLDERS OF THE NOTES AND PREFERRED STOCK MAY NOT BE ABLE TO SELL THEIR SECURITIES WHEN THEY WANT AND, IF THEY DO SELL, THEY MAY NOT BE ABLE TO RECEIVE THE PRICE THEY WANT.

     The notes and preferred stock are not listed for trading on any national securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association, and we do not intend to apply for any such listing or quotation. We do not know the extent to which investor interest will lead to the development of a trading market for the notes or preferred stock or how liquid any such market might be. Moreover, the liquidity of any market for the securities will also depend upon the number of holders of the securities, our financial performance, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot assure investors that an active trading market will develop or, if it does, at what prices these securities may trade. Therefore, holders of the notes and preferred stock may not be able to sell the securities when they want and, if they do sell, they may not be able to receive the price they want.

THE SERIES B CONVERTIBLE PREFERRED STOCK WILL BE ISSUED ONLY IN CERTIFICATED FORM, AND EACH ISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK MAY HAVE DIFFERENT TAX CHARACTERISTICS OF OWNERSHIP.

     The series B convertible preferred stock will be issued only in certificated form. In addition, each issuance of series B convertible preferred stock upon a holder's conversion of all or part of its senior convertible notes into such stock may have a different issue price for U.S. federal income tax purposes, and thus different tax characteristics of ownership, than an issuance of such stock upon conversion of other notes. Accordingly, even if a trading market develops, each such issuance may have a separate CUSIP number and thus trade separately from other series B convertible preferred stock. See "Material United States Federal Income Tax Consequences -- Consequences of Ownership and Disposition of Preferred Stock or Common Stock."


THE SENIOR CONVERTIBLE NOTES AND THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK ISSUED UPON CONVERSION OF THE SENIOR CONVERTIBLE NOTES MAY NOT ALL BECOME CONVERTIBLE INTO SHARES OF OUR COMMON STOCK.

     The convertible notes indenture and the certificate of designation of the series B convertible preferred stock each provide that they are convertible into shares of common stock. As of June 30, 2006, the company had only 134,882,453 shares of common stock available for issuance, which is insufficient to allow for the full conversion of the senior convertible notes, the series B convertible preferred stock, the series A convertible preferred stock and the distribution of common stock under our new management incentive plan. Increasing the authorized stock will require amending the articles of incorporation, which requires shareholder approval. The company intends to increase its authorized capital stock by at least 140 million shares (subject to applicable anti-dilution adjustments) to authorize the additional shares necessary to allow for full conversion of the senior convertible notes, the series B convertible preferred stock and the distribution of common stock under the new management incentive plan. The senior convertible notes are only convertible into the series B convertible preferred stock after August 15, 2006 and prior to the conversion rights date, and the series B convertible preferred stock is not convertible into common stock until the conversion rights date.


THE SENIOR CONVERTIBLE NOTES AND THE SENIOR NOTE WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, WHICH WILL CONSTITUTE TAXABLE INCOME TO THE HOLDER OVER THE TERM OF THE NOTES.

     Both the senior convertible notes and the senior notes were issued at a discount from their principal amount. In addition, in respect of the senior convertible notes, we have the right to pay all stated interest in cash or additional notes. Consequently, the senior convertible notes and the senior notes were issued with original issue discount (or OID) for U.S. federal income tax purposes. You will be required to include any such OID (including the stated interest on the senior convertible notes) in your income as it accrues for U.S. federal income tax purposes, even if no cash payment is received by you. Any payment of stated interest on the senior convertible notes will not be separately taxable to you. In contrast, the stated interest on the senior notes will be includible as interest income by you in accordance with your regular method of accounting for U.S. federal income tax purposes. See "Material United States Federal Income Tax Consequences -- Consequences of Ownership and Disposition of the Notes."

ADJUSTMENT TO THE CONVERSION PRICE OF THE SENIOR CONVERTIBLE NOTES OR THE PREFERRED STOCK MAY RESULT IN A TAXABLE DEEMED DISTRIBUTION TO YOU.

     The conversion price of the senior convertible notes, series A convertible preferred stock and series B convertible preferred stock (if any) is subject to adjustment under certain circumstances, such as in the event of certain cash or property distributions with respect to shares of our common stock. The presence or absence of an adjustment to the conversion prices at which such notes or stock are convertible may result in constructive distributions to the holders of such securities, or in certain cases to existing common stockholders, which would be taxable similar to an ordinary distribution on stock.

OUR HOLDING COMPANY STRUCTURE RESULTS IN SUBSTANTIAL STRUCTURAL SUBORDINATION AND MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     We are a holding company and we conduct all of our operations through our subsidiaries. As a result, our ability to meet our debt service obligations, including our obligations under the notes, substantially depends upon our subsidiaries' cash flow and payment of funds to us by our subsidiaries as dividends, loans, advances or other payments. Our subsidiaries' payment of dividends or making of loans, advances or other payments may be subject to contractual restrictions or other limitations.


     The notes are also effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including our senior credit facility. At June 30, 2006, our subsidiaries had aggregate liabilities of approximately $140 million. We expect that our subsidiaries will continue to incur additional indebtedness from time to time. Any right we may have to receive assets of our subsidiaries upon their liquidation or reorganization, and your resulting rights to participate in those assets, would be effectively subordinated to the claims of our subsidiaries' creditors.

FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements and information made by us that are based on the beliefs of our respective management as well as estimates and assumptions made by and information currently available to our management. The words "could," "may," "might," "will," "would," "shall," "should," "pro forma," "potential," "pending," "intend," "believe," "expect," "anticipate," "estimate," "plan," "future" and other similar expressions generally identify forward-looking statements, including, in particular, statements regarding future services, market expansion and pending litigation. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements reflect the views of our management at the time such statements are made and are subject to a number of risks, uncertainties, estimates and assumptions, including, without limitation, in addition to those identified in the text surrounding such statements, those identified under "Risk Factors" and elsewhere in this prospectus.

     In addition, important factors to consider in evaluating such forward-looking statements include changes or developments in United States and international economic, market, legal or regulatory circumstances, changes in our business or growth strategy or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors, the actions or omissions of third parties, including suppliers, customers, competitors and United States and foreign governmental authorities, and various other factors. Should any one or more of these risks or uncertainties materialize, or the underlying estimates or assumptions prove incorrect, actual results may vary significantly and markedly from those expressed in such forward-looking statements, and there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

     Given these uncertainties, you are cautioned not to place undue reliance on our forward-looking statements. We disclaim any obligation to announce publicly the results of any revisions to any of the forward-looking statements contained in this prospectus, to reflect future events or developments.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for the quarter ended March 31, 2006 and for each of the last five fiscal years is as follows:

                                                                                                QUARTER
                                                                                                 ENDED
                                YEARS ENDED DECEMBER 31,                                       MARCH 31,
                                                                                                 2006
-----------------------------------------------------------------------------------------    --------------
                            2001          2002         2003         2004         2005
                           --------     ---------    ---------    ---------    ----------
                            1.4x          4.4x         Less         1.1x         Less            Less
                                                      than 1                    than 1           than 1
                           --------     ---------    ---------    ---------    ----------     -------------
 Deficiency in millions                               $197.9                    $204.7            $9.7
of dollars if less than 1

We define earnings as earnings (loss) before discontinued operations, extraordinary items, interest expense, amortization of discounts and premiums related to indebtedness, taxes and the estimated portion of rent expense under operating leases representative of interest. Fixed charges consist of interest expense (including amortization of discounts and premiums related to indebtedness), dividends on mandatorily redeemable preferred stock, taxes and the estimated portion of rent expenses under operating leases representative of interest.


                                 USE OF PROCEEDS

     The selling securityholders will receive all of the proceeds from the sale under this prospectus of the notes and the common stock issuable upon conversion of the notes. We will not receive any proceeds.


                           PRICE RANGE OF COMMON STOCK

     Our common stock is traded principally on The Nasdaq National Market under the symbol "PRGX." The table below sets forth for the periods presented the high and low sales prices per share for our common stock, as reported on The Nasdaq National Market.

                                                                        HIGH           LOW
                                                                    ------------- --------------
YEAR ENDED DECEMBER 31, 2004:
     First Quarter................................................     $    5.05      $    3.87
     Second Quarter...............................................          5.57           4.21
     Third Quarter................................................          6.21           4.77
     Fourth Quarter...............................................          6.13           4.85
YEAR ENDED DECEMBER 31, 2005:
     First Quarter................................................     $    5.79      $    4.20
     Second Quarter...............................................          5.15           2.75
     Third Quarter................................................          3.49           2.58
     Fourth Quarter...............................................          3.30           0.24
YEAR ENDED DECEMBER 31, 2006:
     First Quarter................................................     $    0.76      $    0.39
     Second Quarter...............................................          0.69           0.37
     Third Quarter (through July 14, 2006)........................          0.45           0.31


     As of June 30, 2006, there were 65,117,547 shares of our common stock outstanding, which were owned by 163 holders of record.

                                 DIVIDEND POLICY

     We have not paid cash dividends on our common stock since our initial public offering on March 26, 1996 and do not intend to pay cash dividends in the foreseeable future. Moreover, restrictive covenants included in our senior credit facility limit our ability to pay cash dividends.

UNAUDITED PRO FORMA FINANCIAL DATA

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements are based on, and should be read in conjunction with our consolidated financial statements as of and for the year ended December 31, 2005 and our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2006, and related notes thereto and "management's discussion and analysis of financial condition and results of operations" for each such period, all of which are incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

     The unaudited pro forma condensed financial statements give effect to the following restructuring transactions, which occurred on March 17, 2006, as if each such transaction occurred on the date at the beginning of the period indicated:

     o the tender and cancellation of $124,530,000 of the existing notes due November 2006;

     o the issuance of new senior notes, new senior convertible notes and new series A convertible preferred stock;

     o the repayment in full of the prior senior secured credit facility and bridge loan;

     o    the borrowings under the new senior secured credit facility.

     The following unaudited pro forma condensed statements of operations for the year ended December 31, 2005 and for the three months ended March 31, 2006 are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the restructuring transactions actually been consummated on the date or at the beginning of the period presented.

     The company is adopting a new management incentive plan for certain key executive officers. The management incentive plan will initially provide for payments in cash, subject to conversion into a stock-based plan upon the approval of the company's common shareholders at the next annual or special meeting called for that purpose. The unaudited pro forma condensed financial statements do not reflect any adjustments, or take into account any award grants, vesting or distributions in cash or common stock under the plan.

PRG-SCHULTZ INTERNATIONAL, INC.
--------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Statement of Operations
(Dollars in Thousands)
FISCAL YEAR ENDED DECEMBER 31, 2005                                   AS REPORTED        ADJUSTMENTS        PRO FORMA (C)
                                                                   ---------------      --------------      ---------------

Revenues                                                               $292,152         $    --                $292,152
Cost of revenues                                                        195,091              --                 195,091
                                                                   ---------------      --------------      ---------------
  Gross margin                                                           97,061              --                  97,061
Selling, general and administrative expenses                            111,439              --                 111,439
Impairment charges                                                      170,375              --                 170,375
Restructuring expense                                                    11,550              --                  11,550
                                                                   ---------------      --------------      ---------------
  Operating loss                                                       (196,303)             --                (196,303)
Interest expense                                                         (8,936)            (8,337)    (a)      (17,273)
Interest income                                                             545              --                     545
                                                                   ---------------      --------------      ---------------
  Loss from continuing operations before income taxes
    and discontinued operations                                        (204,694)            (8,337)            (213,031)

Income taxes                                                                821              --        (d)          821
                                                                   ---------------      --------------      ---------------
  Loss from continuing operations                                      (205,515)            (8,337)            (213,852)


Dividends on preferred stock                                               --                1,375     (b)        1,375
                                                                   ---------------      --------------      ---------------

  Loss from continuing operations attributable to
    common shareholders                                               ($205,515)           ($9,712)           ($215,227)
                                                                   ===============      ==============      ===============


Basic and diluted earnings (loss) per common share:
  Earnings (loss) from continuing operations                             ($3.31)                                 ($3.47)
                                                                   ===============                          ===============


Weighted-average shares outstanding:
  Basic                                                                  62,012                                  62,012
  Diluted                                                                62,012                                  62,012


(a) Represents the net change in interest expense assuming the completion of the exchange and senior credit facility transactions as of the beginning of the year.

(b) Represents the dividends accrued for the Series A convertible preferred stock.

(c) Excludes $10.1 million nonrecurring charges related to the loss on financial restructuring.

(d) Any pro forma tax effect is assumed to be offset by a change in the deferred tax asset valuation allowance.

PRG-SCHULTZ INTERNATIONAL, INC.
--------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Statement of Operations
(Dollars in Thousands)
THREE MONTHS ENDED MARCH 31, 2006                                      AS REPORTED          ADJUSTMENTS                PRO FORMA
                                                                     ----------------     ----------------          ----------------

Revenues                                                                  $65,538         $        --                    $65,538
Cost of revenues                                                           46,279                  --                     46,279
                                                                     ----------------     ----------------          ----------------
  Gross margin                                                             19,259                  --                     19,259

Selling, general and administrative expenses                               15,872                  --                     15,872
Operational restructuring expense                                             408                  --                        408
                                                                     ----------------     ----------------          ----------------
  Operating income                                                          2,979                                          2,979
                                                                                                   --

Interest expense, net                                                      (2,543)             (1,490)     (a)            (4,033)
Loss on financial restructuring                                           (10,129)             10,129      (b)                --
                                                                     ----------------     ----------------          ----------------

  Loss from continuing operations before income taxes
    and discontinued operations                                            (9,693)              8,639                     (1,054)

Income taxes                                                                  650                  --      (d)               650
                                                                     ----------------     ----------------          ----------------

  Loss from continuing operations                                         (10,343)              8,639                     (1,704)

Dividends on preferred stock                                                   49                 287      (c)               336
                                                                               --                 ---                        ---

  Loss from continuing operations attributable to
    common shareholders                                                  ($10,392)             $8,352                    ($2,040)
                                                                     ================     ================          ================

Basic and diluted earnings (loss) per common share:
  Earnings (loss) from continuing operations                               ($0.17)                                        ($0.03)
                                                                                                                    ================

Weighted-average shares outstanding:
   Basic                                                                   62,113                                         62,113
   Diluted                                                                 62,113                                         62,113


(a) Represents the net change in interest expense assuming the completion of the exchange and senior credit facility transactions as of the beginning of the period.

(b) To exclude the $10.1 million nonrecurring charges related to the loss on financial restructuring.

(c) Represents the adjustment to dividends accrued for the Series A convertible preferred stock pro forma the completion of the exchange transaction as of the beginning of the period.

(d) Any pro forma tax effect is assumed to be offset by a change in the deferred tax asset valuation allowance.

DESCRIPTION OF THE NOTES

     The senior notes and senior convertible notes were issued under indentures between us and U.S. Bank, National Association, as trustee. A copy of the indentures for each of the senior notes and senior convertible notes is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized portions of the indentures below. This summary is not complete. We urge you to read the indentures because those documents define your rights as a holder of the senior notes and senior convertible notes. You can find the definitions of certain terms used in these descriptions under the subheadings "-- Certain Definitions." Terms not defined in these descriptions have the meanings given to them in the respective indenture. In this section, the words "we," "us," "our" or "PRG" do not include any current or future subsidiary of PRG-Schultz International, Inc.

SENIOR NOTES

     GENERAL

     The Senior notes

     o    are senior unsecured obligations of PRG;

     o are senior in right of payment to all existing and future subordinated Indebtedness of PRG, including the existing notes, if any;

     o are effectively (but not expressly) subordinated to our existing and future secured Indebtedness to the extent of the collateral securing that Indebtedness, and to the existing and future liabilities of our subsidiaries, which includes our senior secured credit facility and any permitted refinancings thereof; and

     o are pari passu in right of payment with our senior convertible notes and any future senior Indebtedness of PRG.


     None of our Subsidiaries is obligated for the payment of our obligations under the senior notes. As of the date of the senior notes indenture, all of our Subsidiaries were "Restricted Subsidiaries." However, under certain circumstances, we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the senior notes indenture. As of June 30, 2006, there were $51,635,846 principal amount of senior notes outstanding.


     PRINCIPAL, MATURITY AND INTEREST


     As of June 30, 2006, senior notes in the aggregate principal amount of $51,635,846 were outstanding. The senior notes will mature on March 15, 2011, unless earlier redeemed by us or repurchased at the option of the holders upon the occurrence of a Change in Control or certain Asset Sales as described below under the subheadings "-- Optional Redemption" and "-- Repurchase at the Option of the Holders."


     The senior notes bear interest at the rate of 11.0% per annum from the date of issuance of the senior notes, or from the most recent date to which interest has been paid or provided for. Upon the occurrence of and continuance of an Event of Default, interest will accrue at a rate of 13.0% until all Events of Default have been waived or cured. Interest will be payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2006 to holders of record at the close of business on the preceding March 1 and September 1, respectively.

     Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the payment at maturity, purchase by us at the option of the holder or redemption by us of any senior notes, interest will cease to accrue on such senior notes under the terms of and subject to the conditions of the senior notes indenture.

     If any interest payment date or maturity date of a senior note or date for repurchase of a senior note at the option of the holder following a Change in Control or Asset Sale Offer is not a business day, then payment of the principal, premium, if any, and interest due on that date may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, maturity date or repurchase date, as the case may be.

     TRANSFER, PAYMENT AND FORM


     The senior notes have been issued in book-entry form and are evidenced by one or more global certificates, which we sometimes refer to as "global notes," registered in the name of Cede & Co., as nominee for The Depository Trust Company (DTC). Except in limited circumstances, holders of interests in global notes are not entitled to receive senior notes in definitive certificated form registered in their names and will not be considered registered owners or holders of the global note under the indenture for any purpose.


     Principal will be payable, and the senior notes, in certificated form, may be presented for registration of transfer and exchange, without service charge, at our office or agency in New York City, which shall initially be at the office of U.S. Bank National Association. See "-- Global Notes; Book-Entry Form."

     Payment of interest on global notes will be made to DTC or its nominee. Payment of interest on senior notes in definitive certificated form will be made against presentation of those senior notes at the agency referred to in the preceding paragraph or, at our option, by mailing checks payable to the persons entitled to that interest to their addresses as they appear in the note register. A holder of senior notes with an aggregate principal amount in excess of $5 million may be paid by wire transfer in immediately available funds at the election of such holder.

     RANKING

     The right to payment on the senior notes of principal, premium (if any), interest, and liquidated damages, if any, is senior in right of payment, as set forth in the senior notes indenture, to our notes due November 2006 and pari passu with respect to payment of all senior Indebtedness of PRG, including all of our secured Indebtedness, the senior convertible notes and all of our general unsecured obligations, whether outstanding on the date of the senior notes indenture or thereafter incurred.

     The senior notes are, however, effectively (though not expressly) subordinated to all liabilities and obligations of our Subsidiaries under our senior secured credit facility, trade payables and lease obligations, if any, and similarly are effectively subordinated to obligations of PRG under our senior secured credit facility in a principal amount not to exceed $47.5 million to the extent of our assets securing such obligations. The secured debt under our senior secured credit facility will be the obligations of PRG and most of our Subsidiaries and will be secured by liens and security interests on substantially all of our assets, including the stock of PRG's Subsidiaries and any intercompany claims PRG may have against its Subsidiaries. Any right by us to receive the assets of any of our Subsidiaries upon the liquidation or reorganization thereof, and, because the senior notes are solely the obligations of PRG, the consequent right of the holders of the senior notes to participate in these assets, will be effectively (though not expressly) subordinated to the claims of that Subsidiary's creditors including trade creditors, except to the extent that we are recognized as a creditor of such Subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by us. Moreover, PRG's only source of cash or assets, before or after an insolvency event or before or after liquidation of the Subsidiaries is from dividends on the Subsidiaries' stock, the payment of interest or principal on intercompany claims, or fees for services provided to the Subsidiaries.

     In addition, the senior notes indenture explicitly provides that the effective subordination described above shall apply even if a court at some future date determines to pierce the corporate veil between PRG and its Subsidiaries or substantively consolidate the assets and liabilities of PRG and its Subsidiaries. In such event, as between the senior secured credit facility and the senior notes, the senior secured credit facility would be entitled to receive from such consolidated entities the value it would have received through the liens on the stock of PRG's Subsidiaries (including the proceeds from any sale of such Subsidiaries) and/or the assets of such Subsidiaries as if the corporate veil had not been pierced or substantive consolidation had not been granted.

     HOLDING COMPANY STRUCTURE

     We are a holding company with no material assets other than the ownership of the Capital Stock of our Subsidiaries. Our Subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the senior notes or to make any funds available for paying such amounts, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our Subsidiaries may be subject to statutory, contractual or other restrictions and are dependent upon the earnings or financial condition of those Subsidiaries and subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our Subsidiaries.

     PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee is currently acting as paying agent and registrar for the senior notes. We may change the paying agent or registrar without prior notice to the holders of the senior notes, and PRG or any of our Subsidiaries may act as paying agent or registrar.

     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by it in connection with its duties relating to the senior notes. The trustee's claims for such payments will generally be senior to those of the holders of the senior notes in respect of all funds collected or held by the trustee.

     OPTIONAL REDEMPTION

     There is no sinking fund for the senior notes. We may redeem all or part of the senior notes at any time upon not less than 30 nor more than 60 days' prior notice at the following redemption prices plus accrued and unpaid interest on the senior notes to be redeemed to the applicable redemption date, if redeemed during the periods beginning on the Issue Date and each of the other following indicated periods, subject to the rights of holders on the relevant record date to receive interest on the relevant interest payment date:

PERIOD                                                            PERCENTAGE
--------------------------------------------------------------    --------------
Issue Date through March 14, 2007                                 104.00%
March 15, 2007 through March 14, 2008                             102.00%
March 15, 2008 and thereafter                                     100.00%

     Unless we default in the payment of the redemption price, interest will cease to accrue on the senior notes or portions thereof called for redemption on the applicable redemption date.

     If we do not redeem all of the senior notes, the trustee will select the senior notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. If any senior notes are to be redeemed in part only, a senior note or notes in principal amount equal to the unredeemed principal portion thereof will be issued.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE IN CONTROL

     If a Change in Control occurs, each holder of senior notes will have the right to require us to repurchase all of such holder's senior notes not previously called for redemption, or any portion of those senior notes that is equal to $1,000 or a whole multiple of $1,000, on the date that is 45 days (or if that 45th day is not a business day, the next succeeding business day) after the date we give notice of the Change in Control at a repurchase price equal to 100% of the principal amount of the senior notes to be repurchased, together with interest accrued and unpaid to, but excluding, the repurchase date; provided that, if such repurchase date is an interest payment date, then the interest payable on such date shall be payable to the holder of record at the close of business on the relevant record date and the repurchase price shall not include such interest payment.

     Within 30 days after the occurrence of a Change in Control, we are required to give notice to all holders of record of senior notes, as provided in the senior notes indenture, of the occurrence of the Change in Control and of their resulting repurchase right. We must also deliver a copy of our notice to the trustee. In order to exercise the repurchase right, a holder of senior notes must deliver, on or before the 45th day after the date of our notice of the Change in Control, written notice to the trustee of the holder's exercise of its repurchase right, together with the senior notes with respect to which the right is being exercised.

     A holder may withdraw the notice at any time prior to the close of business on the repurchase date by delivering a written notice of withdrawal to the trustee as provided in the senior notes indenture.

     Under the senior notes indenture, a "Change in Control" of PRG will be deemed to have occurred at such time after the original issuance of the senior notes when the following has occurred:

     o the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans;

     o our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

          (1) any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (B) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

          (2) any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of (A) common stock solely into shares of common stock of the surviving entity, (B) series A convertible preferred stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the series A convertible preferred stock has with respect to us, and (C) the series B convertible preferred stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the series B convertible preferred stock has with respect to us;

     o during any consecutive two-year, period, individuals who at the beginning of that two-year period constituted our Board of Directors (together with any new directors whose election to our Board of Directors, or whose nomination for election by our shareholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office; or

     o we are liquidated or dissolved or our shareholders pass a resolution approving a plan of liquidation or dissolution.

     Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     Rule 13e-4 under the Exchange Act requires the dissemination of information to securityholders if an issuer tender offer occurs and may apply, if the repurchase option becomes available to holders of the senior notes. We will comply with this rule to the extent applicable at that time.

     We may, to the extent permitted by applicable law, at any time purchase the senior notes in the open market or by tender at any price or by private agreement. Any senior note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

     Our ability to repurchase senior notes upon the occurrence of a Change in Control is subject to important limitations. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the senior notes that might be delivered by holders of notes seeking to exercise the repurchase right. Any failure by us to repurchase the senior notes when required following a Change in Control would result in an event of default under the senior notes indenture.

     Any such default may, in turn, cause a default under existing or other Indebtedness.

     ASSET SALES

     In the event that we consummate an Asset Sale permitted by the terms and conditions of the senior notes indenture and the aggregate amount of Excess Proceeds therefrom exceeds $10 million, within twenty business days thereof, we will make an Asset Sale Offer in accordance with the procedures set forth in the senior notes indenture to all holders of senior notes and all holders of other indebtedness that is pari passu with the senior notes containing provisions similar to those set forth in the senior notes indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of senior notes and such other pari passu indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the senior notes indenture.

     If the aggregate principal amount of the senior notes and other pari passu indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the senior notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of senior notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the senior notes indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the senior notes indenture by virtue of such compliance.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries) or to the direct or indirect holders of our or any of our Restricted Subsidiaries' Equity Interests in their capacity as such, other than

               (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of us); or

               (B) dividends or distributions by a Restricted Subsidiary; provided, that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not wholly-owned by PRG or another Restricted Subsidiary, PRG or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving PRG) any Equity Interests of PRG or any direct or indirect parent of PRG;

          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of PRG or any Restricted Subsidiary that is contractually subordinated to the senior notes (excluding any intercompany Indebtedness between or among us and any of our Restricted Subsidiaries), except (A) a payment of interest or principal at the Stated Maturity thereof or (B) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) being collectively referred to as "Restricted Payments").

     The foregoing provisions will not prohibit the following Restricted
Payments:

          (1) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of PRG) of, Equity Interests of PRG (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to us;

          (2) the redemption, repurchase or other acquisition or retirement of Indebtedness of us or any Restricted Subsidiary that is contractually subordinated to the senior notes (excluding any intercompany Indebtedness between or among us and any of our Restricted Subsidiaries) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, new Indebtedness of us which is incurred in compliance with the covenant described below under "-- Incurrence of Indebtedness and Issuance of Preferred Stock" so long as:

               (A) the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

               (B) such Indebtedness is subordinated to the senior notes at least to the same extent as such subordinated Indebtedness so redeemed, repurchased, acquired or retired,

               (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the subordinated Indebtedness being so redeemed, repurchased, acquired or retired, and

               (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (3) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement of Equity Interests of PRG held by any future, present or former employee, director or consultant of us, any of our Subsidiaries or any of our direct or indirect parents pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (3) do not exceed in any calendar year $1.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years);

          (4) repurchases of Equity Interests deemed to occur upon cashless exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or cash payments made to satisfy tax obligations in accordance with the management incentive plan; or

          (5) the repurchase, redemption or other acquisition or retirement of any subordinated Indebtedness pursuant to the provisions similar to those described under "-- Redemption at the Option of Holders -- Change in Control" and "-- Asset Sales"; provided that all senior notes tendered by holders in connection with a Change in Control or an Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3) or (5) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by our Board of Directors whose resolution with respect thereto will be delivered to the Trustee in the event that the Fair Market Value exceeds $10.0 million.

     The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by PRG and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the lesser of (i) the Fair Market Value of our Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date, determined in accordance with the preceding paragraph. Such designation will be permitted only if a payment of such amount would be permitted at such time pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the senior notes indenture.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and we will not issue any Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the foregoing restrictions shall not prohibit us and our Restricted Subsidiaries from incurring any of the following items of Indebtedness or issuances of Disqualified Stock or preferred stock (collectively, "Permitted Debt"):

          (i) Indebtedness incurred under the Credit Facilities (including the related Guarantees thereof and fees, expenses and accrued interest related thereto), the principal amount of which (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) does not exceed $47.5 million outstanding at any one time under this clause (i), less the aggregate amount of all Net Proceeds of Asset Sales applied by us or any of our Restricted Subsidiaries since the Issue Date to repay any term Indebtedness with the effect of permanently reducing such term Indebtedness and revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described under "-- Asset Sales" (it being understood that a temporary reduction of revolving credit Indebtedness with Net Proceeds pending application thereof as permitted by such covenant shall not reduce the amounts available for borrowing under this clause (i));

          (ii) the incurrence by us of Indebtedness represented by the senior notes and the senior convertible notes and, if applicable, the series A convertible preferred stock and series B convertible preferred stock;

          (iii) the issuance by any of our Restricted Subsidiaries to us or to any of our Restricted Subsidiaries of shares of preferred stock; provided, however, that:

               (A) any subsequent issuance or transfer of Capital Stock that results in any such preferred stock being held by a Person other than us or a Restricted Subsidiary; and

               (B) any sale or other transfer of any such preferred stock to a Person that is not either us or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (iii);

          (iv) the Guarantee by us or any of our Restricted Subsidiaries of Indebtedness of us or our Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

          (v) Existing Indebtedness (other than Indebtedness described in clause
     (i) above);

          (vi) Indebtedness (including Capital Lease Obligations), Disqualified Stock and preferred stock incurred by us or any of our Restricted Subsidiaries, to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (vi) does not exceed at any time in the aggregate outstanding $10.0 million;

          (vii) Indebtedness incurred by any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; provided, further, that any such Indebtedness outstanding and incurred pursuant to this clause (vii) does not exceed at any time in the aggregate outstanding $5.0 million;

          (viii) the incurrence by us or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, refinance, defease, renew or replace, any Indebtedness, Disqualified Stock or preferred stock incurred under clauses
     (ii), (v) and (vi) above, this clause (viii) and clause (ix) below or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refund, refinance, defease, renew or replace, such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith prior to its respective maturity;

          (ix) Indebtedness of us owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by us or any other Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (except to us or a Restricted Subsidiary) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the issuer thereof; and

          (x) the incurrence by us or any of the Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount at any time outstanding under this clause (x) not to exceed $7.5 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) in the immediate preceding paragraph above, we, in our sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses. For purposes of determining compliance with this covenant, at the time of incurrence, we will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

     Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     Notwithstanding the foregoing, we will not, directly or indirectly, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of PRG unless such Indebtedness is also contractually subordinated in right of payment to the senior notes on substantially identical terms.

     The amount of any Indebtedness outstanding as of any date will be:

     o the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

     o the principal amount of the Indebtedness, in the case of any other Indebtedness; and

     o in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person.

     ASSET SALES

     We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; and

          (ii) at least 75% of the consideration received in the Asset Sale by PRG or such Restricted Subsidiary is in the form of cash. For purposes of this provision (but not the definition of Net Proceeds), each of the following will be deemed to be cash:

               (A) Cash Equivalents;

               (B) any liabilities, as shown on our most recent consolidated balance sheet, of us or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the senior notes) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases us or such Restricted Subsidiary from further liability; and

               (C) any securities, notes or other obligations received by us or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by us or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.
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


     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we (or our applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at our option:

          (i) to repay or prepay Indebtedness of PRG or our Restricted Subsidiaries and, if such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

          (ii) to acquire (or enter into a definitive agreement to acquire, the closing of which is expected to occur no later than 455 days following the receipt of such Net Proceeds) all or substantially all of the assets of, or any Capital Stock of, another Person engaged in a Permitted Business (if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of PRG), or to invest in productive assets of a kind used or usable by us or our Restricted Subsidiaries in a Permitted Business.

Pending the final application of any Net Proceeds, PRG may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the senior notes indenture.

     Any net proceeds from asset sales that are not applied or invested as provided above will constitute "Excess Proceeds" to be used to repurchase all or part of the senior notes or other indebtedness that is pari passu with the senior notes. See "-- Repurchase at the Option of Holders -- Asset Sales."

     TRANSACTIONS WITH AFFILIATES

     We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of PRG (each, an "Affiliate Transaction"), unless:

          (i) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

          (ii) we deliver to the trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of our Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) of this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of PRG; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to PRG or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this covenant:

          (i) any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by us or any of our Restricted Subsidiaries for the benefit of directors, officers, employees and consultants of us or a direct or indirect parent of us and payments and transactions pursuant thereto, including without limitation, pursuant to the management incentive plan;

          (ii) transactions between or among PRG and/or our Restricted Subsidiaries;

          (iii) transactions with a Person (other than an Unrestricted Subsidiary of us) that is an Affiliate of us solely because we own, directly or through a Restricted Subsidiary, an Equity Interest in, or control, such Person;

          (iv) payment of reasonable directors' fees to Persons who are not employees of us; and

          (v) any Investment of us or any of our Restricted Subsidiaries existing on the date of the senior notes indenture and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of the senior notes indenture.

     LIMITATION ON LIENS


     We will not, and will not permit any of our Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, other than Permitted Liens, unless all payments due on the senior notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the senior notes, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the senior notes with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the senior notes.


     BUSINESS ACTIVITIES

     We will not, and will not permit any of our Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to us and our Restricted Subsidiaries taken as a whole.

     PAYMENTS FOR CONSENt

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of senior notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the senior notes indenture or the senior notes unless such consideration is offered to be paid and is paid to all holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     CONSOLIDATION, MERGERS AND SALES OF ASSETS

     PRG shall not consolidate with, merge or amalgamate with or into any other Person or convey, transfer or lease the properties and assets of PRG and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless:

          (i) either (A) PRG shall be the continuing corporation or (B) the Person (if other than PRG) formed by such consolidation or into which PRG is merged or amalgamated or the Person which acquires by conveyance, transfer or lease the properties and assets of PRG substantially as an entirety (1) shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture executed and delivered to the trustee in form reasonably satisfactory to the trustee, all of the obligations of PRG under the senior notes and the senior notes indenture;

          (ii) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

          (iii) we shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the terms of this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to us or another Subsidiary), which, if such assets were owned by us, would constitute all or substantially all of the properties and assets of us, shall be deemed to be the transfer of all or substantially all of the properties and assets of PRG.

     EVENT OF DEFAULT

     Each of the following constitutes an Event of Default under the senior notes indenture:

          (1) our failure to pay when due the principal of or premium, if any, on any of the senior notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

          (2) our failure to pay an installment of interest (including Registration Delay Payments, if any) on any of the senior notes that continues for 30 days after the date when due;

          (3) our failure to perform or observe any other term, covenant or agreement contained in the senior notes or the senior notes indenture for a period of 30 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the senior notes then outstanding;

          (4) our failure to give the notice required by the senior notes indenture regarding any Change in Control or Asset Sale Offer within the time period prescribed by the senior notes indenture after the occurrence of such Change in Control or Asset Sale;

          (5) (A) one or more defaults in the payment of principal of or premium, if any, on any of our or our Restricted Subsidiaries' indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have cured or waived within a thirty day period after the date of such default or (B) any of our or our Restricted Subsidiaries' indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required payment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a thirty day period after the date of such acceleration;

          (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million rendered against us or any of our Restricted Subsidiaries and not stayed, bonded or discharged within 60 days;

          (7) certain events of our bankruptcy, insolvency or reorganization or that of any Significant Subsidiaries, including our filing of a voluntary petition seeking liquidation, reorganization arrangement, readjustment of debts or for any other relief under the federal bankruptcy code; or

          (8) one or more defaults under the convertible notes indenture with respect to the senior convertible notes should have occurred and be continuing.

     The senior notes indenture provides that the trustee shall, within 90 days of the occurrence of an Event of Default, give to the registered holders of the senior notes notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any of the senior notes when due or in the payment of any redemption or repurchase obligation.

     If an Event of Default specified in clause (7) above occurs and is continuing, then automatically the principal of all the senior notes and the accrued and unpaid interest thereon shall become immediately due and payable. If an Event of Default shall occur and be continuing, other than with respect to clause (7) above, the default not having been cured or waived as provided under "-- Modifications and Waiver" below, the trustee or the holders of at least 25% in aggregate principal amount of the senior notes then outstanding may declare the senior notes due and payable at their principal amount together with accrued and unpaid interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of senior notes by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the senior notes then outstanding upon the conditions provided in the senior notes indenture.

     The senior notes indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of senior notes before proceeding to exercise any right or power under the senior notes indenture at the request of such holders. The senior notes indenture provides that, subject to certain limitations, the holders of a majority in aggregate principal amount of the senior notes then outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

     We will be required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the senior notes indenture.

     MODIFICATIONS AND WAIVER

     The senior notes indenture, including the terms and conditions of the senior notes, may be modified or amended by us and the trustee, without the consent of the holder of any senior note, for the purposes of, among other things:

     o adding to our covenants for the benefit of the holders of senior notes;

     o    surrendering any right or power conferred upon us;

     o complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

     o curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in the senior notes indenture;

     o complying with the covenant described under "-- Consolidations, Mergers and Sales of Assets;" or

     o adding or modifying any other provisions which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of senior notes.

     Modifications and amendments to the senior notes indenture or to the terms and conditions of the senior notes may also be made, and noncompliance by us may be waived, with the written consent of the holders of at least a majority in aggregate principal amount of the senior notes at the time outstanding or by the adoption of a resolution at a meeting of holders at which a quorum is present by at least a majority in aggregate principal amount of the senior notes represented at the meeting.

     However, no such modification, amendment or waiver may, without the written consent of the holder of each senior note affected:

     o change the maturity of the principal of or any installment of interest on (including Registration Delay Payments, if any), any senior note, including payment of Registration Delay Payments, if any;

     o reduce the principal amount of, or any premium, if any, on any senior note;

     o reduce the interest rate or interest on (including Registration Delay Payments, if any), any senior note;

     o change the currency of payment of principal of, premium, if any, or interest of any senior note;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any senior note; or

     o reduce the percentage in aggregate principal amount of senior notes outstanding necessary to modify or amend the senior notes indenture or to waive any past default.

     SATISFACTION AND DISCHARGE

     We may discharge our obligations under the senior notes indenture while senior notes remain outstanding, subject to certain conditions, if:

     o all outstanding senior notes will become due and payable at their scheduled maturity within 60 days; or

     o all outstanding senior notes are scheduled for redemption within 60 days;

and, in either case, we have deposited with the trustee for the purpose of making such principal or redemption payment an amount sufficient to pay and discharge all outstanding senior notes on the date of their scheduled maturity or the scheduled date of redemption.

     GOVERNING LAW

     The senior notes indenture and the senior notes are governed by, and construed in accordance with, the law of the State of New York.

     INFORMATION CONCERNING THE TRUSTEE

     U.S. Bank National Association, as trustee under the senior notes indenture, has been appointed by us as paying agent and registrar with regard to the senior notes. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

     CERTAIN DEFINITIONS

     Set forth below are certain of the defined terms used in the covenants and other provisions of the senior notes indenture. Reference is made to the senior notes indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means:

          (i) the sale, lease, conveyance or other disposition of any property or assets of PRG or any Restricted Subsidiary; or

          (ii) the issuance of Equity Interests in PRG or in any of PRG's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (a) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

          (b) a transfer of assets between or among PRG and its Restricted Subsidiaries;

          (c) an issuance of Equity Interests by a Restricted Subsidiary of PRG to PRG or to a Restricted Subsidiary of PRG;

          (d) the licensing on a non-exclusionary basis of intellectual property or other general intangibles to third persons on customary terms as determined by the Board of Directors in good faith and the ordinary course of business;

          (e) the sale or disposition in the ordinary course of business of any property or equipment that has become damaged, worn-out or obsolete, in the ordinary course of business;

          (f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property for use in a Permitted Business;

          (g) the sale or other disposition of cash or Cash Equivalents;

          (h) a Restricted Payment that does not violate the covenant set forth under "-- Certain Covenants -- Restricted Payments" or A Permitted Investment;

          (i) the sale, lease, sub-lease, license, sub-license, consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

          (j) the creation of a Lien (but not the sale or other disposition of property subject to such Lien); or

          (k) the sale of all or substantially all of the assets of PRG and its Subsidiaries in compliance with the covenant described under "-- Certain Covenants -- Consolidations, Mergers and Sales of Assets."

     "Board of Directors" means either the Board of Directors of PRG or any duly authorized committee of such board.

     "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of PRG to be in full force and effect on the date of such certification, shall have been delivered to the Trustee."

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Cash Equivalents" means:

          (i) United States dollars;

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 360 days from the date of acquisition;

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better at the time of acquisition;

          (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

          (v) commercial paper having at the time of acquisition one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and, in each case, maturing within nine months after the date of acquisition;

          (vi) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of

          (vii) acquisition thereof and at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;


          (viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (6) of this definition; and

          (ix) local currencies held by PRG or any of its Restricted Subsidiaries, from time to time in the ordinary course of business and consistent with past practice.


     "Common Stock" means the Common Stock, without par value, of PRG authorized on the Issue Date or any stock of any class of Capital Stock of a successor to PRG which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such successor to PRG.

     "Credit Agreement" means the Credit Agreement, dated as of March 17, 2006, by and among PRG-Schultz USA, Inc., as borrower, PRG and certain Subsidiaries, as guarantors, and Ableco Finance LLC, as lender and agent thereunder.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), substituted or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

     "Default" or "default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the senior notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require PRG to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that PRG may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant set forth under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the senior notes indenture will be the maximum amount that PRG and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of PRG and its Restricted Subsidiaries in existence on the Issue Date.

     "Existing Notes" means PRG's existing 4(3)/4% Convertible Subordinated Notes due 2006.

     "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of PRG (unless otherwise provided in the senior notes indenture).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, contingent or otherwise, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designated for the purpose of fixing, hedging or swapping interest rate risk;

          (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

     "Holder" means a person in whose name a senior note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication:

          (i) all indebtedness, obligations and other liabilities, contingent or otherwise, of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, if and to the extent such obligations, liabilities or indebtedness would appear as a liability of such Person on a balance sheet prepared in accordance with GAAP, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

          (ii) all obligations of such Person evidenced by bonds, credit or loan agreements, notes, debentures or other similar instruments;

          (iii) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), if and to the extent such obligations, liabilities or indebtedness would appear as a liability of such Person on a balance sheet prepared in accordance with GAAP, but excluding trade payables arising in the ordinary course of business;

          (iv) all obligations and liabilities, contingent or otherwise, in respect of Capital Lease Obligations of such Person;

          (v) all Hedging Obligations of such Person;

          (vi) all indebtedness referred to in (but not excluded from) the preceding clauses (i) through (v) of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

          (vii) all guarantees by such Person of indebtedness referred to in this definition or of any other Person; and

          (viii) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vii) above.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the senior notes.

     "Interest Rate" means 11.0% per annum.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates of such Person) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and
(ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers' compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If PRG or any Restricted Subsidiary of PRG sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of PRG such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of PRG, PRG will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of PRG's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described under "-- Certain Covenants -- Restricted Payments." Except as otherwise provided in the senior notes indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

     "Issue Date" of any senior note means March 17, 2006.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, security interest).

     "Net Proceeds" means the aggregate cash proceeds received by PRG or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration, including Designated Non-cash Consideration, received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, appraisal and insurance adjuster fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness unless there is a required reduction in commitments, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by PRG or a Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any reserves for adjustment in respect of the sale price of such asset established in accordance with GAAP, and (4) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither PRG nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of PRG or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3) as to which (a) the explicit terms provide that there is no recourse against any assets of PRG or any of its Restricted Subsidiaries or
     (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of PRG or any of its Restricted Subsidiaries.

     "Permitted Business" means any business engaged in by PRG or any of its Restricted Subsidiaries on the Issue Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which PRG and its Restricted Subsidiaries are engaged on the Issue Date.

     "Permitted Investments" means:

          (1) any Investment in PRG or in a Restricted Subsidiary of PRG;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by PRG or any Restricted Subsidiary of PRG in a Person, if as a result of such Investment:

               (A) such Person becomes a Restricted Subsidiary of PRG; or

               (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PRG or a Restricted Subsidiary of PRG;

          (4) any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant set forth under "-- Certain Covenants -- Assets Sales" hereof or (b) a sale or other disposition of assets not constituting an Asset Sale;

          (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of PRG or a direct or indirect parent of PRG;

          (6) any Investment acquired by PRG or any of its Restricted
     Subsidiaries:

               (A) in exchange for any other Investment or accounts receivable held by PRG or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person or the good faith settlement of delinquent obligations of a Person or of a litigation, arbitration or other dispute, or

               (B) as a result of a foreclosure by PRG or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7) Investments represented by Hedging Obligations;

          (8) repurchases or redemptions of the senior convertible notes, the existing notes due November 2006 and the senior notes;

          (9) repurchases or redemptions of PRG's Series A Preferred Stock or Series B Preferred Stock;

          (10) any Investment of PRG or any of its Restricted Subsidiaries existing on the date of the senior notes indenture and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of the senior notes indenture;

          (11) Guarantees otherwise permitted by the terms of the senior notes indenture;

          (12) receivables owing to PRG or any Restricted Subsidiary, prepaid expenses, and deposits, if created, acquired or entered into in the ordinary course of business;

          (13) payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (14) Investments resulting from the acquisition of a Person, otherwise permitted by the senior notes indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person; and

          (15) Investments in a Permitted Business having an aggregate Fair Market Value outstanding at any one time not to exceed $10.0 million.

     "Permitted Liens" means:

          (1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings;

          (2) Liens in respect of property of PRG or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords' and mechanics' Liens, maritime Liens and other similar Liens arising in the ordinary course of business;

          (3) Liens securing Existing Indebtedness on property of PRG or any Restricted Subsidiary existing on the Issue Date;

          (4) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not
     (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of PRG and its Restricted Subsidiaries at such real property;

          (5) Liens arising out of judgments or awards not resulting in an Event of Default and in respect of which PRG or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

          (6) Liens (other than any Lien imposed by the United States Employee Retirement Income Security Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or
     (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

          (7) Leases with respect to the properties of PRG or any Restricted Subsidiary, in each case entered into in the ordinary course of PRG or Restricted Subsidiary's business, so long as they do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of PRG's and the Restricted Subsidiaries and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

          (8) Liens securing the Indebtedness (including all obligations in respect thereof) described in clause (i) under the definition of Permitted Debt under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and HedginG Obligations, subject to the limitations set forth in clause (x) under the definition of Permitted Debt under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," payable to any lender or holder of such Indebtedness or an Affiliate thereof to the extent such Hedging Obligations are secured by Liens on assets also securing such Indebtedness (including all obligations in respect thereof);

          (9) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by PRG or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices;


          (10) Liens securing Indebtedness incurred pursuant to clause (vi) of the definition of Permitted Debt under the covenant "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that (i) the Indebtedness secured bY any such Lien (including refinancings thereof) does not exceed 100% of the cost (including fees and premiums in connection with such transactions) of the property being acquired, leased or otherwise financed at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of PRG or any Restricted Subsidiary;


          (11) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by PRG or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (12) Liens securing Acquired Debt (and any Permitted Refinancing Indebtedness which refinances such Acquired Debt) incurred in accordance with the definition of Permitted Debt under the covenant "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that (i) such Liens secured the Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by PRG or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Debt by PRG or a Restricted Subsidiary and
     (ii) such Liens do not extend to or cover any property of PRG or its Restricted Subsidiaries other than the property that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of PRG or Restricted Subsidiary;

          (13) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade-secrets, know-how and processes, granted by PRG or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of PRG and its Restricted Subsidiaries;

          (14) Liens in favor of PRG or any Restricted Subsidiary;

          (15) Liens on Equity Interests in any Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiary;

          (16) Liens securing Permitted Refinancing Indebtedness; provided that the terms of such Liens are not less favorable to the Holders in any material respect, taken as a whole, as compared to the terms of the Liens (if any) securing such refinanced Indebtedness;

          (17) Liens extending, renewing or replacing, in whole or in part, any of the Liens referred to above, so long as that Lien does not extend to any other property (other than improvements, accessions, proceeds or dividends or distributions with respect thereto); and

          (18) Liens securing Indebtedness incurred pursuant to clause (x) of the definition of Permitted Debt under the covenant "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Permitted Refinancing Indebtedness" means:

          (i) any Indebtedness of any of PRG or its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of any of PRG's or its Restricted Subsidiaries; provided that:

               (A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including the amount of any reasonably determined premium and defeasance costs, incurred in connection therewith and other amounts necessary to accomplish such refinancing);

               (B) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

               (C) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the senior notes, such Permitted Refinancing Indebtedness and is subordinated in right of payment to the senior notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (ii) any Disqualified Stock of PRG or preferred stock of any of PRG's Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, refund, replace, defease or discharge other Indebtedness or Disqualified Stock of PRG or preferred stock of any of PRG's Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by PRG or any of its Restricted Subsidiaries including intercompany Indebtedness); provided that:

               (A) the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest or dividends thereon and the amount of any reasonably determined premium incurred in connection therewith);

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

               (B) such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged; and

               (C) such Permitted Refinancing Indebtedness is subordinated in right of payment to the senior notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged.

     "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

     "principal" of a Note means the principal amount due on the Stated Maturity of the principal payment of such senior note as set forth on the face of the senior note.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Issue Date, by and among PRG and certain holders listed on Exhibit A thereto.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Series A Convertible Preferred Stock" means PRG's Senior Series A Convertible Participating Preferred Stock.

     "Series B Convertible Preferred Stock" means PRG's Senior Series B Convertible Participating Preferred Stock.

     "Significant Subsidiary" means a Subsidiary of PRG, including its Subsidiaries, which meets any of the following conditions:

          (i) PRG's and its other Subsidiaries' Investments in and advances to the Subsidiary exceed 10.0% of the total assets of PRG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

          (ii) PRG's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10.0% of the total assets of PRG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

          (iii) PRG's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10.0% of such income of PRG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.


     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the senior notes indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.


     "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by PRG, by one or more Subsidiaries of PRG or by PRG and one or more Subsidiaries of PRG, (ii) a partnership in which PRG or a Subsidiary of PRG holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which PRG, a Subsidiary of PRG or PRG and one or more Subsidiaries of PRG, directly or indirectly, at the date of determination, has
(x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "Unrestricted Subsidiary" means any Subsidiary of PRG that is designated by the Board of Directors of PRG as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

          (i) has no Indebtedness other than Non-Recourse Debt;

          (ii) except as permitted by the covenant described under "-- Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with PRG or any Restricted Subsidiary of PRG unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to PRG or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PRG;

          (iii) is a Person with respect to which neither PRG nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PRG or any of its Restricted Subsidiaries unless such Guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.

     The Board of Directors of PRG may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

     Notice of any such designation by the Board of Directors of PRG shall be provided by PRG to the Trustee by promptly filing with the Trustee a copy of the resolution adopted by the Board of Directors of PRG giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions, as applicable.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (ii) then outstanding principal amount of such Indebtedness.

SENIOR CONVERTIBLE NOTES

     GENERAL

     The senior convertible notes

     o    are senior unsecured obligations of PRG;

     o are senior in right of payment to all existing and future subordinated Indebtedness of PRG, including the existing notes, if any;

     o are effectively (but not expressly) subordinated to our existing and future secured Indebtedness to the extent of the collateral securing that Indebtedness, and to the existing and future liabilities of our Subsidiaries, including our senior secured credit facility; and

     o are pari passu in right of payment with the senior notes and any future senior Indebtedness of PRG.

     None of our Subsidiaries will be obligated for the payment of our obligations under the senior convertible notes.

     PRINCIPAL, MATURITY AND INTEREST


     There were senior convertible notes in the aggregate principal amount of $59,774,400 million outstanding as of June 30, 2006.


     The senior convertible notes will mature on March 15, 2011, unless earlier redeemed by us, repurchased at the option of the holders upon the occurrence of a Change in Control described below under the subheadings "-- Optional Redemption" and "-- Repurchase at the Option of the Holders Upon a Change in Control," or converted into shares of series B convertible preferred stock or common stock.

     The senior convertible notes bear interest at the rate of 10.0% per annum from the date of issuance of the senior convertible notes, or from the most recent date to which interest has been paid or provided for. Interest will be payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2006 to holders of record at the close of business on the preceding March 1 and September 1, respectively.

     Interest on the senior convertible notes shall be paid either in cash or, at the election of PRG, in the form of additional senior convertible notes of like tenor and issued to the holder in the amount of such interest payable on such interest payment date.

     Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the payment at maturity, purchase by us at the option of the holder or redemption by us of any senior convertible notes, interest will cease to accrue on such senior convertible notes under the terms of and subject to the conditions of the senior convertible notes indenture.

     If any interest payment date or maturity date of a senior convertible note or date for repurchase of a senior convertible note at the option of the holder following a Change in Control is not a business day, then payment of the principal, premium, if any, and interest due on that date may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, maturity date or repurchase date, as the case may be.

     TRANSFER, PAYMENT AND FORM


     The senior convertible notes have been issued in book-entry form and are evidenced by one or more global certificates, which we sometimes refer to as "global notes," registered in the name of Cede & Co., as nominee for The Depository Trust Company (DTC). Except in limited circumstances, holders of interests in global notes are not entitled to receive senior notes in definitive certificated form registered in their names and will not be considered registered owners or holders of the global note under the indenture for any purpose.


     Principal is payable, and the senior convertible notes, in certificated form, may be presented for registration of transfer and exchange, without service charge, at our office or agency in New York City, which shall initially be at the office of U.S. Bank National Association. See "-- Global Notes; Book-Entry Form."

     Payment of interest on global notes will be made to DTC or its nominee. Payment of cash interest on senior convertible notes in definitive certificated form will be made against presentation of those senior convertible notes at the agency referred to in the preceding paragraph or, at our option, by mailing checks payable to the persons entitled to that interest to their addresses as they appear in the note register. A holder of senior convertible notes with an aggregate principal amount in excess of $5 million may be paid by wire transfer in immediately available funds at the election of such holder. Payment of interest in the form of additional senior convertible notes will be made in respect of global notes by increasing the principal amount thereof, and in respect of senior convertible notes in definitive certificated form by issuance of additional senior convertible notes in definitive certificated form payable to the persons entitled to that interest at their address as they appear in the note register or against presentation of those senior convertible notes at the agency referred to in the preceding paragraph.

     RANKING

     The right to payment on the senior convertible notes of principal, premium (if any), interest, and liquidated damages, if any, is senior in right of payment, as set forth in the convertible notes indenture, to the existing notes due November 2006 and pari passu with respect to payment of all senior Indebtedness of PRG, including all of our secured Indebtedness, the senior notes and all of our general unsecured obligations, whether outstanding on the date of the senior convertible notes indenture or thereafter incurred.

     The senior convertible notes are, however, effectively (though not expressly) subordinated to all liabilities and obligations of our Subsidiaries under our senior secured credit facility, trade payables and lease obligations, if any, and similarly are effectively subordinated to obligations of PRG under our senior secured credit facility in a principal amount not to exceed $47.5 million to the extent of our assets securing such obligations. The secured debt under our senior secured credit facility is the obligation of PRG and most of our Subsidiaries and is secured by liens and security interests on substantially all of our assets, including the stock of PRG's Subsidiaries and any intercompany claims PRG may have against its Subsidiaries. Any right by us to receive the assets of any of our Subsidiaries upon the liquidation or reorganization thereof, and, because the senior notes are solely the obligations of PRG, the consequent right of the holders of the senior convertible notes to participate in these assets, will be effectively (though not expressly) subordinated to the claims of that Subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such Subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by us. Moreover, PRG's only source of cash or assets, before or after an insolvency event or before or after liquidation of the Subsidiaries is from dividends on the Subsidiaries' stock, the payment of interest or principal on intercompany claims, or fees for services provided to the Subsidiaries.

     In addition, the convertible notes indenture explicitly provides that the effective subordination described above shall apply even if a court at some future date determines to pierce the corporate veil between PRG and its Subsidiaries or substantively consolidate the assets and liabilities of PRG and its Subsidiaries. In such event, as between the senior secured credit facility and the senior convertible notes, the senior secured credit facility would be entitled to receive from such consolidated entities the value it would have received through the liens on the stock of PRG's Subsidiaries (including the proceeds from any sale of such Subsidiaries) and/or the assets of such Subsidiaries as if the corporate veil had not been pierced or substantive consolidation had not been granted.

     HOLDING COMPANY STRUCTURE

     We are a holding company with no material assets other than the ownership of the Capital Stock of our Subsidiaries. Our Subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the senior convertible notes or to make any funds available for paying such amounts, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our Subsidiaries may be subject to statutory, contractual or other restrictions and are dependent upon the earnings or financial condition of those Subsidiaries and subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our Subsidiaries.

     PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee is currently acting as paying agent and registrar for the senior convertible notes. We may change the paying agent or registrar without prior notice to the holders of the senior convertible notes, and PRG or any of our Subsidiaries may act as paying agent or registrar.

     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by it in connection with its duties relating to the senior convertible notes.


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

The trustee's claims for such payments will generally be senior to those of the holders of the senior convertible notes in respect of all funds collected or held by the trustee.

     RESTRICTIVE COVENANTS

     The convertible notes indenture does not contain any covenants or other provisions to afford protection to holders of the senior convertible notes in the event of a highly leveraged transaction or a Change in Control of PRG except to the extent described under "-- Repurchase at Option of Holders Upon a Change in Control" below.

     CONVERSION RIGHTS


     The senior convertible notes are convertible, at the option of the holder prior to maturity, from and after the earlier of (i) the conversion rights date, or (ii) the B Conversion Date as set forth below.

     In the event that the B Conversion Date has occurred but not the conversion rights date, the senior convertible notes shall only be convertible into shares of the series B convertible preferred stock, and holders of the senior convertible notes may convert any outstanding senior convertible notes, or portions thereof, into series B convertible preferred stock, at a conversion rate of approximately 2.083 shares of series B convertible preferred stock per $1,000 principal amount of senior convertible notes. The shares of series B convertible preferred stock are issuable only by certificate in definitive form to any such holder and it is expected that the liquidity of such class of our preferred stock will be significantly limited. See "Description of Capital Stock -- Preferred Stock -- 10.0% Senior Series B Convertible Preferred Stock" and "Risk Factors -- Risks Related to the Exchange Offer."

     From and after the conversion rights date, the senior convertible note shall be convertible only into shares of our common stock at an initial conversion price of $0.65 per share of common stock. The initial conversion price provides an initial conversion rate of 1538.462 shares of common stock per $1,000 principal amount of senior convertible notes, subject to adjustment as described below. Holders may convert the senior convertible notes only in denominations of $1,000 and whole multiples of $1,000. Except as described below, no payment or other adjustment will be made on conversion of any senior convertible notes for interest accrued thereon or for dividends on common stock.

     "conversion rights date" shall mean the first date on which both (1) the Registration Statement has been declared effective and (2) PRG's common shareholders have approved an increase in the aggregate authorized shares of our common stock in an amount of at least 140 million shares (subject to adjustment for any stock split, dividend, reclassification or other change in the number of outstanding shares of our common stock prior to such date).


     "B Conversion Date" shall mean August 15, 2006.

     If senior convertible notes are converted after a record date for an interest payment but prior to the next interest payment date, those senior convertible notes, other than senior convertible notes called for redemption, will receive interest payable on such senior convertible notes on the corresponding interest payment date notwithstanding the conversion. Such senior convertible notes, upon surrender, must be accompanied by funds equal to the interest payable to the record holder on the next interest payment date on the principal amount so converted. No payment will be required from a holder if we exercise our right to redeem such notes on a redemption date that occurs after a record date and on or prior to the third business day after that interest payment date. We are not required to issue fractional shares of either series B convertible preferred stock or common stock, as applicable, upon conversion of senior convertible notes and instead will pay a cash adjustment in an amount equal to the same fraction of the conversion price at the time of such payment. In the case of senior convertible notes called for redemption, conversion rights will expire at the close of business on the business day preceding the date fixed for redemption, unless we default in the payment of the redemption price.

     A holder may exercise the right of conversion by delivering the senior convertible note to be converted, duly endorsed or assigned as provided in the indenture, to the specified office of a conversion agent, with a completed notice of conversion, together with any funds that may be required as described in the preceding paragraph. The conversion date will be the date on which the senior convertible notes, the notice of conversion and any required funds have been so delivered. A holder delivering a senior convertible note for conversion will not be required to pay any taxes or duties relating to the issuance or delivery of the series B convertible preferred stock or common stock, as applicable, for such conversion, but will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the series B convertible preferred stock or common stock in a name other than the holder of the senior convertible note. Certificates representing shares of series B convertible preferred stock or common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

     The initial conversion price for conversions to common stock will be adjusted for certain future events, including:

          (i) the issuance of our common stock as a dividend or distribution on our common stock;

          (ii) certain subdivisions and combinations of our common stock;

          (iii) the issuance to all holders of our common stock of certain rights, options or warrants to purchase our common stock or securities convertible into our common stock (or having a conversion price per share) less than the lower of the current market price (as defined in the indenture) of our common stock or the conversion price then in effect;

          (iv) the dividend or other distribution to all holders of our common stock of shares of our capital stock or the capital stock of any of our subsidiaries, other than our common stock, or evidences of our Indebtedness or our assets, including securities, but excluding (a) those rights, options and warrants referred to in clause (iii) above, (b) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the third succeeding paragraph below or (c) dividends or distributions paid exclusively in cash;

          (v) dividends or other distributions consisting exclusively of cash to all holders of our common stock excluding any cash that is distributed upon a reclassification or change of our common stock, merger, consolidation, statutory share exchange, combination, sale or conveyance as described in the third succeeding paragraph below or as part of a distribution referred to in clause (iv) above to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration paid for any tender or exchange offers by us or any of our subsidiaries for our common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of our market capitalization on the record date for such distribution; market capitalization is the product of then current market price of our common stock and the number of shares of our common stock then outstanding; and

          (vi) the purchase of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries which involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer or exchange offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding such tender offer or exchange offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in clause (5) above to all holders of our common stock within 12 months preceding the expiration of that tender offer or exchange offer for which no adjustment has been made, exceeds 10% of our market capitalization on the expiration of such tender offer or exchange offer.

     In the event that we pay a dividend or make a distribution on shares of our common stock consisting of capital stock of, or similar equity interests in, as described in clause (iv) above, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on The Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted.

     No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

     In the case of:

     o any reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

     o    a consolidation, merger or combination involving us;

     o a sale or conveyance to another corporation of all or substantially all of our property and assets; or

     o    any statutory share exchange;

in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, the holders of the senior convertible notes then outstanding will be entitled thereafter to convert such senior convertible notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification or change of our common stock, consolidation, merger, combination, sale, conveyance or statutory share exchange had such notes been converted into our common stock immediately prior to such transaction. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

     If a taxable distribution to holders of our common stock or transaction occurs which results in any adjustment of the conversion price, the holders of senior convertible notes may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of common stock. See "United States Federal Income Tax Considerations."


     In addition to the foregoing, we will be prohibited from making certain dilutive or other changes in our series B convertible preferred stock prior to the conversion rights date.


     OPTIONAL REDEMPTION


     There is no sinking fund for the senior convertible notes. We may not call the senior convertible notes for redemption unless both of (1) the senior notes have been paid in full and (2) the conversion rights date shall have occurred (the "Optional Redemption Conditions"). On or after the first date on which the Optional Redemption Conditions have occurred, we may redeem all or part of the senior convertible notes at any time upon not less than 30 nor more than 60 days' prior notice at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.


     Unless we default in the payment of the redemption price, interest will cease to accrue on the senior convertible notes or portions thereof called for redemption on the applicable redemption date.

     If we do not redeem all of the senior convertible notes, the trustee will select the senior convertible notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. If any senior convertible notes are to be redeemed in part only, a senior convertible note or notes in principal amount equal to the unredeemed principal portion thereof will be issued.

     REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE IN CONTROL

     If a Change in Control occurs, each holder of senior convertible notes will have the right to require us to repurchase all of such holder's senior convertible notes not previously called for redemption, or any portion of those senior convertible notes that is equal to $1,000 or a whole multiple of $1,000, on the date that is 45 days (or if that 45th day is not a business day, the next succeeding business day) after the date we give notice of the Change in Control at a repurchase price equal to 100% of the principal amount of the senior convertible notes to be repurchased, together with interest accrued and unpaid to, but excluding, the repurchase date; provided that, if such repurchase date is an interest payment date, then the interest payable on such date shall be payable to the holder of record at the close of business on the relevant record date and the repurchase price shall not include such interest payment.

     Within 30 days after the occurrence of a Change in Control, we are required to give notice to all holders of record of senior convertible notes, as provided in the convertible notes indenture, of the occurrence of the Change in Control and of their resulting repurchase right. We must also deliver a copy of our notice to the trustee. In order to exercise the repurchase right, a holder of senior convertible notes must deliver, on or before the 45th day after the date of our notice of the Change in Control, written notice to the trustee of the holder's exercise of its repurchase right, together with the senior convertible notes with respect to which the right is being exercised.

     A holder may withdraw the notice at any time prior to the close of business on the repurchase date by delivering a written notice of withdrawal to the trustee as provided in the senior convertible notes indenture.

     Under the senior convertible notes indenture, a "Change in Control" of PRG will be deemed to have occurred at such time after the original issuance of the senior convertible notes when the following has occurred:

     o the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans;

     o our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

               (1) any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (B) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

               (2) any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of (A) common stock solely into shares of common stock of the surviving entity, (B) series A convertible preferred stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the series A convertible preferred stock has with respect to us, and (C) the series B convertible preferred stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the series B convertible preferred stock has with respect to us;

     o during any consecutive two-year, period, individuals who at the beginning of that two-year period constituted our Board of Directors (together with any new directors whose election to our Board of Directors, or whose nomination for election by our shareholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office; or

     o we are liquidated or dissolved or our shareholders pass a resolution approving a plan of liquidation or dissolution.

     Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     Rule 13e-4 under the Exchange Act requires the dissemination of information to securityholders if an issuer tender offer occurs and may apply, if the repurchase option becomes available to holders of the senior convertible notes. We will comply with this rule to the extent applicable at that time.

     We may, to the extent permitted by applicable law, at any time purchase the senior convertible notes in the open market or by tender at any price or by private agreement. Any senior convertible note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

     Our ability to repurchase senior convertible notes upon the occurrence of a Change in Control is subject to important limitations. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the senior convertible notes that might be delivered by holders of notes seeking to exercise the repurchase right. Any failure by us to repurchase the senior convertible notes when required following a Change in Control would result in an event of default under the convertible notes indenture.

     Any such default may, in turn, cause a default under existing or other Indebtedness.

     EVENT OF DEFAULT

     Each of the following constitutes an Event of Default under the senior convertible notes indenture:

          (1) our failure to pay when due the principal of or premium, if any, on any of the senior convertible notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

          (2) or failure to pay an installment of interest (including Registration Delay Payments, if any) on any of the senior convertible notes that continues for 30 days after the date when due;

          (3) our failure to deliver shares of series B convertible preferred stock or common stock, as applicable, together with cash in lieu of fractional shares, if any, when such shares or cash are required to be delivered for conversion of a senior convertible note and such failure continues for 10 days after such delivery date;

          (4) our failure to perform or observe any other term, covenant or agreement contained in the senior convertible notes or the convertible notes indenture for a period of 30 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the senior convertible notes then outstanding;

          (5) our failure to give the notice required by the senior convertible notes indenture regarding any offer to purchase upon a Change in Control within the time period prescribed by the convertible notes indenture after the occurrence of such Change in Control;

          (6) (A) one or more defaults in the payment of principal of or premium, if any, on any of our or our Subsidiaries' Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have cured or waived within a thirty day period after the date of such default or (B) any of our or our Subsidiaries' Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required payment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a thirty day period after the date of such acceleration;

          (7) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million rendered against us or any of our subsidiaries and not stayed, bonded or discharged within 60 days; or

          (8) certain events of our bankruptcy, insolvency or reorganization or that of any Significant Subsidiaries, including our filing of a voluntary petition seeking liquidation, reorganization arrangement, readjustment of debts or for any other relief under the federal bankruptcy code.

     The convertible notes indenture provides that the trustee shall, within 90 days of the occurrence of an Event of Default, give to the registered holders of the senior convertible notes notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any of the senior convertible notes when due or in the payment of any redemption or repurchase obligation.

     If an Event of Default specified in clause (8) above occurs and is continuing, then automatically the principal of all the senior convertible notes and the accrued and unpaid interest thereon shall become immediately due and payable. If an Event of Default shall occur and be continuing, other than with respect to clause (8) above, the default not having been cured or waived as provided under "-- Modifications and Waiver" below, the trustee or the holders of at least 25% in aggregate principal amount of the senior convertible notes then outstanding may declare the senior convertible notes due and payable at their principal amount together with accrued and unpaid interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of senior convertible notes by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the senior convertible notes then outstanding upon the conditions provided in the convertible notes indenture.

     The convertible notes indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of senior convertible notes before proceeding to exercise any right or power under the convertible notes indenture at the request of such holders. The convertible notes indenture provides that, subject to certain limitations, the holders of a majority in aggregate principal amount of the senior convertible notes then outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

     We will be required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the convertible notes indenture.

     CONSOLIDATION, MERGERS AND SALES OF ASSETS

     The convertible notes indenture will also provide that PRG shall not consolidate with, merge or amalgamate with or into any other Person or convey, transfer or lease the properties and assets of PRG and its Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless:

          (i) either (A) PRG shall be the continuing corporation or (B) the Person (if other than PRG) formed by such consolidation or into which PRG is merged or amalgamated or the Person which acquires by conveyance, transfer or lease the properties and assets of PRG substantially as an entirety (1) shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture executed and delivered to the trustee in form reasonably satisfactory to the trustee, all of the obligations of PRG under the senior convertible notes and the convertible notes indenture;

          (ii) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

          (iii) we shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the terms of this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to us or another Subsidiary), which, if such assets were owned by us, would constitute all or substantially all of the properties and assets of us, shall be deemed to be the transfer of all or substantially all of the properties and assets of PRG.

     MODIFICATIONS AND WAIVER

     The convertible notes indenture, including the terms and conditions of the senior convertible notes, may be modified or amended by us and the trustee, without the consent of the holder of any senior convertible note, for the purposes of, among other things:

     o adding to our covenants for the benefit of the holders of senior notes;

     o    surrendering any right or power conferred upon us;

     o providing for conversion rights of holders if any reclassification or change of series B convertible preferred stock or common stock or any consolidation, merger or sale of all or substantially all of our assets;

     o reducing the conversion price or conversion rate, provided that such reduction will not adversely affect the interest of holders in any material respect;

     o complying with the requirements of the SEC in order to effect or maintain the qualification of the convertible notes indenture under the Trust Indenture Act of 1939, as amended;

     o curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in the senior convertible notes indenture;


     o complying with the covenant described under "-- Consolidations, Mergers and Sales of Assets"; or


     o adding or modifying any other provisions which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of senior convertible notes.

     Modifications and amendments to the convertible notes indenture or to the terms and conditions of the senior convertible notes may also be made, and noncompliance by us may be waived, with the written consent of the holders of at least a majority in aggregate principal amount of the senior convertible notes at the time outstanding or by the adoption of a resolution at a meeting of holders at which a quorum is present by at least a majority in aggregate principal amount of the senior convertible notes represented at the meeting.

     However, no such modification, amendment or waiver may, without the written consent of the holder of each senior convertible note affected:

     o change the maturity of the principal of or any installment of interest on (including Registration Delay Payments, if any), any senior convertible note, including payment of Registration Delay Payments, if any;

     o reduce the principal amount of, or any premium, if any, on any senior convertible note;

     o reduce the interest rate or interest on (including Registration Delay Payments, if any), any senior convertible note;

     o change the currency of payment of principal of, premium, if any, or interest of any senior convertible note;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any senior convertible note; or

     o reduce the percentage in aggregate principal amount of senior convertible notes outstanding necessary to modify or amend the convertible notes indenture or to waive any past default.

     SATISFACTION AND DISCHARGE

     We may discharge our obligations under the convertible notes indenture while senior convertible notes remain outstanding, subject to certain conditions, if:

     o all outstanding senior convertible notes will become due and payable at their scheduled maturity within 60 days; or

     o all outstanding senior convertible notes are scheduled for redemption within 60 days; and, in either case, we have deposited with the trustee for the purpose of making such principal or redemption payment an amount sufficient to pay and discharge all outstanding senior convertible notes on the date of their scheduled maturity or the scheduled date of redemption.

     GOVERNING LAW

     The convertible notes indenture and the senior convertible notes will be governed by, and construed in accordance with, the law of the State of New York.

     INFORMATION CONCERNING THE TRUSTEE AND TRANSFER AGENT

     U.S. Bank National Association, as trustee under the convertible notes indenture, has been appointed by us as paying agent, conversion agent and registrar with regard to the senior convertible notes. US Bank Corporate Trust Services is the transfer agent and registrar for the series B preferred stock and our common stock. The trustee, the transfer agent or their affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

     CERTAIN DEFINITIONS

     Set forth below is certain of the defined terms used in the convertible notes indenture. Reference is made to the convertible notes indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Board of Directors" means either the Board of Directors of PRG or any duly authorized committee of such board.

     "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of PRG to be in full force and effect on the date of such certification, shall have been delivered to the Trustee."

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Common Stock" means the Common Stock, without par value, of PRG authorized on the Issue Date or any stock of any class of Capital Stock of a successor to PRG which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such successor to PRG.



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

     "Default" or "default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Notes" means PRG's existing 4(3)/4% Convertible Subordinated Notes due 2006.

     "Holder" or means a person in whose name a senior convertible note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication:

          (i) all indebtedness, obligations and other liabilities, contingent or otherwise, of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, if and to the extent such obligations, liabilities or indebtedness would appear as a liability of such Person on a balance sheet prepared in accordance with GAAP, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

          (ii) all obligations of such Person evidenced by bonds, credit or loan agreements, notes, debentures or other similar instruments;

          (iii) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), if and to the extent such obligations, liabilities or indebtedness would appear as a liability of such Person on a balance sheet prepared in accordance with GAAP, but excluding trade payables arising in the ordinary course of business;

          (iv) all obligations and liabilities, contingent or otherwise, in respect of Capital Lease Obligations (as defined in the convertible notes indenture) of such Person;

          (v) all Hedging Obligations (as defined in the convertible notes indenture) of such Person;

          (vi) all indebtedness referred to in (but not excluded from) the preceding clauses (i) through (v) of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

          (vii) all guarantees by such Person of indebtedness referred to in this definition or of any other Person; and

          (viii) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vii) above.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the senior convertible notes.

     "Interest Rate" means 10.0% per annum.

     "Issue Date" of any senior convertible note means March 17, 2006.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, security interest).

     "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

     "principal" of a senior convertible note means the principal amount due on the Stated Maturity of the principal payment of such senior convertible note as set forth on the face of the senior convertible note.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Issue Date, by and among PRG and certain holders listed on Exhibit A thereto.

     "Registration Statement" means the registration statement requirements be filed pursuant to the Registration Rights Agreement.

     "Series A Convertible Preferred Stock" means PRG's 9.0% Senior Series A Convertible Participating Preferred Stock.

     "Series B Convertible Preferred Stock" means PRG's 10.0% Senior Series B Convertible Participating Preferred Stock.

     "Significant Subsidiary" means a Subsidiary of PRG, including its Subsidiaries, which meets any of the following conditions:

          (A) PRG's and its other Subsidiaries' Investments in and advances to the Subsidiary exceed 10% of the total assets of PRG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

          (B) PRG's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10% of the total assets of PRG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

          (C) PRG's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10% of such income of PRG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.


     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the senior notes indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.


     "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by PRG, by one or more Subsidiaries of PRG or by PRG and one or more Subsidiaries of PRG, (ii) a partnership in which PRG or a Subsidiary of PRG holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which PRG, a Subsidiary of PRG or PRG and one or more Subsidiaries of PRG, directly or indirectly, at the date of determination, has
(x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.


GLOBAL NOTES; BOOK-ENTRY FORM


     Except as noted below, all senior notes and senior convertible notes are evidenced by one or more global notes. Each global note is deposited with, or on


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

behalf of, a custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.


     Except as set forth below, the global note may be transferred, in whole and not in part, solely to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for certificated senior notes or senior convertible notes except in the limited circumstances described below.

     As described above, beneficial interests in the global notes generally may not be exchanged for certificated senior notes or senior convertible notes. However, the indenture provides that we will execute and the trustee will authenticate and deliver certificated senior notes or senior convertible notes in exchange for interests in the global notes, if:


     o the depositary for the global notes notifies us that it is unwilling or unable to continue as depositary for the global notes or the depositary for the global notes is no longer eligible or in good standing under the Securities Exchange Act of 1934 or any other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of that ineligibility,

     o we in our sole discretion determine that the senior notes or senior convertible notes will no longer be represented by global notes, or

     o an event of default with respect to the senior notes or senior convertible notes has occurred and is continuing.

     We anticipate that those certificated senior notes and senior convertible notes will be registered in such name or names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interest in the global notes. Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each of them may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated senior notes or senior convertible notes to be issued.

     A holder may hold its interest in a global note directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, which are referred to as "participants." Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form.

     As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

     Persons who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which are referred to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co., for all purposes, will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

     o    not be entitled to have certificates registered in their names;

     o not receive physical delivery of certificates in definitive registered form; and


     o not be considered registered owners or holders of the global note under the indenture for any purpose.


     We will pay interest on and the redemption price of a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be.



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

     Neither we, the trustee nor any paying agent will be responsible or liable:

     o for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

     o for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We have been informed that DTC's practice is to credit participants' accounts on any payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

     Neither we, the trustee, the registrar, the paying agent nor the conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operation. DTC has advised us that it will take any action permitted to be taken by a holder of senior notes or senior convertible notes, including the presentation of senior notes or senior convertible notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the senior notes or senior convertible notes represented by the global note as to which the participant or participants has or have given such direction.

     DTC has advised us that it is:

     o a limited purpose trust company organized under the laws of the State of New York;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes.

REGISTRATION RIGHTS

     We have entered into a registration rights agreement with certain holders of the notes and preferred stock that may be deemed to be affiliates of the company that requires us to file a registration statement relating to all senior notes, all senior convertible notes, all series A convertible preferred stock, all series B convertible preferred stock and the common stock issuable upon conversion of the series A convertible preferred stock, the series B convertible preferred stock or the senior convertible notes (as the case may be) held by such holder no later than May 15, 2006. We have also agreed to use our reasonable best efforts to have the registration statement declared effective no later than 150 days following the closing date of the exchange offer. The registration statement of which this prospectus forms a part has been filed to satisfy these obligations.

     We are required to keep the registration statement effective until the earlier of (A) the fifth anniversary of the date such registration statement is declared effective, and (ii) the date as of which all of the holders party thereto have sold all of their registrable securities thereunder pursuant to the registration statement, pursuant to Rule 144 under the Securities Act, or such securities may be sold immediately and are no longer subject to volume or manner of sale restrictions under Rule 144.

     Upon a delay of filing or having the registration statement declared effective, then damages (the "Registration Delay Payments") will accrue (calculated as set forth in the registration rights agreement) from and including the date on which any such Registration Delay shall occur to but excluding the date on which all Registration Delays have been cured. During the continuation of such delay, Registration Delay Payments will accrue at a rate of 0.05% per month during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.05% per month at the end of each subsequent 90-day period, but in no event shall such rate exceed 3.00% per annum. The Registration Delay Payments shall be due and payable with respect to the senior notes and senior convertible notes on the next scheduled interest payment date. Failure by us to make such payments when due may give rise to an event of default (subject to applicable grace periods) under the senior notes indenture and the convertible notes indenture.

     The summary herein of provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Only holders of existing notes that may be deemed to be affiliates of PRG and that executed the registration rights agreement are entitled to its benefits, including without limitation, Registration Delay Payments, if any.

                          DESCRIPTION OF CAPITAL STOCK


     We are authorized to issue up to 200,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. The following description summarizes information about our capital stock. You can obtain more information about our capital stock by reviewing our articles of incorporation and bylaws, as well as the Georgia Business Corporation Code. At our shareholders' meeting on August 11, 2006, the shareholders will vote on a proposal to approve a 1-for-10 reverse stock split of our common stock, and on a proposal to increase the number of authorized shares of common stock to 500 million, pre-split. Except as otherwise indicated, the share and per share data in this prospectus have not been adjusted to reflect the potential reverse stock split which may be approved by the shareholders at the meeting.


COMMON STOCK


     As of June 30, 2006, there were 65,117,547 shares of common stock outstanding held of record by 163 shareholders. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of common stock do not have cumulative voting rights. Subject to the preferences applicable to any outstanding preferred stock, including the series A convertible preferred stock and series B convertible preferred stock, if any, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Except as otherwise required by law, the preferred stock will be entitled to vote on all matters with the common stock on an "as converted" basis, including the election of directors.


     Upon any liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock are entitled to receive pro rata all assets available for distribution to shareholders after payment or provision for


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

payment of our debts and other liabilities and the liquidation preferences of any then outstanding preferred stock. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of our common stock.

     Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of preferred stock, the holders of the common stock shall be entitled to receive, on a pro-rata basis, when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. The Company's credit facility currently prohibits the payment of dividends on the common stock.

PREFERRED STOCK


     We are authorized to issue up to 1,000,000 shares of preferred stock. 125,000 shares of preferred stock have been designated 9.0% Senior Series A Convertible Participating Preferred Stock and as of June 30, 2006, 117,417 shares are issued and outstanding. 125,000 shares of preferred stock have been designated 10.0% Senior Series B Convertible Participating Preferred Stock and have been reserved for issuance upon the conversion of outstanding senior convertible notes, but no such shares are issued and outstanding. Subject to certain approval rights of the series A convertible preferred stock and series B convertible preferred stock, if any, additional shares of preferred stock may be issued at any time or from time to time in one or more series with such designations, powers, preferences, rights, qualifications, limitations and restrictions (including dividend, conversion and voting rights) as may be fixed by the Board of Directors, without any further vote or action by the shareholders. At our shareholders' meeting on August 11, 2006, the shareholders will vote on a proposal to increase the number of authorized shares of series B preferred stock to 264,000.


     9.0% SENIOR SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK

     GENERAL


     Holders of shares of series A convertible preferred stock have no preemptive or sinking fund rights. The shares of series A convertible preferred stock have been issued in book-entry form and are evidenced by one or more global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company (DTC). Except in limited circumstances, holders of interests in global certificates are not entitled to receive shares of series A convertible preferred stock in definitive certificated form registered in their names and will not be considered registered owners or holders of the global certificates for any purpose.


     RANKING

     The series A convertible preferred stock, with respect to dividend rights and the distribution of assets upon the company's liquidation, dissolution or winding up, will rank (i) junior to all indebtedness of the company; (ii) senior to all classes or series of the company's common stock and to all other equity securities the terms of which specifically provide that such equity securities rank junior to the series A convertible preferred stock (such equity securities being referred to herein as "junior stock"); (iii) on a parity with the series B convertible preferred stock described below and all other preferred equity securities issued by the company, other than those equity securities referred to in clauses (ii) and (iv) of this paragraph, which issuance shall be subject to the receipt of the applicable consent of the holders of the series A convertible preferred stock as described under "Voting Rights" below; and (iv) junior to all equity securities issued by the company, the terms of which specifically provide that such equity securities rank senior to such series A convertible preferred stock, which issuance shall be subject to the receipt of the applicable consent of the holders of the series A convertible preferred stock as described under "Voting Rights" below.

     DIVIDENDS

     The holders of shares of series A convertible preferred stock, in preference to the holders of shares of any junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the company out


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of funds legally available therefor, cumulative dividends, at a rate of 9.0% per annum of then-effective liquidation preference payable in cash semi-annually on March 15 and September 15 of each year commencing September 15, 2006. Declared dividends will be payable in cash. Any undeclared dividends will increase the liquidation preference as of the applicable dividend payment date.

     In addition, if any dividends or distributions are paid on the company's common stock (other than a dividend or distribution paid solely in additional shares of the company's common stock), the holders of series A convertible preferred stock will be paid dividends or distributions per share of series A convertible preferred stock in an amount equal to what such holder would have received had it converted its shares of series A convertible preferred stock into shares of common stock of the company immediately prior to the record date for the payment of such dividend or distribution.

     The company will prorate and compute any dividend payable for a partial dividend period on the basis of a 360-day year consisting of twelve 30-day months. The company will pay dividends to holders of record as they appear in its share records at the close of business on the applicable dividend record date.

     No dividend on the series A convertible preferred stock will be authorized or declared or paid or set apart for payment by the company if such authorization, declaration, payment or setting apart for payment would violate any of its agreements or is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the series A convertible preferred stock will accrue whether or not the company has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are authorized or declared by its Board of Directors.

     When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) on the series A convertible preferred stock and all other equity securities ranking on a parity as to dividends with the series A convertible preferred stock (including the series B convertible preferred stock, if any), all dividends declared upon the series A convertible preferred stock and any other equity securities ranking on a parity as to dividends with the series A convertible preferred stock shall be declared pro rata so that the amount of dividends declared per share of series A convertible preferred stock and such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share on the series A convertible preferred stock and such other equity security bear to each other.

     Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the series A convertible preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and then current dividend period:

          (i) no dividends, other than distributions in kind of common stock of the company or other shares of junior stock, may be authorized or paid or set aside for payment, and no other dividend may be authorized or made upon, shares of common stock of the company or any other shares of junior stock; and

          (ii) no shares of common stock of the company or any other shares of junior stock may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the company or any subsidiary of the company, except by conversion into or exchange for other junior stock.


     FORM AND DENOMINATION

     Except in very limited circumstances, the shares of series A convertible preferred stock will be evidenced by a global certificate that will be deposited with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, the global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. See "Description of the Notes - Global Notes; Book-Entry Form" for additional discussion of DTC.

     Purchasers may hold their interests in the global certificate directly through DTC or indirectly through organizations that are participants in DTC. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global certificate to such persons may be limited.

     Purchasers may beneficially own interests in the global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of the global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificate. Except as provided below, owners of beneficial interests in the global certificate will:

     o    not be entitled to have certificates registered in their names;

     o not receive or be entitled to receive physical delivery of certificates in definitive form; and

     o not be considered the registered owners or holders of the series A convertible preferred stock for any purpose.

     Payment of dividends on and the redemption price of the global certificate will be made to Cede & Co. by wire transfer of immediately available funds. Neither we nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We have been informed by DTC that, with respect to any payment of dividends on or the redemption price of the global certificate, DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the series A convertible preferred stock represented by the global certificate as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by participants to owners of beneficial interests in series A convertible preferred stock represented by the global certificate held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

     If you would like to convert your series A convertible preferred stock into common stock pursuant to the terms of the series A convertible preferred stock, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in series A convertible preferred stock represented by the global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Neither we, the transfer agent, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of series A convertible preferred stock only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited and only in respect of the amount of shares of the series A convertible preferred stock represented by the global certificate as to which the participant has given this direction.


     VOTING RIGHTS

     Each share of series A convertible preferred stock will have the number of votes that the shares of common stock issuable upon conversion of a share of series A convertible preferred stock would have (referred to herein as voting on an "as converted" basis. Currently, each share of series A convertible preferred stock has 422.5 votes. The common stock, series A convertible preferred stock and series B convertible preferred stock, if any, vote together as a single class, except in the limited circumstances provided by the certificate of designation and described in this section or as required under applicable law.



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     The terms of the series A convertible preferred stock provide that any amendment, modification or repeal of the terms of the company's articles of incorporation including the terms of the certificate of designation relating to the series A convertible preferred stock that would materially adversely affect the powers, preferences or rights of the series A convertible preferred stock or the bylaws including but not limited to modifications resulting from or in connection with any merger, consolidation or sale of all or substantially all of the assets of the company, will require the approval of holders of at least a majority of the issued and outstanding shares of series A convertible preferred stock and series B convertible preferred stock, voting together as a separate class. In addition, without the affirmative vote or consent of holders of at least a majority of the outstanding shares of series A convertible preferred stock and series B convertible preferred stock, if any, voting together as a separate class, the company shall not authorize, create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to or on parity with the series A convertible preferred stock with respect to the payment of dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the company.


     At our shareholders' meeting on August 11, 2006, the shareholders will vote on proposals to amend our articles of incorporation to revise the voting provisions of the series A preferred stock and the series B preferred stock, to make it clear that the series A and series B preferred stock have the right to vote as a single class on any proposed amendment to our bylaws only if the proposed amendment would adversely affect either class of preferred stock.

     The company will cause a notice of any meeting at which holders of the series A convertible preferred stock are entitled to vote to be given to each holder of record in accordance with its bylaws. This notice will be given to DTC or its nominee as the sole record holder of the global certificate. We anticipate that DTC and its direct participants will send notices to the holders of beneficial interests in the global certificate, but we take no responsibility for the performance of DTC or its participants regarding such notices.


     CONVERSION RIGHTS

     The series A convertible preferred stock is convertible at the holder's option at any time. Each share of series A convertible preferred stock is initially convertible into 422.5 shares of common stock of the company, which is calculated by dividing then-effective liquidation preference of each share of series A convertible preferred stock by the conversion price. The initial conversion price is $0.28405, subject to anti-dilution adjustments described below.

     In order to effect a conversion of series A convertible preferred stock, a holder must deliver a notice of conversion to the company. Upon receipt by the company of the notice of conversion, the holder's shares of series A convertible preferred stock will immediately cease to have the rights and restrictions of preferred stock, and the holder will immediately be deemed to have all the rights of a holder of shares of common stock in accordance with the terms outlined above. We will deliver a copy of the form of notice of conversion to each holder of series A convertible preferred stock prior to the convening of the stockholders meeting to increase our authorized capital (described below), or at any time at the request of a holder of series A convertible preferred stock.


     The conversion price will be subject to adjustment in the event the company
(i) pays a dividend or distribution solely in shares of common stock; (ii) subdivides its outstanding shares of common stock into a greater number of shares of common stock, or (iii) combines its outstanding shares of common stock into a smaller number of shares of common stock. Concurrently with the effectiveness of any of the events described in clauses (i) through (iii), the conversion price in effect immediately prior thereto shall be adjusted by multiplying the conversion price in effect immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately prior to such adjustment and the denominator shall be the number of shares of common stock outstanding immediately following such adjustment. To the extent that we provide for antidilution adjustments in our new management incentive plan that are more favorable than those in effect for the series A preferred stock, the series A preferred stock will also receive the benefit of such adjustments.

     At our shareholders' meeting on August 11, 2006, the shareholders will vote on a proposal to amend our articles of incorporation to revise the anti-dilution provisions of the series A preferred stock, to provide that there will be no adjustment to the conversion price of the series A preferred stock due to any conversion of our 10% senior convertible notes, series A preferred stock or series B preferred.

     In case of any reclassification of the common stock, any consolidation of the company with, or merger of the company into, any other entity, any merger of any entity into the company (other than a merger that does not result in reclassification, conversion, exchange or cancellation of the outstanding shares of common stock), any sale or transfer of all or substantially all of the assets of the company or any compulsory share exchange whereby the common stock is converted into other certain securities, cash or other property, then the holder of each share of series A convertible preferred stock then outstanding shall have the right thereafter, during the period that the series A convertible preferred stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock into which one share of series A convertible preferred stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

     LIQUIDATION RIGHTS

     The series A convertible preferred stock issued in the exchange offer has an initial liquidation preference of $120.00 per share, subject to accretion.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the company, holders of series A convertible preferred stock will be entitled to receive out of the assets of the company available for distribution to stockholders (after payment or provision for all of the company's debts and other liabilities and preference payments to holders of equity securities ranking senior to the series A convertible preferred stock but before any payment or provision for any junior stock) an amount equal to the greater of:

          (i) the amount per share of series A convertible preferred stock equal to then-effective liquidation preference, plus any accrued and undeclared dividends to the date of payment; and

          (ii) the amount per share the holder would have received in connection with such voluntary or involuntary liquidation, dissolution or winding up of the company had such holder converted such share of series A convertible preferred stock into shares of common stock immediately prior to such event.

     In any voluntary or involuntary liquidation, dissolution or winding up of the company its assets are insufficient to make full payment of the liquidating distributions to holders of the series A convertible preferred stock and any other shares the company's equity securities ranking on a parity with the series A convertible preferred stock as to liquidation rights (including the series B convertible preferred stock, if any), then the holders of the series A convertible preferred stock and parity shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     OPTIONAL REDEMPTION

     The company shall have the right to redeem the series A convertible preferred stock at any time, after the conversion rights date, in whole or in part at any time concurrently with or after all outstanding senior notes and senior convertible notes have been repurchased, redeemed or otherwise repaid in full. Any such redemption shall be for a cash amount per share equal to then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption. The holders' option to convert shares of series A convertible preferred stock into shares of common stock of the company will terminate at the close of business on the business day preceding the optional redemption date, unless the company defaults in making any redemption payment upon such mandatory redemption date. Holders shall have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including such date. The company will provide notice of the optional redemption date at least 30 days in advance of such date to all holders of series A convertible preferred stock showing on the stockholder records of the company as of such date and make such other public announcement as it deems reasonable.

     MANDATORY REDEMPTION

     On March 15, 2011, the company must redeem all outstanding shares of series A convertible preferred stock for a cash redemption price per share equal to then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption.


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

     The certificate of designation of the series A convertible preferred stock will provide that if at the mandatory redemption date, the company does not have sufficient capital and surplus legally available to redeem all the outstanding shares of series A convertible preferred stock, the company will take all reasonable measures permitted under the Georgia Business Corporation Code to increase the amount of its capital and surplus legally available, and the company will redeem as many shares of series A convertible preferred stock as it may legally redeem, ratably (as nearly as may be practicable without creating fractional shares) from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of series A convertible preferred stock as it legally may until it has redeemed all of the outstanding shares of series A convertible preferred stock.

     The holders' option to convert shares of series A convertible preferred stock into shares of common stock of the company will terminate at the close of business on the business day preceding the mandatory redemption date (subject to any extension necessary to permit the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable), unless the company defaults in making any redemption payment upon such mandatory redemption date. Holders will have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including such date. The company will provide notice of the mandatory redemption date at least 30 days in advance of such date to all holders of series A convertible preferred stock showing on the stockholder records of the company as of such date and make such other public announcement as it deems reasonable.

     10.0% SENIOR SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK

     GENERAL


     The 125,000 shares of preferred stock that may be issued upon the conversion of the senior convertible notes will be a series of preferred stock of the company designated "10.0% Senior Series B Convertible Participating Preferred Stock" pursuant to a certificate of designation adopted by resolution of the Board of Directors of the company. In this section, we refer to the 10.0% Senior Series B Convertible Participating Preferred Stock as "series B convertible preferred stock." The material terms of the series B convertible preferred stock are described below. The description contained in this section is qualified in its entirety by the certificate of designation relating to the series B convertible preferred stock. Holders of shares of series B convertible preferred stock have no preemptive or sinking fund rights. At our shareholders' meeting on August 11, 2006, the shareholders will vote on a proposal to increase the number of authorized shares of series B preferred stock from 125,000 shares to 264,000 shares.


     RANKING

     The series B convertible preferred stock, with respect to dividend rights and the distribution of assets upon the company's liquidation, dissolution or winding up, will rank (i) junior to all indebtedness of the company; (ii) senior to all classes or series of the company's common stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the series B convertible preferred stock (such equity securities being referred to herein as "junior stock"); (iii) on a parity with the series A convertible preferred stock and all other preferred equity securities issued by the company, other than those equity securities referred to in clauses (ii) and
(iv) of this paragraph, which issuance shall be subject to the receipt of the applicable consent of the holders of the series B convertible preferred stock as described under "Voting Rights" below; and (iv) junior to all equity securities issued by the company, the terms of which specifically provide that such equity securities rank senior to such series B convertible preferred stock, which issuance shall be subject to the receipt of the applicable consent of the holders of the series B convertible preferred stock as described under "Voting Rights" below.

     DIVIDENDS

     The holders of shares of series B convertible preferred stock, in preference to the holders of shares of any junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the company out of funds legally available therefor, cumulative dividends, at a rate of 10.0% per annum of then-effective liquidation preference payable in cash semi-annually on March 15 and September 15 of each year. Declared dividends will be payable in cash. Any undeclared dividends will increase the liquidation preference as of the applicable dividend payment date.

     In addition, if any dividends or distributions are paid on the company's common stock (other than a dividend or distribution paid solely in additional shares of the company's common stock), the holders of series B convertible preferred stock will be paid dividends or distributions per share of series B convertible preferred stock in an amount equal to what such holder would have received had it converted its shares of series B convertible preferred stock into shares of common stock of the company immediately prior to the record date for the payment of such dividend or distribution.

     The company will prorate and compute any dividend payable for a partial dividend period on the basis of a 360-day year consisting of twelve 30-day months. The company will pay dividends to holders of record as they appear in its share records at the close of business on the applicable dividend record date.

     No dividend on the series B convertible preferred stock will be authorized or declared or paid or set apart for payment by the company if such authorization, declaration, payment or setting apart for payment would violate any of its agreements or is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the series B convertible preferred stock will accrue whether or not the company has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are authorized or declared by its Board of Directors.

     When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) on the series B convertible preferred stock and all other equity securities ranking on a parity as to dividends with the series B convertible preferred stock (including the series A convertible preferred stock), all dividends declared upon the series B convertible preferred stock and any other equity securities ranking on a parity as to dividends with the series B convertible preferred stock shall be declared pro rata so that the amount of dividends declared per share of series B convertible preferred stock and such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share on the series B convertible preferred stock and such other equity security bear to each other.

     Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the series B convertible preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and then current dividend period:

          (iii) no dividends, other than distributions in kind of common stock of the company or other shares of junior stock, may be authorized or paid or set aside for payment, and no other dividend may be authorized or made upon, shares of common stock of the company or any other shares of junior stock; and

          (iv) no shares of common stock of the company or any other shares of junior stock may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the company or any subsidiary of the company, except by conversion into or exchange for other junior stock.

     VOTING RIGHTS

     Except as set forth below, each share of series B convertible preferred stock will vote on all matters with the holders of common stock on an "as converted" basis. If the senior convertible notes were converted into series B convertible preferred stock immediately following the completion of the exchange offer, each share of series B convertible preferred stock would have 738.5 votes. The common stock, series B convertible preferred stock and series A convertible preferred stock will vote together as a single class, except in the limited circumstances provided by the certificate of designation and described in this section or as required under applicable law.

     The terms of the series B convertible preferred stock provide that any amendment, modification or repeal of the terms of the certificate of incorporation and bylaws or in the certificate of designation relating to the series B convertible preferred stock that would materially adversely affect the powers, preferences or rights of the series B convertible preferred stock, including but not limited to modifications resulting from or in connection with any merger, consolidation or sale of all or substantially all of the assets of the company, will require the approval of holders of at least a majority of the issued and outstanding shares of series B convertible preferred stock and series A convertible preferred stock, voting together as a separate class. In addition, without the affirmative vote or consent of holders of at least a majority of the outstanding shares of series B convertible preferred stock and series A convertible preferred stock, voting together as a separate class, the company shall not authorize, create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to or on parity with the series B convertible preferred stock with respect to the payment of dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the company.


     At our shareholders' meeting on August 11, 2006, the shareholders will vote on proposals to amend our articles of incorporation to revise the voting provisions of the series A preferred stock and the series B preferred stock, to make it clear that the series A and series B preferred stock have the right to vote as a single class on any proposed amendment to our bylaws only if the proposed amendment would adversely affect either class of preferred stock.


     The company will cause a notice of any meeting at which holders of the series B convertible preferred stock are entitled to vote to be given to each holder of record in accordance with its bylaws.

     CONVERSION RIGHTS

     The series B convertible preferred stock will be convertible into shares of common stock at the holder's option at any time after the conversion rights date. Each share of series B convertible preferred stock will initially be convertible into 738.5 shares of common stock of the company, which is calculated by dividing then-effective liquidation preference of each share of series B convertible preferred stock by the conversion price. The initial conversion price is $0.65, subject to anti-dilution adjustments described below.

     The company intends to call and hold a special meeting of voting stockholders to effect this increase of its authorized capital stock promptly after the completion of the exchange offer. If the number of authorized shares of common stock is so increased, the shares of series B convertible preferred stock will become convertible at the holder's option on the date of the stockholders meeting described above. If the number of authorized shares of common stock is not so increased, the series B convertible preferred stock will not be convertible into common stock but will remain shares of preferred stock of the company.

     In order to effect a conversion of series B convertible preferred stock, a holder must deliver a notice of conversion to the company. Upon receipt by the company of the notice of conversion, the holder's shares of series B convertible preferred stock will immediately cease to have the rights and restrictions of preferred stock, and the holder will simultaneously receive shares of common stock in accordance with the terms outlined above. We will deliver a copy of the form of notice of conversion to each holder of series B convertible preferred stock prior to the convening of the stockholders meeting to increase our authorized capital (described below), or at any time at the request of a holder of series B convertible preferred stock.


     The conversion price will be subject to adjustment in the event the company
(i) pays a dividend or distribution solely in shares of common stock; (ii) subdivides its outstanding shares of common stock into a greater number of shares of common stock, or (iii) combines its outstanding shares of common stock into a smaller number of shares of common stock. Concurrently with the effectiveness of any of the events described in clauses (i) through (iii), the conversion price in effect immediately prior thereto shall be adjusted by multiplying the conversion price in effect immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately prior to such adjustment and the denominator shall be the number of shares of common stock outstanding immediately following such adjustment. To the extent that we provide for antidilution adjustments in our new management incentive plan that are more favorable than those in effect for the series B preferred stock, the series B preferred stock will also receive the benefit of such adjustments. At our shareholders' meeting on August 11, 2006, the shareholders will vote on a proposal to amend our articles of incorporation to revise the anti-dilution provisions of the series B preferred stock, to provide that there will be no adjustment to the conversion price of the series B preferred stock due to any conversion of our 10% senior convertible notes, series A preferred stock or series B preferred stock.

     In case of any reclassification of the common stock, any consolidation of the company with, or merger of the company into, any other entity, any merger of any entity into the company (other than a merger that does not result in reclassification, conversion, exchange or cancellation of the outstanding shares of common stock), any sale or transfer of all or substantially all of the assets of the company or any compulsory share exchange whereby the common stock is converted into other certain securities, cash or other property, then the holder of each share of series B convertible preferred stock then outstanding shall have the right thereafter, during the period that the series B convertible preferred stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock into which one share of series B convertible preferred stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

     LIQUIDATION RIGHTS

     The series B convertible preferred stock will have an initial liquidation preference at issuance of $480.00 per share, subject to accretion.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the company, holders of series B convertible preferred stock will be entitled to receive out of the assets of the company available for distribution to stockholders (after payment or provision for all of the company's debts and other liabilities and preference payments to holders of equity securities ranking senior to the series B convertible preferred stock but before any payment or provision for any junior stock) an amount equal to the greater of:

          (i) the amount per share of series B convertible preferred stock equal to then-effective liquidation preference, plus any accrued and undeclared dividends to the date of payment; and

          (ii) the amount per share the holder would have received in connection with such voluntary or involuntary liquidation, dissolution or winding up of the company had such holder converted such share of series B convertible preferred stock into shares of common stock immediately prior to such event.

     If, upon any voluntary or involuntary liquidation, dissolution or winding up of the company its assets are insufficient to make full payment of the liquidating distributions to holders of the series B convertible preferred stock and any other shares the company's equity securities ranking on a parity with the series B convertible preferred stock as to liquidation rights (including the series A convertible preferred stock), then the holders of the series B convertible preferred stock and parity shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     OPTIONAL REDEMPTION

     The company shall have the right to redeem the series B convertible preferred stock at any time after the conversion rights date, in whole or in part at any time concurrently with or after all outstanding senior notes and senior convertible notes (to the extent any such notes remain outstanding and have not been converted into series B convertible preferred stock) have been repurchased, redeemed or otherwise repaid in full. Any such redemption shall be for a cash amount per share equal to then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption. The holders' option to convert shares of series B convertible preferred stock into shares of common stock of the company will terminate at the close of business on the business day preceding the optional redemption date, unless the company defaults in making any redemption payment upon such optional redemption date. Holders shall have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including such date. The company will provide notice of the optional redemption date at least 30 days in advance of such date to all holders of series B convertible preferred stock showing on the stockholder records of the company as of such date and make such other public announcement as it deems reasonable.

     MANDATORY REDEMPTION

     On the later of (1) March 15, 2011 and (2) 120 days following the conversion rights date, the company must redeem all outstanding shares of series B convertible preferred stock for a cash redemption price per share equal to then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption. In the event that the conversion rights date has not occurred on or before March 15, 2011, then on each semi-annual dividend payment date on or after March 15, 2011, in the event that any holder has given the company at least 60 days notice prior to such dividend payment date, the company will redeem such holders' series B convertible preferred stock at a price per share equal to then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption.

     The certificate of designation of the series B convertible preferred stock will provide that if at the mandatory redemption date, the company does not have sufficient capital and surplus legally available to redeem all the outstanding shares of series B convertible preferred stock, the company will take all reasonable measures permitted under the Georgia Business Corporation Code to increase the amount of its capital and surplus legally available, and the company will redeem as many shares of series B convertible preferred stock as it may legally redeem, ratably (as nearly as may be practicable without creating fractional shares) from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of series B convertible preferred stock as it legally may until it has redeemed all of the outstanding shares of series B convertible preferred stock.

     The holders' option to convert shares of series B convertible preferred stock into shares of common stock the company will terminate at the close of business on the business day preceding the mandatory redemption date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act, if applicable), unless the company defaults in making any redemption payment upon such mandatory redemption date. Holders will have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including such date. The company will provide notice of the mandatory redemption date at least 30 days in advance of such date to all holders of series B convertible preferred stock showing on the stockholder records of the company as of such date and make such other public announcement as it deems reasonable.

PREFERRED SHARE PURCHASE RIGHTS PLAN

     On July 31, 2000, our Board of Directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. Each right entitles the registered holder to purchase from PRG, subject to the occurrence of certain events, one one-hundredth of a share of participating preferred stock at a price of $100, subject to adjustment. Shares of our common stock subsequently issued are to include an associated purchase right. The purchase rights, until exercisable, cannot be transferred apart from their associated shares of common stock, except upon redemption; transfer of shares of common stock also constitutes transfer of the associated purchase rights.

     The rights are not exercisable until the business day following the earliest of:

     o a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock; and

     o either 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of common stock, or such later date as may be determined by the Board of Directors prior to any person or group's acquiring 15% or more of the outstanding shares of common stock.

     The rights will have substantial anti-takeover effects, but do not prevent a takeover. The rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of our common stock unless the rights are first redeemed or the acquisition is approved by the Board of Directors.

     In the event that any person or group of affiliated or associated persons acquires 15% or more of the outstanding shares in a transaction that is not approved by our Board of Directors, we will take such action as shall be necessary to ensure and provide that each right, other than rights beneficially owned by the acquiring person, which rights shall become void, will constitute the right to purchase, upon the exercise thereof in accordance with the terms of the rights agreement, that number of shares of common stock or preferred shares having an aggregate market price (as defined in the rights agreement) equal to twice the exercise price for an amount in cash equal to then current exercise price.

     At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding common shares, our Board of Directors may exchange all, but not less than all, of then outstanding rights, other than rights owned by such person or group which will have become void, at an exchange ratio of one common share, or one one-hundredth of a preferred share, per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date the rights become exercisable. Immediately upon such action by the Board of Directors, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive a number of shares of common stock or one one-hundredths of a preferred share equal to the exchange ratio as described above.

     In the event that prior to the expiration of the rights we enter into a transaction in which, directly or indirectly, we consolidate or merge or participate in a share exchange with any other person or we shall sell or otherwise transfer 50% of our assets or 50% of our operating income or cash flow, and at the time of the entry by us into the agreement with respect to such merger, sale or transfer of assets, such other person controls the Board of Directors of PRG, we will take such action as shall be necessary to ensure that each holder of a right, other than rights beneficially owned by such other person, which will thereafter be void, will thereafter have the right to receive, upon the exercise thereof at then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have an aggregate market price equal to twice the exercise price of the right for an amount in cash equal to then current exercise price.

     Prior to an occurrence described above, we may at our option redeem all, but not less than all, of then outstanding rights at a price of $.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price in cash for each right so held. In addition, the rights agreement provides that if the Board of Directors, at the time the decision to redeem is made, includes any directors who were elected by the shareholders, but not nominated by the Board of Directors in office immediately prior to their election, then redemption requires the vote of the majority of the remaining directors.

     Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends. Under the rights agreement, until the occurrence of either of the events described above, the rights may be transferred only with the common stock. The rights will expire on the earlier of action by the Board of Directors, the close of business on August 14, 2010, the date on which the rights are redeemed as described above, or the merger of PRG into another corporation pursuant to an agreement entered into when there is no acquiring person unless such transaction would entitle our shareholders to shares of common stock of the acquiring company as described above.

CERTAIN ARTICLES AND BYLAW PROVISIONS

     Shareholders' rights and related matters are governed by the Georgia Business Corporation Code and our articles of incorporation and bylaws. Certain provisions of our articles of incorporation and bylaws, which are summarized below, could either alone or in combination with each other, have the effect of preventing a change in control of PRG or making changes in management more difficult.

CORPORATE TAKEOVER PROVISIONS

     Our bylaws make applicable certain corporate takeover provisions authorized by the Georgia Business Corporation Code relating to business combinations with interested shareholders. The corporate takeover provisions are designed to encourage any person, before acquiring 10% of our voting shares, to negotiate with and seek approval of our Board of Directors for the terms of any contemplated business combination. The corporate takeover provisions will prevent for five years certain business combinations with an "interested shareholder" (as defined in the corporate takeover provisions) unless:



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     o    prior to the time such shareholder became an interested shareholder, the Board of Directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder,

     o in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting shares of PRG excluding, however, shares owned by our officers, directors, affiliates, subsidiaries and certain employee stock plans, or

     o subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder becoming the owner of at least 90% of our outstanding voting shares and the business combination being approved by the holders of a majority of our voting shares, excluding from the vote the stock owned by the interested shareholder or by our officers, directors, affiliates, subsidiaries and certain employee stock plans.

     The corporate takeover provisions may be repealed only by the affirmative vote of:

     o two-thirds of all directors who are unaffiliated with an interested shareholder, and

     o a majority of all outstanding shares, excluding those held by affiliates of an interested shareholder. Shareholders who became interested shareholders prior to the time of the adoption of the corporate takeover provisions are not subject to such provisions.

     The proposed restructuring transactions will be approved by our Board of Directors such that the corporate takeover provisions will not apply to them.

CLASSIFIED BOARD OF DIRECTORS

     Our Board of Directors is divided into three classes of directors serving staggered terms of three years each. As a result, it will be more difficult to change the composition of our Board of Directors, which may discourage or make more difficult an attempt by a person or group of persons to obtain control.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

     Our bylaws provide that we will be subject to the fair price provisions of the Georgia Business Corporation Code (the "fair price provisions"). The fair price provisions require that certain business combinations between PRG and shareholders who beneficially own ten percent or more of our outstanding stock must satisfy certain conditions unless the business combination is:

     o unanimously approved by members of the Board of Directors who are not affiliated with the interested shareholder, or

     o recommended by two-thirds of such unaffiliated directors and approved by a majority of outstanding shares, excluding those held by affiliates of the interested shareholder.

     The conditions to be satisfied require that:

     o the aggregate of the cash and fair market value, as defined in the Georgia Business Corporation Code, of property exchanged for shares is equal to the highest of: the highest per share price paid by the interested shareholder within certain periods, the fair market value of the shares on the day the interested transaction is announced, or the highest preferential amount to which holders of such shares would be entitled upon liquidation or dissolution;

     o the interested shareholder acquires the shares using the same form of consideration as used in any prior acquisition of the shares; and



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     o    there have not been certain changes in our dividend policy or practice since the interested shareholder became an interested shareholder.

SPECIAL MEETING CALL RESTRICTIONS

     Under our articles of incorporation, special meetings of the shareholders may only be called by the Chairman of the Board of Directors, the President, a majority of the Board of Directors or upon the written demand of the holders of 35% of the outstanding shares of common stock entitled to vote at any such meeting, provided that we have more than 100 shareholders. If we have 100 or fewer shareholders, 25% of the holders of the outstanding shares of common stock entitled to vote at a meeting may submit written demand for such meeting. This provision may make it more difficult for shareholders to require us to call a special meeting of shareholders to consider any proposed corporate action, including any sale of PRG, which may be favored by the shareholders.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock, series A convertible preferred stock and series B convertible preferred stock is US Bank Corporate Trust Services.




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             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain U.S. federal income tax considerations relevant to holders of the notes, preferred stock and common stock into which the notes and preferred stock may be converted. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), Treasury Regulations, Internal Revenue Service (IRS) rulings and judicial decisions now in effect, all of which are subject to change (possibly, with retroactive effect) or different interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring or holding the notes, preferred stock or common stock.

     This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code or a holder whose "functional currency" is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, insurance companies, tax-exempt organizations, and persons holding notes or shares as part of a hedging or conversion transaction or straddle or persons deemed to sell notes or shares under the constructive sale provisions of the Code) may be subject to special rules. This discussion also does not consider any aspect of state, local or foreign law, or U.S. federal estate and gift tax law as applicable to the holders of the notes, preferred stock or common stock into which the notes and preferred stock may be converted.

     In addition, this discussion is limited to purchasers of the notes and preferred stock who will hold the notes and stock as "capital assets" within the meaning of Section 1221 of the Code (generally, for investment).

     ALL PROSPECTIVE PURCHASERS OF THE NOTES AND PREFERRED STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, PREFERRED STOCK AND COMMON STOCK IN THEIR PARTICULAR SITUATIONS.

U.S. HOLDERS

     As used herein, the term "U.S. Holder" means a beneficial holder of a note or stock that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation, or an entity treated as a corporation, created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source and (iv) in general, a trust subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code. A "Non-U.S. Holder" is any holder of a note or stock other than a U.S. Holder or a foreign or domestic partnership.

     If a partnership (including for this purpose any entity, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, preferred stock or common stock into which the notes and preferred stock may be converted, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. As a general matter, income earned through a foreign or domestic partnership is attributed to its owners. A holder of the notes, preferred stock or common stock into which the notes and preferred stock may be converted that is a partnership, and partners in such partnership, should consult their individual tax advisors about the U.S. federal income tax consequences of holding and disposing of the notes, preferred stock or common stock into which the notes and preferred stock may be converted.

CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF NOTES

     INTEREST, ORIGINAL ISSUE DISCOUNT AND LIQUIDATED DAMAGES ON THE SENIOR
NOTES

     A U.S. Holder will be required to include stated interest on the senior notes in income in accordance with the U.S. Holder's regular method of accounting.



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     In addition, the senior notes were issued with original issue discount
(OID). A debt instrument generally has OID if its stated redemption price at maturity (in the case of the senior notes, the principal amount of such notes) exceeds its "issue price" (discussed below) by more than a de minimis amount. A U.S. Holder other than a U.S. Holder whose senior notes have acquisition premium or amortizable bond premium (as described below under "--Acquisition Premium and Amortizable Bond Premium") is required to include any OID in income over the term of the notes (for so long as the notes continue to be owned by the holder) in accordance with a constant yield-to-maturity method, regardless of whether the U.S. Holder is a cash or accrual method taxpayer, and regardless of whether and when the U.S. Holder receives payments of interest on the senior notes. Accordingly, a U.S. Holder could be treated as receiving interest income without a corresponding receipt of cash. Any OID that a U.S. holder includes in income will increase the tax basis of the holder in its senior notes. In compliance with applicable Treasury regulations, the company will furnish annually to the IRS and holders of the senior notes information with respect to the amount of any accrued OID.


     ORIGINAL ISSUE DISCOUNT ON SENIOR CONVERTIBLE NOTES

     The senior convertible notes were issued with OID. As indicated above, a debt instrument generally has OID if its "stated redemption price at maturity" exceeds its issue price by more than a de minimis amount. In this case, because the company has the ability to pay all stated interest "in kind" in additional notes, the stated redemption price at maturity includes all principal and interest payable over the term of the notes. Accordingly, a U.S. Holder, other than a U.S. Holder whose senior convertible notes have acquisition premium or amortizable bond premium (as described below under "-Acquisition Premium and Amortizable Bond Premium") will be required to include all OID (including all stated interest) in income over the term of the notes (for so long as the notes continue to be owned by the holder) in accordance with a constant yield-to-maturity method, regardless of whether the holder is a cash or accrual method taxpayer, and regardless of whether and when the holder receives cash payments of interest on the senior convertible notes. Accordingly, a U.S. Holder could be treated as receiving interest income without a corresponding receipt of cash. A U.S. Holder's aggregate tax basis in its senior convertible notes will be increased by any OID that the holder includes in income. Any payment of stated interest will not be separately taxable to the holder, but will reduce the holder's tax basis in the notes. In compliance with applicable Treasury regulations, the company will furnish annually to the IRS and holders of the senior convertible notes information with respect to the amount of accrued OID.

     ISSUE PRICE OF THE NOTES

     The issue price of the senior convertible notes will depend on whether such class of notes is "publicly traded" for purposes of the OID provisions of the Code. If publicly traded, the issue price of such notes will equal their fair market value (i.e., their trading price) as of the date the exchange offer occurred. If the notes are not publicly traded, the issue price of the non-publicly traded notes will equal the portion of the fair market value of the existing notes (which notes are publicly traded) properly allocable thereto in accordance with applicable regulations, taking into account any other new securities received (i.e., any stock or publicly traded notes received). In general, the company's determination of the issue price of the notes is binding on all holders, other than a holder that explicitly discloses that its allocation is different from the company's allocation in a statement attached to the holder's timely filed tax return for the taxable year in which the exchange offer occurred.

     The senior notes and the senior convertible notes, respectively, should be considered publicly traded for these purposes if, at any time during the 60-day period ending 30 days after the exchange date, such class of notes appears on an "established market." Pursuant to Treasury regulations, an "established market" need not be a formal market. It is sufficient that the claims appear on a system of general circulation (including computer listings disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions, or that, under certain circumstances, price quotations for such notes are readily available from dealers, brokers or traders. It is not clear whether either class of notes would be treated as "publicly traded" for this purpose, given that the notes will not be listed for trading on any national securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association. Nevertheless, a market for the notes could be established.


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     CHANGE IN CONTROL PROVISION

     In the event of a change in control of the company (see "Description of the Notes -- "Senior Notes Repurchase at the Option of Holders Upon a Change in Control" and "Senior Convertible Notes -- Repurchase at Option of Holders Upon a Change in Control"), a U.S. Holder may require the company to repurchase its notes. According to applicable Treasury regulations, the presence of a put right will not affect the amount and timing of a U.S. Holder's OID inclusions and interest income if, as of the date the notes were issued, there is only a remote chance that the put right will be exercised. The company believes (and the discussion herein assumes) that the likelihood that a change in control will occur is remote. Accordingly, the company does not intend to treat the possibility that the notes would have to be repurchased upon a change in control as affecting the yield to maturity (and the resulting treatment) of the notes under the OID provisions of the Tax Code. Our determination in this regard is binding on all U.S. Holders, other than a U.S. Holder that explicitly discloses that it is taking a position different than the Company in a statement attached to the U.S. Holder's timely filed tax return for the taxable year in which the exchange date occurs. However, there is no assurance that the IRS would not take a contrary position.

     LIQUIDATED DAMAGES

     Because of the delay in complying with certain obligations under the registration rights agreement (see "Description of Notes--Registration Rights"), we will be required to make payments of liquidated damages. The payment of liquidated damages on the notes generally should be taxable to a U.S. holder as ordinary income at the time such payment is accrued or received in accordance with the holder's regular method of accounting.

     MARKET DISCOUNT

     If a U.S. Holder acquires a note other than in connection with its original issue at a price that is less than its revised issue price, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity from the date of acquisition. The revised issue price of a note is the sum of its issue price and all OID includible in the income of holders prior to the U.S. Holder's acquisition of the note. Market discount accrues in addition to OID. However, in contrast to OID, a U.S. Holder is not required to include market discount in income periodically over the term of the notes before receipt of the cash or other payment attributable to such income. Instead, upon the sale, exchange, retirement or other disposition of a note, any gain recognized is required to be treated as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a U.S. Holder disposes of a note that has accrued market discount in a non-recognition transaction in which the U.S. Holder receives property the basis of which is determined in whole or in part by reference to the basis of the note, the accrued market discount generally is includible in income at the time of such transaction only to the extent of the gain recognized. To the extent not included in income at the time of the non-recognition transaction, the accrued market discount attaches to the property received and is recognized as ordinary income upon the disposition of such property. In general, the amount of market discount that has accrued is determined on a ratable basis, by allocating an equal amount of market discount to each day of every accrual period. A U.S. Holder may, however, elect to determine the amount of accrued market discount allocable to any accrual period under the constant yield method. Any such election applies to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and is irrevocable without the consent of the IRS. If such an election is made, the U.S Holder's tax basis in the notes will be increased by the amount of market discount included in income. Unless a U.S. Holder elects to include market discount in income as it accrues, such U.S. Holder may not be allowed to deduct on a current basis a portion of the interest expense on any indebtedness incurred or continued to purchase or carry notes with market discount.

     ACQUISITION PREMIUM AND AMORTIZABLE BOND PREMIUM

     If a U.S. Holder purchases a note at a price that exceeds its adjusted issue price, the amount of such excess, referred to as "acquisition premium" for U.S federal income tax purposes, would reduce the amount of OID that the U.S. Holder is required to include in income. If a U.S Holder purchases a note at a price that exceeds the principal amount of the note and, in the case of the senior convertible notes the principal amount of the note plus all stated interest, the amount of such excess (except in the case of the senior convertible notes to the extent that the excess is attributable to the conversion feature of such notes) is referred to as "bond premium" for U.S federal income tax purposes. The U.S. Holder would not be required to include any OID in income, and may elect to amortize the bond premium against interest


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payable on the note. Any amortizable bond premium in excess of interest payable on the note may be deductible over the term of the note. If a U.S. Holder elects to amortize bond premium, the amount of bond premium allocable to each accrual period will be based on a constant yield to maturity over the period the note is held. The amortized bond premium would reduce the U.S. Holder's tax basis in the note. Any such election applies to all fully taxable bonds held by the U.S. Holder at the beginning of the first taxable year to which the election applies, and all fully taxable bonds acquired thereafter, and is irrevocable without the consent of the IRS. If the election is not made, a U.S. Holder must include in income the full amount of any interest as it accrues or is paid, and premium will not be taken into account until principal payments are received on the note or the note is sold or otherwise disposed of.

     ADJUSTMENTS TO CONVERSION PRICE OF SENIOR CONVERTIBLE NOTES

     The presence or absence of an adjustment to the conversion price at which the senior convertible notes are convertible into series B convertible preferred stock or common stock (such as under the anti-dilution provisions) may result in constructive distributions to the holders of the notes (or, in certain cases, to existing stockholders) taxable similar to an ordinary distribution on stock.

     SALE, EXCHANGE OR OTHER DISPOSITION OF NOTES

     Except as discussed below with respect to market discount, and unless a non-recognition provision applies, any gain or loss realized by a U.S. Holder on a sale, exchange or other disposition of a note generally should be capital gain or loss in an amount equal to the difference, if any, between the amount realized and the U.S. Holder's adjusted tax basis in the note immediately before the sale, exchange, redemption or other disposition (increased for any OID accrued through the date of disposition, which OID would be includible as ordinary income). Any such gain or loss generally should be long-term capital gain or loss if the U.S. Holder's holding period in its note is more than one year at that time.


     As discussed above, under "-- Market Discount," if a note is acquired with market discount any gain recognized by the U.S. Holder upon a subsequent disposition of such note would be treated as ordinary income to the extent of any accrued market discount not previously included in income. Different rules may apply to the treatment of accrued market discount in the event of the disposition qualifies for certain non-recognition treatment or, as discussed below, upon a subsequent conversion of such notes into stock.


     CONVERSION OF SENIOR CONVERTIBLE NOTES INTO STOCK

     A U.S. holder's conversion of a senior convertible note into series B convertible preferred stock or common stock will not be a taxable event, except that any OID accrued to the date of conversion would be includible as ordinary income and the receipt of cash in lieu of a fractional share will result in capital gain or loss (except with respect to any accrued market discount carried over to the fractional share). A U.S. holder will recognize gain or loss upon the receipt of cash in lieu of a fractional share of series B convertible preferred stock or common stock, measured by the difference between the cash received and the U.S. holder's tax basis attributable to the fractional share.

     A U.S. holder's aggregate tax basis in the series B convertible preferred stock or common stock received upon a conversion of a senior convertible note will be the same as the U.S. holder's adjusted tax basis in the senior convertible note at the time of conversion (increased for any accrued OID through the date of conversion), reduced by any basis allocated to a fractional share. The U.S. holder's holding period for the series B convertible preferred stock or common stock received will include the U.S. holder's holding period for the converted note.

CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF PREFERRED STOCK OR COMMON STOCK

     DISTRIBUTIONS

     Distributions with respect to preferred stock generally will be treated as a taxable dividend to the extent paid out of the company's current or accumulated earnings and profits as determined under federal income tax


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principles ("earnings and profits"), and will be includible as ordinary income by the U.S. holder when received.

     Distributions paid on common stock received upon the conversion of preferred stock or senior convertible notes, other than certain pro rata distributions of common shares, generally will be treated as a taxable dividend to the extent paid out of earnings and profits after taking into account any distributions on preferred stock, and to the extent so treated will be includible as ordinary income by the U.S. holder when received.

     To the extent the amount of any distributions exceeds the company's available earnings and profits with respect to such distribution, the excess will be applied against and will reduce the U.S. holder's adjusted tax basis (on a dollar-for-dollar basis) in respect of the stock as to which the distribution was made (but not below zero). Any remaining excess will be treated as gain or loss from the sale or exchange of such stock, with the consequences discussed below (see "-- Sale, Exchange or Other Disposition").

     CONSTRUCTIVE DIVIDEND POTENTIAL

     Under section 305 of the Code, a U.S. holder of series A convertible preferred stock or series B convertible preferred stock may be treated as receiving constructive distributions over the term of the preferred stock based on the excess, if any, of the stock's redemption price over the stock's "issue price" (subject to a de minimis exception) -- sometimes referred to as "preferred OID" -- unless such stock participates in corporate growth to any significant extent (disregarding conversion privileges). A right to participate in corporate growth that lacks substance (i.e., as to which it is reasonable to anticipate at the time of the distribution that there is little or no likelihood of participating beyond a fixed preferential return) will not be respected. Although both classes of preferred stock have the right to participate, over and above their preference amounts, in any dividends or liquidation proceeds along with the common stock on an as-if converted basis, the price at which the preferred stock is mandatorily redeemable includes no corresponding participation or growth feature. Accordingly, although not free from doubt, the company currently intends to treat the preferred stock as subject to the preferred OID rules of section 305. In general, each U.S. holder is bound by the company's determination as to whether there is a constructive distribution, unless the U.S. holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock.

     Neither the statute nor applicable Treasury regulations defines the term "issue price" for this purpose. Logically, however, the issue price of preferred stock should be its fair market value at issuance. Accordingly, the issue price of any shares of series A convertible preferred stock received upon consummation of the exchange offer should be the fair market value of such stock on that date. In contrast, each issuance of series B convertible preferred stock upon a U.S. holder's conversion of all or part of its senior convertible notes into such stock may have a different issue price than an issuance of such stock upon conversion of other senior convertible notes. As a result, each such issuance may have separate CUSIP numbers so as to distinguish such shares from any previously issued shares having different tax characteristics.

     There is also some uncertainty as to whether the presence of a cumulative dividend feature that increases the redemption price of preferred stock in the event a dividend is not declared should be taken into account in determining the "redemption price" of preferred stock for purposes of determining the amount of preferred OID at the time of issuance. Although the IRS has authority to issue regulations taking a cumulative dividend feature into account, and continues to study the issue, no such regulations have yet been issued. Accordingly, the company does not currently intend to take the cumulative dividend feature into account for this purpose. There is no assurance, however, that the IRS will not take a contrary position, or otherwise issue regulations to the contrary.

     In the event that any preferred stock is issued with preferred OID, such amount would be amortized and treated as a constructive distribution with respect to the preferred stock on a constant yield-to-maturity basis over term of the preferred stock, regardless of whether the U.S. holder is a cash or accrual method taxpayer. Any constructive distributions would be treated in the same manner as an ordinary distribution (discussed above). Accordingly, to the extent the company has available earnings and profits, or such distribution exceeds the U.S. holder's adjusted tax basis in its stock, the U.S. holder would recognize taxable income prior to any corresponding cash payment.

     Aside from the treatment of any preferred OID, the presence or absence of an adjustment to the conversion price at which the preferred stock is convertible into common stock (such as under the anti-dilution provisions) may also result in constructive distributions to the U.S. holders of the preferred


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stock (or, in certain cases, to existing common stockholders or existing U.S.
holders of senior convertible notes), which would be taxable similar to an ordinary distribution on stock.

     DIVIDENDS TO NON-CORPORATE SHAREHOLDERS

     Dividends are generally taxed as ordinary income; however, dividends received by non-corporate holders in taxable years beginning on or before December 31, 2008, may qualify for taxation at lower rates applicable to long-term capital gains, provided certain holding period and other requirements are satisfied. Non-corporate holders should consult their own tax advisors regarding the applicability of such lower rates under their particular factual situation.

     DIVIDENDS TO CORPORATE SHAREHOLDERS

     In general, a distribution to a corporate shareholder which is treated as a dividend for federal income tax purposes will qualify for the 70% dividends received deduction that is available to corporate shareholders that own less than 20% of the voting power or value of the outstanding stock of the distributing corporation (other than certain preferred stock not applicable here). A corporate shareholder holding 20% or more of the distributing corporation may be eligible for an 80% dividends received deduction. No assurance can be given that we will have sufficient earnings and profits (as determined for federal income tax purposes) to cause distributions to be eligible for a dividends received deduction. Dividend income that is not subject to regular federal income tax as a consequence of the dividends received deduction may be subject to the federal alternative minimum tax.

     The dividends received deduction is only available if certain holding periods and taxable income requirements are satisfied. The length of time that a shareholder has held stock is reduced for any period during which the shareholder's risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed.

     In general, for the first two years of a corporation's holding period, the tax basis of its stock is reduced (but not below zero) by the non-taxed portion of any "extraordinary dividend" received with respect to such stock (generally, the portion of an extraordinary dividend for which a dividends received deduction is allowed). In addition, certain dividend distribution may be treated as extraordinary dividends without regard to the corporation's holding period (such as in the case of preferred stock where the issue price of such stock exceeded, at issuance, its liquidation or stated redemption price). In the event that the non-taxed portion of an extraordinary dividend exceeds the corporate holder's tax basis in its stock, such excess is treated as current gain from the sale or exchange of the stock. Generally, an "extraordinary dividend" is a dividend that (i) equals or exceeds 5% of the holder's adjusted basis in preferred stock (treating all dividends having ex-dividend dates within an 85-day period as a single dividend) or (ii) exceeds 20% of the holder's adjusted basis in the stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend). For these purposes, any deemed dividends arising by reason of the application of section 305 of the tax code are taken into account. Under certain circumstances, if the holder so elects, the fair market value of the stock as of the day before the ex-dividend date may be substituted for the holder's basis in applying these tests.

     SALE, EXCHANGE OR OTHER DISPOSITION

     Except to the extent of any market discount that has carried over to the stock (as discussed below), and unless a non-recognition provision applies, any gain or loss realized by a holder on a sale, exchange, or other disposition of preferred stock or common stock generally should be capital gain or loss in an amount equal to the difference, if any, between the amount realized and the holder's adjusted tax basis in the preferred stock immediately before the sale, exchange, or other disposition. Any such gain or loss generally should be long-term if the holder's holding period for its stock is more than one year at that time.

     In the case of a redemption of stock for cash or property, the federal income tax treatment of the redemption to a shareholder depends on the particular facts relating to such holder at the time of the redemption. If the redemption of such stock (i) is "not essentially equivalent to a dividend" with respect to the holder, (ii) is "substantially disproportionate" with respect to the holder (as defined generally as a greater than 20% reduction in a shareholder's relative voting stock of a corporation), or (iii) results in a "complete termination" of all of such holder's equity interest in the corporation, then the receipt of cash or property by such holder will be respected as a sale or exchange of its stock and taxed accordingly. In applying these tests, certain constructive ownership rules apply to determine stock ownership. If the redemption does not qualify for sale or exchange treatment, the holder will instead be treated as having received a distribution on such stock (in an amount that generally will be equal to the amount of cash and the fair market value of property received in the redemption) with the general consequences described above under "-- Distributions." If the holder does not retain any actual stock ownership in the company following such redemption, the holder's may lose its tax basis completely (in that the tax basis would shift to the stock that was treated as constructively owned by the holder). If such distribution is taxable as a dividend to a corporate shareholder, it will be subject to the "extraordinary dividend" provisions of the tax code (see "-- Distributions to Corporate Shareholders," above) and, if such a redemption is not pro rata as to all shareholders or if the redemption is treated as a dividend solely by reason of the constructive ownership rules for options, the "extraordinary dividend" provisions will apply irrespective of whether the corporate holder held the stock for two years or more.

     CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

     For federal income tax purposes, a U.S. holder generally will not recognize gain or loss upon the optional conversion of its preferred stock to common stock, except in respect of (1) any cash paid to a U.S. holder in lieu of fractional shares and (2) any common stock received attributable to any dividend arrearages.

     A U.S. holder that receives cash in lieu of a fractional share will recognize capital gain or loss (except with respect to any accrued market discount carried over to the fractional share), equal to the difference between the amount of cash received and the U.S. holder's tax basis in the stock exchanged allocable to the fractional share. Any common stock received attributable to dividend arrearages generally should be treated as a distribution on the preferred stock, with the consequences described above, under "-- Distributions."

     A U.S. holder's aggregate tax basis in the common stock received upon conversion generally will be equal to the U.S. holder's aggregate tax basis in the preferred stock converted (less the portion of the U.S. holder's basis allocable to any fractional share, as to which the U.S. holder receives cash). A U.S. holder's holding period in the common stock received, other than any such stock received attributable to any dividend arrearages, will include the holding period of the preferred stock exchanged. In addition, although not free from doubt, any still unrecognized accrued market discount that previously carried over to either the series A convertible preferred stock (from the existing notes) or the series B convertible preferred stock (from the senior convertible notes) should, in turn, carry over to the common stock received upon conversion of such preferred stock. The tax basis of any common stock received that is attributable to any dividend arrearages will be equal to its fair market value on the date of the exchange, and the holding period of such stock will commence on the day after the conversion.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of interest or dividends (including accruals of OID) and payments of proceeds from the sale, retirement or other disposition of securities may be subject to "backup withholding" tax if a recipient of those payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld should generally be allowed as a credit against that recipient's United States federal income tax, provided that appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder (as defined above).

     For purposes of withholding tax on dividends discussed below, a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. For purposes of the following discussion, liquidated damages, dividends and gain on the sale, exchange or other disposition of a note or shares will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a Non-U.S. Holder eligible for the benefits of an applicable U.S. bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

     INTEREST, ORIGINAL ISSUE DISCOUNT AND LIQUIDATED DAMAGES

     In general and subject to the discussion below under "--Backup Withholding and Information Reporting," payments of interest and payments attributable to accrued OID on the notes made to a Non-U.S. Holder should qualify as "portfolio interest," and should be exempt from withholding of U.S. federal income tax, if the Non-U.S. Holder certifies its nonresident status as described below. The portfolio interest exception will not apply to payments to a Non-U.S. Holder that owns, actually or constructively, at least 10% of our voting stock, or is a controlled foreign corporation that is related to us. In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation's voting stock. If the portfolio interest exception does not apply, payments of interest and payments attributable to accrued OID on the notes to a Non-U.S. Holder will be subject to withholding tax at a rate of 30%, or such lesser rate as provided under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence.

     The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the Non-U.S. Holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us or our paying agent. If the holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership or other flow-through entity, the certification requirements generally apply to the partners or other owners, rather than to the partnership or other entity, and the partnership or other entity must provide the partners' or other owners' documentation to us or our paying agent.

     Absent further guidance from the IRS as to whether payments of liquidated damages qualify for an exemption from withholding as portfolio interest, we may treat payments of liquidated damages as described above under "Description of Notes--Registration Rights," made to a Non-U.S. Holder, if any, as subject to U.S. federal withholding tax. Therefore, we may withhold on such payments at a rate of 30% unless we receive an IRS Form W-8BEN or an IRS Form W-8ECI from a Non-U.S. Holder claiming, respectively, that such payments are subject to reduction or elimination of withholding under an applicable income tax treaty that reduces or eliminates the withholding on "other income" or that such payments are effectively connected with the conduct of a U.S. trade or business. A Non-U.S. Holder considering the purchase of notes should consult its tax advisor regarding whether it can obtain a refund for the withholding tax imposed on any payments of liquidated damages on the grounds that such payments represent interest qualifying for an exemption or some other grounds.

     DIVIDENDS

     In general, dividends (including constructive dividends) paid to a Non-U.S. Holder of shares will be subject to withholding of U.S. federal income tax at a 30% rate unless such rate is reduced by an applicable income tax treaty. Dividends that are U.S. trade or business income generally are subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, and are not generally subject to the 30% withholding tax or treaty-reduced rate if the Non-U.S. Holder files a properly executed Form W-8ECI (or appropriate substitute form), as applicable with the payor. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty. A Non-U.S. Holder of shares who wishes to claim the benefit of an applicable treaty rate for dividends must provide a properly executed IRS Form W-8BEN (or appropriate substitute form), as applicable. In addition, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A Non-U.S. Holder of shares that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for a refund with the IRS.

CONVERSION OF THE NOTES INTO CASH OR CASH AND SHARES OR SALE, EXCHANGE, REPURCHASE OR RETIREMENT OF THE NOTES OR SHARES

     Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the conversion of the notes into cash or cash and shares or on the sale, exchange, redemption or retirement of a note or shares generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the note or shares as capital assets and is present in the United States for 183 days or more in the taxable year of the disposition, (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States), or (iv) we are a United States real property holding corporation within the meaning of Section 897 of the Code. We do not believe that we are currently a United States real property holding corporation within the meaning of Section 897 of the Code, or that we will become one in the future. Even if we were a United States real property holding corporation, gain arising from a disposition of our shares still would not be subject to tax if our shares were considered regularly traded under applicable Treasury Regulations on an established securities market, such as the Nasdaq National Market, and a Non-U.S. Holder did not own, actually or constructively, more than 5% of the total fair market value of our common stock at any time during the five year period ending on the date of disposition.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The Code and the Treasury Regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest (including payments attributable to accrued OID), dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The backup withholding tax rate is currently 28%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign. Payments of interest (including payments attributable to accrued OID), dividends to individual U.S. Holders of notes or common stock will generally be subject to information reporting, and will be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number and complies with applicable certification requirements. Payments that are subject to withholding (such as liquidated damages as described above) are not subject to backup withholding.

     To avoid backup withholding on payments of interest (including payments attributable to accrued OID), dividends on common stock, a Non-U.S. Holder will have to certify its nonresident status. Some of the common means of doing so are described under "--Non-U.S. Holders--Interest, Original Issue Discount and Liquidated Damages." We must report annually to the IRS the payments of interest, payments attributable to accrued OID and the dividends paid to each Non-U.S. Holder and the tax withheld, if any, with respect to such payments, including any tax withheld under the rules described above under "--Non-U.S. Holders--Interest, Original Issue Discount and Liquidated Damages" and "--Non-U.S. Holders--Dividends." Copies of these reports may be made available to tax authorities in the country where the Non-U.S. Holder resides.

     Payments made to U.S. Holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

     Payments made to Non-U.S. Holders by a broker upon a sale of notes or common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. Holder certifies its foreign status.

     Any amounts withheld from a payment to a holder of notes or shares under the backup withholding rules can be credited against the U.S. federal income tax of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

CONSEQUENCES TO THE COMPANY

     POTENTIAL LIMITATIONS ON LOSS CARRYFORWARDS AND OTHER TAX BENEFITS

     Under section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation (the "section 382 annual limitation"). Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change and that are subsequently recognized. A loss corporation generally undergoes an ownership change if the percentage of stock of the corporation owned by one or more 5% shareholders has increased by more than 50 percentage points over a three-year period (with certain groups of less-than-5% shareholders treated as a single shareholder for this purpose). As a result of the restructuring transactions that occurred in connection with the exchange offer, there has been a substantial change in the stock ownership of the company over the relevant three-year period which likely has triggered the imposition of limitations under section 382.

     In general, the section 382 annual limitation equals the product of (i) the value of the stock of the corporation immediately before the ownership change (with certain adjustments, including for capital infusions within the preceding two years) and (ii) the applicable "long-term tax-exempt rate" in effect for the month in which the ownership change occurs. In the case of a consolidated group, the section 382 annual limitation generally is based upon the value of the parent corporation. In certain cases, the section 382 annual limitation may be increased by an amount of income or gain that is "built-in" as of the date of the ownership change and subsequently recognized. The company does not expect to be able to increase its limitation under these provisions. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

     Based on the company's current projections, the resulting section 382 annual limitation would significantly increase the company's projected future tax liability if combined with the elimination of interest deductions with respect to the senior convertible notes (whether due to the conversion of such notes into stock or, as discussed below, in the event of a determination that such interest was not deductible). Moreover, the company's actual operating results may differ from those projected, and there can be no assurance that the IRS will not challenge the amount of any claimed NOLs or the company's determination of any section 382 annual limitation.

    POTENTIAL DISALLOWANCE OF INTEREST DEDUCTIONS ON SENIOR CONVERTIBLE NOTES

     Under section 163(l) of the tax code, no deduction is allowed for interest paid or accrued with respect to indebtedness if a substantial amount of the principal of or interest on such indebtedness is required to be paid or converted into equity of the issuer, or the indebtedness is part of an arrangement which is reasonably expected to have such outcome. Where the conversion into equity is at the option of the holder, such principal or interest is treated as required to be paid or converted only if there is a substantial certainty that the holder will exercise its option. No Treasury regulations have yet been issued under this section.


     The proper application of this section in the case of the senior convertible notes is subject to varying interpretations. Pursuant to the terms of the senior convertible notes, a holder of a senior convertible note may convert the senior convertible notes into stock of the company (either new series B convertible preferred stock or common stock, depending on certain conditions) beginning on the earlier of August 15, 2006 and the conversion rights date. The Company believes that as of the date of the exchange offer, it was not substantially certain the holders of the senior convertible notes would convert. Accordingly, the company currently intends to take the position that the company is entitled to interest deductions in respect of such notes. Nevertheless, there is no assurance that the IRS would not take a contrary position. If the IRS were successful in challenging this position, the interest paid or accrued with respect to the senior convertible notes would not be deductible.

     The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of the notes or shares, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

                             SELLING SECURITYHOLDERS

     The notes and series A preferred stock were originally issued by us in a transaction exempt from the registration requirements of the Securities Act to holders of our convertible notes due November 2006. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and series A preferred stock, shares of common stock into which the series A preferred stock is convertible, shares of series B preferred stock and common stock into which the notes may be convertible, and shares of common stock into which the series B preferred stock may be convertible, together with any convertible notes or preferred stock that may be issued in payment of dividends or interest on any of the convertible notes or preferred stock we are registering, as applicable (collectively, the "Registered Securities").


     The following sets forth information with respect to the selling securityholders, as of May 30, 2006, regarding the principal amounts of notes and PRG-Schultz preferred stock and common stock beneficially owned by each selling securityholder and that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the Registered Securities. Because the selling securityholders may offer all or some portion of the Registered Securities, we cannot estimate the amount of the Registered Securities that will be held by the selling securityholders upon termination of any of these sales. The percentage of senior notes outstanding beneficially owned by each selling securityholder is based on $51,635,846 million aggregate principal amount of notes outstanding. The percentage of convertible senior notes outstanding beneficially owned by each selling securityholder is based on $59,774,400 million aggregate principal amount of notes outstanding. The percentage of Series A preferred stock outstanding beneficially owned by each selling securityholder is based on 119,525 shares outstanding. The number of shares of common stock beneficially owned prior to the offering includes shares of common stock into which the Series A preferred stock is convertible. The percentages of our common stock beneficially owned by the selling securityholders named in the table below were computed based on 64,226,919 shares of common stock outstanding, plus, with respect to each selling securityholder, that number of shares of common stock into which the Series A preferred stock beneficially owned by it may be converted. ParkCentral Global Hub Limited is offering all of the 35,608 shares of common stock covered by this prospectus.


                                                 PRINCIPAL
                                                 AMOUNT OF
                      PRINCIPAL                  10% SENIOR                    SHARES OF
                      AMOUNT OF                 CONVERTIBLE                    SERIES A                   SHARES OF
                      11% SENIOR    PERCENTAGE     NOTES        PERCENTAGE     PREFERRED     PERCENTAGE    COMMON
                        NOTES         OF 11%    BENEFICIALLY      OF 10%         STOCK           OF         STOCK
                     BENEFICIALLY     SENIOR      OWNED AND      SENIOR      BENEFICIALLY     SERIES A   BENEFICIALLY  PERCENTAGE
                      OWNED AND       NOTES        OFFERED      CONVERTIBLE    OWNED AND     PREFERRED   OWNED PRIOR    OF COMMON
                       OFFERED         OUT-        HEREBY         NOTES        OFFERED         SHARES       TO THE       STOCK
       NAME            HEREBY        STANDING        (1)        OUTSTANDING     HEREBY       OUTSTANDING OFFERING (2)  OUTSTANDING
-------------------- ------------  -----------  -------------   -----------  -------------   ----------- ------------  -----------

Blum Strategic        $14,929,734       28.9%    $17,282,880          28.9%        36,006          30.1%   24,499,606        30.8%
  Partners II,
  L.P.(3)
Blum Strategic         14,929,734       28.9%     17,282,880          28.9%        36,006          30.1%   24,499,606        30.8%
  Partners II GmbH
  & Co. KG(3)
Blum Capital           14,929,734       28.9%     17,282,880          28.9%        36,006          30.1%   24,499,606        30.8%
  Partners, L. P.
Stinson Capital        14,929,734       28.9%     17,282,880          28.9%        36,006          30.1%   24,499,606        30.8%
  Partners, L.P.(3)
Stinson Capital        14,929,734       28.9%     17,282,880          28.9%        36,006          30.1%   24,499,606        30.8%
  Partners (QP),
  L.P.(3)
Stinson Capital        14,929,734       28.9%     17,282,880          28.9%        36,006          30.1%   24,499,606        30.8%
  Partners II,
  L.P.(3)
Stinson Capital        14,929,734       28.9%     17,282,880          28.9%        36,006          30.1%   24,499,606        30.8%
  Partners S,
  L.P.(3)
Parkcentral Global      8,311,576       16.1%      9,621,600          16.1%        17,500          14.6%    8,044,094        11.2%
  Hub Limited(4)
Petrus Securities,      1,617,119        3.1%      1,872,000           3.1%         3,900           3.3%    1,647,750         2.5%
  L.P.(4)

  Total               $24,858,433       48.1%    $28,776,480          48.1%        57,406          48.0%   34,191,297        38.7%

(1) This prospectus also offers Series B Preferred Stock that the selling security holders may have the right to acquire upon conversion of convertible notes acquired on March 17, 2006, as follows: Blum Strategic Partners II, L.P., 14,694.65 shares, Blum Strategic Partners II GmbH & Co. KG, 302.95 shares, Blum Capital Partners, L. P., 6 shares, Stinson Capital Partners, L.P., 7,345.82 shares, Stinson Capital Partners (QP), L.P., 6,535.95 shares, Stinson Capital Partners II, L.P., 5,999.04 shares, Stinson Capital Partners S, L.P., 1,115.82 shares, Parkcentral Global Hub Limited , 20,041.79 shares, and Petrus Securities, L.P., 3,899.37 shares.


(2) Common Stock beneficially owned prior to this offering does not include shares of common stock the selling security holders will have the right to acquire, if shareholder approval is obtained, upon conversion of convertible notes acquired on March 17, 2006, as follows: Blum Strategic Partners II, L.P., 10,853,172 shares, Blum Strategic Partners II GmbH & Co. KG, 223,753 shares, Blum Capital Partners, L. P., 4,430 shares, Stinson Capital Partners, L.P., 5,425,478 shares, Stinson Capital Partners (QP), L.P., 4,827,324 shares, Stinson Capital Partners II, L.P., 4,430,770 shares, Stinson Capital Partners S, L.P., 824,123 shares, Parkcentral Global Hub Limited, 14,802,461 shares, and Petrus Securities, L.P., 2,880,000 shares. Common Stock beneficially owned prior to this offering includes the following shares of outstanding Common Stock: Blum Strategic Partners II, L.P., 8,276,400 shares, Blum Strategic Partners II GmbH & Co. KG, 170,648 shares, Blum Capital Partners, L. P., 225 shares, Stinson Capital Partners, L.P., 195,286 shares, Stinson Capital Partners (QP), L.P., 173,754 shares, Stinson Capital Partners II, L.P., 178,700 shares, Stinson Capital Partners S, L.P., 29,660 shares, Blum Strategic Partners,
     L. P., 117,700 shares, Stinson Capital Fund (Cayman), Ltd., 61,700 shares, BK Capital Partners IV, L.P., 83,000 shares, and Parkcentral Global Hub Limited, 669,356 shares. Common Stock beneficially owned prior to this offering includes shares of common stock the selling security holders have the right to acquire upon conversion of Series A convertible preferred stock acquired on March 17, 2006, as follows: Blum Strategic Partners II, L.P., 6,209,482, shares, Blum Strategic Partners II GmbH & Co. KG, 128,017 shares, Blum Capital Partners, L. P., 2,535 shares, Stinson Capital Partners, L.P., 3,104,107 shares, Stinson Capital Partners (QP), L.P., 2,761,882 shares, Stinson Capital Partners II, L.P., 2,535,000 shares, Stinson Capital Partners S, L.P., 471,510 shares, Parkcentral Global Hub Limited, 7,374,737 shares, and Petrus Securities, L.P., 1,647,597 shares. All of these shares of common stock are offered for sale pursuant to this prospectus.

(3) Blum Capital Partners, L.P. ("BLUM L.P.") is a California limited partnership whose principal business is acting as general partner for investment partnerships and providing investment advisory services. BLUM L.P. is an investment advisor registered with the Securities and Exchange Commission. The general partner of Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners (QP), L.P. and Stinson Capital Partners S, L.P. is BLUM L. P. As general partner, BLUM L.P. has voting and investment discretion with respect to the securities owned by each of these entities. Therefore the securities may be deemed to be owned indirectly by the following parties: (a) BLUM L.P., and (b) Richard C. Blum & Associates, Inc., the sole general partner of BLUM L.P. Richard C. Blum & Associates, Inc. and BLUM L.P. disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG is Blum Strategic GP II, L.L.C. As general partner and managing limited partner, Blum Strategic GP II, L.L.C. has voting and investment discretion with respect to the securities owned by each of these entities. Therefore the securities may be deemed to be owned indirectly by Blum Strategic GP II, L. L.C. Blum Strategic GP II, L.L.C. disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. BLUM L.P., Richard C. Blum & Associates, Inc. and Blum Strategic GP II, L.L.C. share voting and dispositive power over the securities reported. In addition to the shares of common stock and series B preferred stock reference in footnotes (1) and (2) above, the securities reported include the following: Blum Strategic Partners II, L.P., $6,094,050 principal amount of senior notes, $7,054,560 principal amount of senior convertible notes, and 14,697 shares of series A preferred stock, Blum Strategic Partners II GmbH & Co. KG, $125,638 principal amount of senior notes, $145,440 principal amount of senior convertible notes, and 303 shares of series A preferred stock, Blum Capital Partners, L. P., $2,487 principal amount of senior notes, $2,880 principal amount of senior convertible notes, and 6 shares of series A preferred stock, Stinson Capital Partners, L.P., $3,046,402 principal amount of senior notes, $3,526,560 principal amount of senior convertible notes, and 7,347 shares of series A preferred stock, Stinson Capital Partners (QP), L.P., $2,710,539 principal amount of senior notes, $3,137,760 principal amount of senior convertible notes, and 6,537 shares of series A preferred stock, Stinson Capital Partners II, L.P., $2,487,874 principal amount of senior notes, $2,880,000 principal amount of senior convertible notes, and 6,000 shares of series A preferred stock, and Stinson Capital Partners S, L.P. $462,744 principal amount of senior notes, $535,680 principal amount of senior convertible notes, and 1,116 shares of series A preferred stock. The principal office for each of Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, Blum Capital Partners, L. P., Stinson Capital Partners, L.P., Stinson Capital Partners (QP), L.P., Stinson Capital Partners II, L.P., and Stinson Capital Partners S, L.P. (the "Blum Sellers") is 909 Montgomery Street, Suite 400, San Francisco, California 94133. Blum Strategic Partners, L. P., Stinson Capital Fund (Cayman), Ltd., and BK Capital Partners IV, L.P., are affiliates of the Blum Sellers.


(4) Parkcentral Capital Management, L.P. ("Parkcentral Capital"), a registered investment adviser, acts as an investment adviser to various entities, including Parkcentral Global. Pursuant to a investment advisory agreement between Parkcentral Capital and Parkcentral Global, Parkcentral Capital has voting and investment (including dispositive) power with respect to the Registered Securities owned by Parkcentral Global. Steven Blasnik is the President of Parkcentral Capital. Hill Air Company I, LLC ("Hill Air") is denominated as a general partner of Petrus and has voting and investment (including dispositive) power with respect to the Registered Securities owned by Petrus pursuant to the partnership agreement of Petrus. Steven Blasnik is the President of Hill Air.

     To the best of our knowledge, the selling securityholders have no short positions in our common stock. The selling securityholders have informed us that they are not broker-dealers or affiliates of a broker-dealer (a broker-dealer may be a record holder of their securities). None of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with PRG-Schultz within the past three years, except as described below.

     Blum Capital Partners, L.P. and its affiliates obtained all securities offered by them hereby in connection with the company's exchange offer for its convertible notes due 2006. Mr. N. Colin Lind is a managing partner of Blum Capital Partners, L.P. (together with its affiliates, "Blum"). Mr. Lind was a director of the company from May 2002 to October 2005, and was reelected to the Board of Directors in March 2006 pursuant to an agreement with the Ad hoc bondholders committee formed to negotiate the company's exchange offer and financial restructuring. Mr. Lind represented Blum affiliates on the Ad hoc Bondholders Committee. Blum affiliates are lenders under the company's current senior secured credit facility. Their participation in the loan is approximately $7 million. Blum affiliates were also lenders under the Company's prior $10 million bridge loan that was repaid on March 17, 2006. Their participation was approximately $6 million. In connection with the foregoing, Blum received interest and commitment and origination fees of approximately $236,000 in 2005 related to the bridge loan and approximately $152,000 in interest related to the bridge loan in 2006. Blum is expected to receive interest under the senior secured credit facility of approximately $748,125 in 2006. In addition, the Ad hoc Bondholders Committee, of which Blum was a member, was reimbursed for legal and financial advisory fees of approximately $498,354 in 2005 and $2,043,083 in 2006. The Ad hoc bondholders committee had the contractual right to designate four of the company's seven directors to be elected immediately following the closing of the exchange offer.

     As of November 14, 2005, the Company amended and restated its Standstill Agreement with Blum to provide among other things that purchases of the Company's convertible notes due 2006 by Blum would not violate the Standstill Agreement.

     On March 17, 2006, Parkcentral Global Hub Limited and Petrus Securities, L.P. exchanged $23,945,000 of the Company's convertible notes due November 2006 for $9,578,000 of 11% senior notes due March 2011, $11,493,600 of 10% senior convertible notes due March 2011 and 23,945 shares of senior series A convertible participating preferred stock (aggregate liquidation preference of $2,873,400), in connection with the Company's exchange offer for its convertible notes due 2006. Parkcentral Global Hub Limited and Petrus Securities, L.P. were also represented on the Ad hoc Bondholders Committee, are lenders under the Company's current senior credit facility and were lenders under the Company's prior $10 million bridge loan. Their participation in the senior credit facility is approximately $5 million and their participation in the bridge loan was approximately $4 million. In connection with the foregoing, they received interest and commitment and origination fees of approximately $174,000 in 2005 related to the bridge loan and approximately $101,000 in interest related to the bridge loan in 2006. Parkcentral and Petrus are expected to receive interest under the senior secured credit facility of approximately $534,000 in 2006.

     Information concerning other selling securityholders, including donees and pledgees of selling securityholders, will be set forth in prospectus supplements, exchange act reports incorporated by reference into the registration statement of which this prospectus forms a part or post effective amendments from time to time, as necessary. Information concerning the securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus, exchange act reports incorporated by reference into the registration statement of which this prospectus forms a part or amendments to the registration statement, if and when necessary. In addition, the conversion price, and therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances. Accordingly, the aggregate principal amount of notes and the number of shares of common stock into which the notes are convertible may increase or decrease.


                              PLAN OF DISTRIBUTION

     The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors may sell the notes, preferred stock and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     The notes, the preferred stock and the common stock may be sold in one or more transactions at:

     o    fixed prices,

     o    prevailing market prices at the time of sale,

     o    prices related to the prevailing market prices,

     o    varying prices determined at the time of sale, or

     o    negotiated prices.

     In the case of the common stock, these sales may be effected in transactions:

     o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including The Nasdaq National Market,

     o    in the over-the-counter market,

     o otherwise than on such exchanges or services or in the over-the-counter market,

     o through the writing of options, whether the options are listed on an options exchange or otherwise, or

     o    through the settlement of short sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

     In connection with the sale of the notes, the preferred stock and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the notes, the preferred stock and the underlying common stock short and deliver these securities to close out such short positions, or loan or pledge the notes or the underlying common stock to broker-dealers that in turn may sell these securities.

     The aggregate proceeds to the selling securityholders from the sale of the notes, the preferred stock or the underlying common stock offered by them hereby will be the purchase price of such securities less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes, preferred stock or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     Our outstanding common stock is listed for trading on The Nasdaq National Market. We do not intend to list the notes or the preferred stock for trading on any national securities exchange or on The Nasdaq National Market and can give no assurance about the development of any trading market for the notes or preferred stock.

     In order to comply with the securities laws of some states, if applicable, the notes, the preferred stock and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The selling securityholders and any broker-dealers or agents that participate in the sale of the notes, preferred stock and the underlying common stock may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Profits on the sale of the notes, the preferred stock and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling securityholders are deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, liabilities under Sections 11, 12 and 17 of the Securities Act.

     The selling securityholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of the notes, preferred stock or common stock by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of these securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

     To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the securities offered hereby by the selling securityholders.

     A selling securityholder may decide not to sell any notes, preferred stock or the underlying common stock described in this prospectus. We cannot assure you that any selling securityholder will use this prospectus to sell any or all of the notes, preferred stock or the underlying common stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the notes, preferred stock and the underlying common stock by other means not described in this prospectus.

     With respect to a particular offering of the notes, preferred stock and the underlying common stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

     o the specific notes, preferred stock, or common stock to be offered and sold,

     o    the names of the selling securityholders,

     o the respective purchase prices and public offering prices and other material terms of the offering,

     o the names of any participating agents, broker-dealers or underwriters, and

     o any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

     We entered into the registration rights agreement for the benefit of holders of the Registered Securities to register their notes, preferred stock and the underlying common stock under applicable federal securities laws under certain circumstances and at certain times. The registration rights agreement provides that we and the selling securityholders will indemnify each other and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes, preferred stock and the underlying common stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the notes, preferred stock and the underlying common stock to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

     We are permitted to suspend the use of this prospectus in the event of certain pending corporate developments, public filings with the SEC and similar events for a period not to exceed 30 days in any three-month period, but not to exceed an aggregate of 90 days in any 365 day period. However, if the duration of such suspension exceeds any of the periods above-mentioned, we have agreed to pay liquidated damages. Please refer to the section entitled "Description of the Notes - Registration Rights."

     If we have a stock split, stock dividend or similar transaction involving our common stock or preferred stock and, as a result, the numbers of shares of our common stock issuable upon conversion of the convertible notes or preferred stock increases, or the number of shares of Series B preferred stock issuable upon conversion of notes increases, the registration statement that includes this prospectus will cover the additional shares from that increase. However, if we complete certain other transactions that cause an increase in the shares issuable upon conversion, those additional shares may not be covered by this registration statement, and we may be required to file additional registration statements to cover the additional shares.

                              CERTAIN TRANSACTIONS

     The following members of the immediate family of John M. Cook, the Company's previous Chairman of the Board of Directors, President and Chief Executive Officer were employed by the Company during, and received cash compensation for, 2003 and 2004 in the approximate amounts set forth beside their names: For 2004, David H. Cook, brother -- $197,848, Harriette L. Cook, sister-in-law -- $90,317, Patricia Sluiter, sister -- $61,457, and Allen R. Sluiter, brother-in-law -- $90,706. In addition, for 2004 performance, on March 4, 2005, David H. Cook received a grant of 5,000 nonqualified stock options, granted at $4.95 per share, the fair market value on the date of the grant. As of December 2005, these options were forfeited. For 2003, David H. Cook, brother -- $200,073, Harriette L. Cook, sister-in-law -- $90,000, Patricia Sluiter, sister -- $86,348, and Allen R. Sluiter, brother-in-law -- $172,232. In addition, for 2003 David H. Cook received a grant of 2,000 nonqualified stock options, granted at an exercise price of $7.41 per share, the fair market value on the date of grant. As of December 2005, these options were forfeited.

     Maria A. Neff, the sister-in-law of John Toma, the Company's previous Vice Chairman, was employed with the Company as Executive Vice President - Human Resources during 2003 and 2004. Ms. Neff's cash compensation for 2004 was $255,000 and for 2003 was $241,154. In addition, for 2004 she received a grant of 25,000 nonqualified stock options, granted at an exercise price of $4.16 per share, the fair market value on the date of the grant, and for 2003, she received a grant of 25,000 nonqualified stock options, granted at an exercise price of $7.41 per share, the fair market value on the date of grant. These options were forfeited in November, 2005. In February 2005 Ms. Neff received 40,000 shares of restricted stock. These shares were forfeited in September, 2005.

     The Company previously subleased approximately 3,300 square feet of office space to CT Investments, LLC, at a "pass-through" rate equal to the cash cost per square foot paid by the Company under the master lease. CT Investments is 90 percent owned by John M. Cook and 10 percent owned by John Toma. The Company received payments of approximately $44,655 in 2004 and $39,000 in 2003 in connection with such sublease.

     In 2003, the Company used the services of FlightWorks, Inc., a company specializing in aviation charter transportation. Through October 24, 2003, the aircraft used by the Company was leased by FlightWorks from CT Aviation Leasing LLC, a company 100 percent owned by John M. Cook. The Company paid FlightWorks approximately $2,900 per hour plus landing fees and other incidentals for use of such charter transportation services, of which 95 percent of such amount was paid by FlightWorks to CT Aviation Leasing LLC. The Company had no minimum usage requirement under its arrangement with FlightWorks. This arrangement was terminated in October 2003 upon sale of the CT Aviation Leasing LLC aircraft. During 2003, the Company recorded expenses of approximately $627,000 for the use of the CT Aviation Leasing LLC aircraft.

     Jonathan Golden, a former director of the Company, provided financial advisory and management consulting services to the Company through his personal corporation. During 2004 and 2003, the Company paid his personal corporation aggregate consulting fees of approximately $72,000 in each year. Mr. Golden, through his personal corporation, is also a senior partner in the law firm that serves as the Company's principal outside legal counsel. Fees paid to this law firm aggregated approximately $541,000 in 2003.

                                  LEGAL MATTERS

     The validity of the issuance of the notes, preferred stock and common stock, the preferred stock issuable upon conversion of convertible notes and the common stock issuable upon conversion of the preferred stock and notes was passed upon for us by Arnall Golden Gregory LLP, 171 17th St., Suite 2100, Atlanta, Georgia.

                                     EXPERTS

     The consolidated financial statements and schedule of PRG-Schultz International, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The audit report covering the December 31, 2005 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred significant losses in each of the years in the three-year period ended December 31, 2005, has a shareholders' deficit of $102.4 million at December 31, 2005, and that the realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company's ability to return to profitability, to complete planned restructuring activities and to generate positive cash flows from operations, as well as maintaining credit facilities adequate to conduct its business and that such matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

     The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses KPMG's opinion that PRG-Schultz International, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to company level controls and internal controls over revenue recognition.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. Our SEC filings, as well as reports, proxy and information statements and other information regarding other issuers that file electronically with the SEC, are also available to the public at the SEC's web site at http://www.sec.gov. Our SEC filings are also available on our web site, at http://www.prgx.com, or by going directly to http://phx.corporate-ir.net/phoenix.zhtml?c=85608&p=irol-sec.

     We have agreed that we will furnish to holders of the Registered Securities the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 to permit compliance with Rule 144A in connection with resales of the Registered Securities.

INCORPORATION BY REFERENCE

     The following documents, which we filed with the SEC (File No. 0-28000), are incorporated by reference in and made a part of this prospectus:

     o Annual Report on Form 10-K for the year ended December 31, 2005, as amended by Form 10-K/A filed on April 28, 2006;

     o Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as amended by Form 10-Q/A filed on May 18, 2006;

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

     o    Current Report on Form 8-K filed on February 1, 2006;

     o    Current Report on Form 8-K filed on February 6, 2006;

     o    Current Report on Form 8-K filed on February 6, 2006;

     o    Current Report on Form 8-K filed on February 10, 2006;

     o    Current Report on Form 8-K filed on March 21, 2006;

     o    Current Report on Form 8-K filed on March 22, 2006;

     o    Current Report on Form 8-K filed on March 23, 2006;

     o    Current Report on Form 8-K filed on April 3, 2006;

     o    Current Report on Form 8-K filed on April 20, 2006;

     o    Current Report on Form 8-K filed on April 27, 2006;

     o Current Report on Form 8-K filed on May 16, 2006, as amended by Form 8-K/A filed on May 23, 2006;


     o    Current Report on Form 8-K filed on May 23, 2006;

     o    Current Report on Form 8-K filed on May 24, 2006;

     o    Current Report on Form 8-K filed on June 6, 2006;

     o    Current Report on Form 8-K filed on June 20, 2006;

     o    Current Report on Form 8-K filed on June 29, 2006; and

     o    Current Report on Form 8-K filed on July 5, 2006.


     We will provide copies of these documents to any person, including a beneficial holder, to whom this prospectus is delivered, a copy of any or all of the foregoing filings. You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

                                          PRG-Schultz International, Inc.
                                          Victor A. Allums
                                          600 Galleria Parkway
                                          Suite 100
                                          Atlanta, Georgia 30339
                                          (770) 779-3900
                                          email: Vic.Allums@prgx.com

                         PRG-SCHULTZ INTERNATIONAL, INC.



         $24,858,433 IN PRINCIPAL AMOUNT OF 11.0% SENIOR NOTES DUE 2011 $28,776,480 IN PRINCIPAL AMOUNT OF 10.0% SENIOR CONVERTIBLE NOTES DUE 2011
    57,406 SHARES ($6,888,720 LIQUIDATION PREFERENCE) OF 9.0% SENIOR SERIES A
                 CONVERTIBLE PARTICIPATING PREFERRED STOCK, AND
              35,608 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE

This prospectus may also be used to offer up to $18,091,085 in principal amount of additional 10.0% senior convertible notes that may be issued in payment of interest on outstanding 10.0% senior notes, up to 97,625.14 shares ($46,860,067.2 liquidation preference) of 10.0% senior series B convertible participating preferred stock issuable upon conversion of the 10.0% notes, and up to 109,736,708 shares of common stock issuable upon conversion of the 10.0% notes, 9.0% senior series A preferred stock and/or 10.0% senior series B preferred stock, and any additional securities that may be deemed to be issued upon increases of up to $3,809,252 in the liquidation preference of the senior series A convertible participating preferred stock, in satisfaction of dividends payable on the series A preferred.


                                   PROSPECTUS




















 YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT
      INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER
THAN THE DATE OF THIS PROSPECTUS. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES
                 IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the registrant in connection with the resale of the senior notes, convertible notes, series A preferred stock, series B preferred stock and common stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission (the "Commission") registration fee.


                                                                     AMOUNT

     Commission Registration Fee .........................       $    8,821.21
                                                                 --------------
     *Legal Fees and Expenses  ...........................          100,000.00
                                                                 --------------
     *Accounting Fees and Expenses .......................           10,000.00
                                                                 --------------
     *Miscellaneous Expenses .............................           10,000.00
                                                                 --------------

             *Total ......................................       $  128,821.21
                                                                 ==============

*   Estimated


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Legally Authorized Indemnification. Under the Company's articles, bylaws, and Georgia law, the Company may indemnify (or obligate itself to indemnify, pursuant to an agreement or otherwise) a director or officer for any liability or expenses incurred in any of several types of legal proceedings and lawsuits, whether threatened, pending or completed; whether civil, criminal, administrative, arbitrative, or investigative; and whether formal or informal.

     However, the Company may not indemnify any director or officer who has been adjudged liable or is subjected to injunctive relief for any of the following:

     o    misappropriation of a business opportunity;

     o    intentional misconduct or a knowing violation of law;

     o    receipt of an improper personal benefit; or

     o an unlawful distribution to shareholders (meaning a dividend or other distribution that violates the Company's articles and/or certain capitalization requirements of Georgia law).

     Advancement or reimbursement of expenses prior to a final disposition requires a written affirmation that the foregoing criteria were met and an undertaking to repay any advances if it is ultimately determined that the criteria were not met.

     Legally Required Indemnification. Georgia law requires the Company to indemnify any director who was wholly successful in defense of the proceeding for his or her reasonable expenses incurred. The Company's bylaws also require indemnification of officers and directors under these circumstances.

     Indemnification Provided by Bylaws. The Company's bylaws require PRG-Schultz to indemnify its directors and officers against liability incurred in the defense of any proceeding, to which he or she was made a party by reason of the fact that he or she is or was a director or officer of PRG-Schultz, if he or she acted in a manner he or she believed in good faith to be in, or not opposed to, the best interest of PRG-Schultz, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. PRG-Schultz is also required to provide advances of expenses incurred by a director or officer in defending such proceeding upon receipt of a written affirmation of such officer or director that he or she has met certain standards of conduct and an undertaking by or on behalf of such officer or director to repay such advances if it is ultimately determined that he or she is not entitled to indemnification by PRG-Schultz.

     Indemnification required under the bylaws does not cover:

     o proceedings by (or in the right of) the Company for which he or she was adjudged liable; or

     o proceedings in which he or she was held liable for improper receipt of a personal benefit.

     However, because the indemnification required by the bylaws is nonexclusive, the foregoing limitation does not prevent the Company from indemnifying an officer or director for any liabilities other than those specifically prohibited by Georgia law, as discussed above under "-Legally Authorized Indemnification."

     Indemnification Agreements. PRG-Schultz has entered into indemnification agreements with each of its directors and certain executive officers ("Indemnitees"). Pursuant to such agreements, subject to the restrictions on indemnification imposed by Georgia law discussed above, under "-Legally Authorized Indemnification," PRG-Schultz is required to indemnify each Indemnitee whenever he or she is or was a party or is threatened to be made a party to any proceeding (including without limitation any such proceeding brought by or in the right of PRG-Schultz), because he or she is or was a director or officer of PRG-Schultz (or because he or she is or was serving at the request of PRG-Schultz in any of specified capacities for some other entity), or because of anything done or not done by the Indemnitee in such capacity, against expenses and liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PRG-Schultz, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of PRG-Schultz, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The agreements also provide that under certain circumstances all reasonable expenses incurred by or on behalf of such Indemnitee shall be advanced from time to time by PRG-Schultz to the Indemnitee within a specified period after PRG-Schultz's receipt of a written request for an advance of expenses by such Indemnitee, whether prior to or after final disposition of a proceeding.

     Indemnification for Securities Law Liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or persons controlling PRG-Schultz pursuant to the foregoing provisions of the Georgia Business Corporation Code and PRG-Schultz's articles of incorporation and bylaws, PRG-Schultz has been informed that indemnification is considered by the Commission to be against public policy and therefore unenforceable.

     D&O Insurance. PRG-Schultz currently maintains an insurance policy which insures the directors and officers of PRG-Schultz against certain liabilities, including certain liabilities under the 1933 Act.

     Indemnification under Stock Incentive Plan. Pursuant to PRG-Schultz's Stock Incentive Plan (the "Plan"), in addition to such other rights of indemnification that they may have as directors of PRG-Schultz or as members of the Compensation Committee of the Board of Directors of PRG-Schultz (the "Committee"), and subject to applicable restrictions under Georgia law as described above under "-Legally Authorized Indemnification," the members of the Committee shall be indemnified by PRG-Schultz against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by PRG-Schultz) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties.

     Elimination of Monetary Liability of Directors. Under the Company's articles of incorporation, directors cannot be held personally liable to the Company or its shareholders for monetary damages, except liability for:

     o    misappropriation of a business opportunity;

     o    intentional misconduct or a knowing violation of law;

     o    receipt of an improper personal benefit; or

     o an unlawful distribution to shareholders (meaning a dividend or other distribution that violates the Company's articles and/or certain capitalization requirements of Georgia law).


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


Holders of the Company's 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred") have converted a total of 7,113 shares of the Series A Preferred into an aggregate of 3,005,240 shares of the Company's common stock, as described in the table below:


      DATE OF CONVERSION       NUMBER OF SHARES OF          NUMBER OF SHARES OF
                             SERIES A PREFERRED STOCK       COMMON STOCK ISSUED
                                    CONVERTED                 UPON CONVERSION
--------------------------------------------------------------------------------
      March 28, 2006                    45                           19,012
--------------------------------------------------------------------------------
      April 6, 2006                   1,000                         422,500
--------------------------------------------------------------------------------
      April 21, 2006                  1,750                         739,375
--------------------------------------------------------------------------------
      April 25, 2006                   700                          295,750
--------------------------------------------------------------------------------
      May 8, 2006                     1500                          633,750
--------------------------------------------------------------------------------
      May 17, 2006                      10                             4225
--------------------------------------------------------------------------------
      May 31, 2006                    2,108                         890,628
--------------------------------------------------------------------------------
            TOTAL:                    7,113                       3,005,240
--------------------------------------------------------------------------------

     The Series A Preferred Stock above was converted at the current conversion ratio under the terms of the Series A Preferred Stock, which is 422.5 shares of common stock per one share ($120 liquidation preference) of Series A Preferred. No fractional shares were issued. The shares of common stock above were issued solely to holders of the Series A Preferred Stock upon conversion of the Series A Preferred Stock pursuant to the exemption from registration provided under
Section 3(a)(9) of the Securities Act of 1933, as amended. Section 3(a)(9) is available because the shares of common stock were exchanged by the Company with its existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such an exchange.


     As a result of an exchange offer made to the holders of the Company's convertible notes due 2006 and which was completed on March 17, 2006, substantially all of the outstanding convertible notes were exchanged for (a) $51.6 million in principal amount of 11.0% Senior Notes Due 2011, (b) $59.8 million in principal amount of 10.0% Senior Convertible Notes Due 2011, and (c) 124,530 shares, or $14.9 million liquidation preference, of 9.0% Senior Series A Convertible Participating Preferred Stock. The securities were issued in reliance on the exemption contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), were exchanged with existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.


     As reported in the Company's filing on Form 8-K made on November 17, 2005, an inducement option grant relating to 500,000 shares of common stock was made to Peter Limeri, the Company's Chief Financial Officer on November 11, 2005. The options were issued pursuant to the exemption from registration contained in
Section 4(2) of the Securities Exchange Act of 1933, as amended.

     As reported in the Company's filing on Form 8-K made on July 25, 2005, an inducement option grant relating to 2 million shares of common stock was made to James McCurry, the Company's Chairman of the Board of Directors, President and

Chief Executive Officer, effective as of July 29, 2005. The options were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Exchange Act of 1933, as amended.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------------   --------------------------------------------------------------

3.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002).

3.2 Amendment to Articles of Incorporation, effective March 16, 2006, as corrected (Incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on March 21, 2006).

3.3 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

4.1            Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

4.2 See Restated Articles of Incorporation and Bylaws of the Registrant, filed as Exhibits 3.1 and 3.2, respectively.

4.3 Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002.

4.4 Indenture dated November 26, 2001 by and between Registrant and Sun Trust Bank (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-76018 on Form S-3 filed December 27, 2001).

4.5 First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.6 Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.7 Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 14, 2005).

4.8 Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 30, 2005).


4.9 Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005).

4.10 Indenture dated as of March 17, 2006 governing the 10% Senior Convertible Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

4.11 Indenture dated as of March 17, 2006 governing the 11% Senior Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

5.1 Opinion of Arnall Golden Gregory LLP on legality of the securities offered.

8.1            Opinion of Arnall Golden Gregory LLP on certain tax matters.


10.23 Third Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of September 12, 2002 (incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

10.24 First Amendment to Office Lease Agreement between Galleria 600, LLC and PRG-Schultz International, Inc. (incorporated by reference to Exhibit 10.65 to the Registrant's Form 10-K for the year ended December 31, 2002).

10.25          Amendment to Employment Agreement, as amended, between Mr. John
               M. Cook and Registrant, dated March 7, 2003 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2003).

10.26 Fourth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of November 12, 2003 (incorporated by reference to Exhibit 10.63 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.27          Employment Agreement between Registrant and Mr. James L.
               Benjamin, dated as of October 28, 2002 (incorporated by reference to Exhibit 10.64 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.28 Form of Employment Agreement between Mr. James E. Moylan, Jr. and Registrant, dated as of March 5, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.29 Fifth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 4, 2004 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.30 Sixth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 25, 2004 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.31 PRG Schultz International, Inc. 2004 Executive Incentive Plan as approved by shareholders on May 18, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2004).

10.32 Waiver to the covenant violations to the Credit Agreement, as amended, dated October 25, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2004).

10.33 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004 (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on December 6, 2004).

10.34 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004 (as modified on December 7, 2004) (incorporated by reference to Exhibit 10(a) to the Registrant's Report on Form 8-K filed on December 13, 2004).

10.35 Form of Non-employee Director Option Agreement (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on February 11, 2005).

10.36 Amendment to Employment Agreement and Restrictive Covenant Agreement between Mr. John M. Cook and Registrant dated March 7, 2005. (Incorporated by reference to Exhibit 10.43 to the Registrant's Form 10-K for the quarterly period ended September 30, 2005).

10.37          Change of Control and Restrictive Covenant Agreement between Mr.
               James E. Moylan, Jr. and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.37 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.38          Change of Control and Restrictive Covenant Agreement between Mr.
               John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.38 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.39          Change of Control and Restrictive Covenant Agreement between Mr.
               Richard J. Bacon and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.39 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.40          Change of Control and Restrictive Covenant Agreement between Mr.
               James L. Benjamin and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.40 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.41 Summary of compensation arrangements with non-employee directors of the Registrant. (Incorporated by reference to Exhibit 10.41 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.42 Summary of compensation arrangements with named executive officers of Registrant. (Incorporated by reference to Exhibit
               10.42 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.43 Employment Agreement between Registrant and Mr. Richard J. Bacon, dated as of July 15, 2003 (Incorporated by reference to Exhibit
               10.50 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.44          September 11, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.51 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.45          December 2, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.52 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.46          May 1, 2004 Amendment to Employment Agreement with Mr. Richard J.
               Bacon (Incorporated by reference to Exhibit 10.53 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.47          February 2005 Addendum to Employment Agreement with Mr. Richard
               J. Bacon (Incorporated by reference to Exhibit 10.54 to the Registrant's Form 10-K for the year ended December 31, 2004).

*10.48 Medicare & Medicaid Services Contract dated March 7, 2005 (Incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).

*10.49 Stipulation of Settlement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).

10.50 Supplement to Settlement Agreement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.51 Correction to Change of Control and Restrictive Covenant Agreement between Mr. John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended March, 31, 2005).

10.52 Employment Agreement between Registrant and Mr. James B. McCurry, dated as of July 25, 2005 (Incorporated by reference to Exhibit
               99.3 to the Registrant's Form 8-K filed on July 25, 2005).

10.53 Retainer Agreement between Registrant and Mr. David A. Cole, dated as of July 20, 2005 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Form 8-K filed on July 25, 2005).

10.54          Separation and Release Agreement between Registrant and Mr. John
               M. Cook, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.1 to Registrant's Form 8-K filed on August 8, 2005).

10.55          Separation and Release Agreement between Registrant and Mr. John
               M. Toma, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.2 to Registrant's Form 8-K filed on August 8, 2005).

10.56          Separation and Release Agreement between Registrant and Mr.
               Richard J. Bacon, dated as of October 25, 2005 (Incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.57 Employment Agreement between the Registrant and Peter Limeri entered into on November 11, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 17,
               2005).

10.58 Amended and Restated Standstill Agreement, dated as of November 14, 2005, between Registrant and Blum Capital Partners, L.P. and certain of its affiliates, entered into on November 23, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 30, 2005).

10.59 Amendment to Employment Agreement with James B. McCurry dated December 8, 2005. (Incorporated by reference to Exhibit 10.59 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.60 Vesting on December 15, 2005 of certain employee stock options outstanding as of November 30, 2005. (Incorporated by reference to Exhibit 10.60 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.61 Credit Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.61 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.62 Security Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.62 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.63 Pledge Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.63 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.64 Forbearance Agreement dated December 23, 2005 between Registrant and Bank of America, N.A (Incorporated by reference to Exhibit
               10.64 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.65 Amendment to Forbearance Agreement and Credit Agreement with Bank of America, N.A. dated December 23, 2005 (Incorporated by reference to Exhibit 10.65 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.66 Restructuring Support Agreement dated December 23, 2005 (Incorporated by reference to Exhibit 10.66 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.67 Amendment to Retainer Agreement with David A. Cole dated October 19, 2005 (Incorporated by reference to Exhibit 10.67 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.68 Form of Employment Agreement with Larry Robinson dated January 1, 2006 (Incorporated by reference to Exhibit 10.68 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.69 Employment Agreement with Brad Roos dated June 1, 2001 (Incorporated by reference to Exhibit 10.69 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.70 Form of Expatriate Assignment Agreement with Brad Roos (Incorporated by reference to Exhibit 10.70 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.71 Houlihan Lokey Agreement dated October 21, 2005 (Incorporated by reference to Exhibit 10.71 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.72 Amendment Letter with Houlihan Lokey dated February 1, 2006 (Incorporated by reference to Exhibit 10.72 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.73 Rothschild Inc. Agreement dated as of September 14, 2005 (Incorporated by reference to Exhibit 10.73 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.74 Letter Agreement with Rothschild Inc. dated February 1, 2006 (Incorporated by reference to Exhibit 10.74 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

**10.75        2006 Performance Bonus Plan (Incorporated by reference to Exhibit
               10. 5 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.76          First Amendment to Separation and Release Agreement with John M.
               Cook dated March 16, 2006 (Incorporated by reference to Exhibit
               99.1 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.77          First Amendment to Separation and Release Agreement with John M.
               Toma dated March 16, 2006 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.78 Amendment to Investor Rights Agreement dated March 28, 2006 (Incorporated by reference to Exhibit 10.8 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.79 Amended and Restated Restructuring Support Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.80 Registration Rights Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.81 Financing Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.3 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.82 Security Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.4 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).


10.83 Employment Agreement with N. Lee White dated June 14, 2006 (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on June 20, 2006).



12.1           Statement Re: Computation of Ratios.


21.1 Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

23.1           Consent of KPMG LLP.

23.2           Consent of Arnall Golden Gregory LLP (Included as part of Exhibit
               5 hereto).

24.1+ Power of attorney (Included in signature page of Registration Statement on Form S-1 filed on June 2, 2006).



* Confidential treatment, pursuant to 17 CFR Secs. ss.ss. 200.80 and 240.24b-2, has been granted regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.
+    Previously filed.
** Confidential treatment, pursuant to 17 CFR Secs. ss.ss. 200.80 and 240.24b-2, has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.


(B) FINANCIAL STATEMENT SCHEDULES


                                            SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                         FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                                                            (IN THOUSANDS)
                                                              ADDITIONS           DEDUCTIONS
                                                            --------------      ----------------
                                             BALANCE AT      CHARGE TO:           CREDITED TO:       BALANCE
                                             BEGINNING        COSTS AND             ACCOUNTS          AT END
DESCRIPTION                                   OF YEAR         EXPENSES           RECEIVABLE (1)      OF YEAR
----------------------------------------     -----------    --------------      ----------------    ----------
2005
Allowance for doubtful accounts
   receivable...........................       $  2,254          1,207                (744)         $   2,717
Allowance for doubtful employee
   advances and miscellaneous
   receivables..........................       $  3,333            540                (899)         $   2,974
Deferred tax valuation allowance........       $ 97,254         42,358                  --          $ 139,612

2004
Allowance for doubtful accounts
  receivable............................       $  3,236          1,312              (2,294)         $   2,254
Allowance for doubtful employee
  advances and miscellaneous receivables       $  4,760          2,590              (4,017)         $   3,333
Deferred tax valuation allowance........       $ 24,967         72,287                  --          $  97,254

2003
Allowance for doubtful accounts
  receivable............................       $  4,937            525              (2,226)         $   3,236
Allowance for doubtful employee
  advances and miscellaneous receivables       $  4,188          4,174              (3,602)         $   4,760
Deferred tax valuation allowance........       $ 20,374          4,593                  --          $  24,967

   ------------------
   (1) Write-offs, net of recoveries

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the Registrant is relying on Rule 430B:

     A. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on July 18, 2006.


                                       PRG-SCHULTZ INTERNATIONAL, INC.

                                       By: /s/ JAMES B. MCCURRY
                                          --------------------------------------
                                          James B. McCurry
                                          President, Chief Executive Officer and
                                          Chairman of the Board
                                          (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                          TITLE                                 DATE

          /s/ JAMES B. MCCURRY                      President, Chief Executive Officer
----------------------------------------                  and Chairman of the Board                  July 18, 2006
               James B. McCurry                       (Principal Executive Officer)

            /s/ PETER LIMERI                       Chief Financial Officer and Treasurer             July 18, 2006
----------------------------------------                (Principal Financial Officer)
                 Peter Limeri

            /s/ ROBERT B. LEE                 Senior Vice President - Finance and Controller         July 18, 2006
----------------------------------------                (Principal Accounting Officer)
              Robert B. Lee

                    *                                            Director                            July 18, 2006
----------------------------------------
                 David A. Cole

                    *                                            Director                            July 18, 2006
----------------------------------------
             Eugene I. Davis

                    *                                            Director                            July 18, 2006
----------------------------------------
               Patrick G. Dills

                    *                                            Director                            July 18, 2006
----------------------------------------
                N. Colin Lind

                    *                                            Director                            July 18, 2006
----------------------------------------
           Philip J. Mazzilli, Jr.

                    *                                            Director                            July 18, 2006
----------------------------------------
            Steven Rosenberg

*by:  /s/ Victor A. Allums
----------------------------------------
         Victor A. Allums
         Attorney-in-Fact


                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------------   --------------------------------------------------------------

3.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002).

3.2 Amendment to Articles of Incorporation, effective March 16, 2006, as corrected (Incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on March 21, 2006).

3.3 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

4.1            Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

4.2 See Restated Articles of Incorporation and Bylaws of the Registrant, filed as Exhibits 3.1 and 3.2, respectively.

4.3 Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002.

4.4 Indenture dated November 26, 2001 by and between Registrant and Sun Trust Bank (incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement No. 333-76018 on Form S-3 filed December 27, 2001).

4.5 First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.6 Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

4.7 Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 14, 2005).

4.8 Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 30, 2005).


4.9 Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005).

4.10 Indenture dated as of March 17, 2006 governing the 10% Senior Convertible Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

4.11 Indenture dated as of March 17, 2006 governing the 11% Senior Notes due 2011, with Form of Note appended (Incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on March 23, 2006).

5.1 Opinion of Arnall Golden Gregory LLP on legality of the securities offered.

8.1            Opinion of Arnall Golden Gregory LLP on certain tax matters.


10.23 Third Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of September 12, 2002 (incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002).

10.24 First Amendment to Office Lease Agreement between Galleria 600, LLC and PRG-Schultz International, Inc. (incorporated by reference to Exhibit 10.65 to the Registrant's Form 10-K for the year ended December 31, 2002).

10.25          Amendment to Employment Agreement, as amended, between Mr. John
               M. Cook and Registrant, dated March 7, 2003 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2003).

10.26 Fourth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the several lenders and Bank of America, N.A., dated as of November 12, 2003 (incorporated by reference to Exhibit 10.63 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.27          Employment Agreement between Registrant and Mr. James L.
               Benjamin, dated as of October 28, 2002 (incorporated by reference to Exhibit 10.64 to the Registrant's Form 10-K for the year ended December 31, 2003).

10.28 Form of Employment Agreement between Mr. James E. Moylan, Jr. and Registrant, dated as of March 5, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.29 Fifth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 4, 2004 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.30 Sixth Amendment to Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., each of the domestic subsidiaries of the Registrant, the Lenders party thereto and Bank of America, N.A., dated as of March 25, 2004 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2004).

10.31 PRG Schultz International, Inc. 2004 Executive Incentive Plan as approved by shareholders on May 18, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2004).

10.32 Waiver to the covenant violations to the Credit Agreement, as amended, dated October 25, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2004).


10.33 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004 (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on December 6, 2004).

10.34 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004 (as modified on December 7, 2004) (incorporated by reference to Exhibit 10(a) to the Registrant's Report on Form 8-K filed on December 13, 2004).

10.35 Form of Non-employee Director Option Agreement (incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K filed on February 11, 2005).

10.36 Amendment to Employment Agreement and Restrictive Covenant Agreement between Mr. John M. Cook and Registrant dated March 7, 2005. (Incorporated by reference to Exhibit 10.43 to the Registrant's Form 10-K for the quarterly period ended September 30, 2005).

10.37          Change of Control and Restrictive Covenant Agreement between Mr.
               James E. Moylan, Jr. and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.37 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.38          Change of Control and Restrictive Covenant Agreement between Mr.
               John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to Exhibit 10.38 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.39          Change of Control and Restrictive Covenant Agreement between Mr.
               Richard J. Bacon and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.39 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.40          Change of Control and Restrictive Covenant Agreement between Mr.
               James L. Benjamin and Registrant dated February 14, 2005. (Incorporated by reference to Exhibit 10.40 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.41 Summary of compensation arrangements with non-employee directors of the Registrant. (Incorporated by reference to Exhibit 10.41 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.42 Summary of compensation arrangements with named executive officers of Registrant. (Incorporated by reference to Exhibit
               10.42 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.43 Employment Agreement between Registrant and Mr. Richard J. Bacon, dated as of July 15, 2003 (Incorporated by reference to Exhibit
               10.50 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.44          September 11, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.51 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.45          December 2, 2003 Addendum to Employment Agreement with Mr.
               Richard J. Bacon (Incorporated by reference to Exhibit 10.52 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.46          May 1, 2004 Amendment to Employment Agreement with Mr. Richard J.
               Bacon (Incorporated by reference to Exhibit 10.53 to the Registrant's Form 10-K for the year ended December 31, 2004).

10.47          February 2005 Addendum to Employment Agreement with Mr. Richard
               J. Bacon (Incorporated by reference to Exhibit 10.54 to the Registrant's Form 10-K for the year ended December 31, 2004).

*10.48 Medicare & Medicaid Services Contract dated March 7, 2005 (Incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).

*10.49 Stipulation of Settlement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-Q for the quarter ended March 31, 2005).

10.50 Supplement to Settlement Agreement dated as of February 8, 2005 (Incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.51 Correction to Change of Control and Restrictive Covenant Agreement between Mr. John M. Toma and Registrant dated February 14, 2005 (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended March, 31, 2005).

10.52 Employment Agreement between Registrant and Mr. James B. McCurry, dated as of July 25, 2005 (Incorporated by reference to Exhibit
               99.3 to the Registrant's Form 8-K filed on July 25, 2005).

10.53 Retainer Agreement between Registrant and Mr. David A. Cole, dated as of July 20, 2005 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Form 8-K filed on July 25, 2005).

10.54          Separation and Release Agreement between Registrant and Mr. John
               M. Cook, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.1 to Registrant's Form 8-K filed on August 8, 2005).

10.55          Separation and Release Agreement between Registrant and Mr. John
               M. Toma, dated as of August 2, 2005 (Incorporated by reference to Exhibit 99.2 to Registrant's Form 8-K filed on August 8, 2005).

10.56          Separation and Release Agreement between Registrant and Mr.
               Richard J. Bacon, dated as of October 25, 2005 (Incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-Q for the quarter ended September 30, 2005).

10.57 Employment Agreement between the Registrant and Peter Limeri entered into on November 11, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 17,
               2005).

10.58 Amended and Restated Standstill Agreement, dated as of November 14, 2005, between Registrant and Blum Capital Partners, L.P. and certain of its affiliates, entered into on November 23, 2005 (Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on November 30, 2005).

10.59 Amendment to Employment Agreement with James B. McCurry dated December 8, 2005. (Incorporated by reference to Exhibit 10.59 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.60 Vesting on December 15, 2005 of certain employee stock options outstanding as of November 30, 2005. (Incorporated by reference to Exhibit 10.60 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.61 Credit Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.61 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.62 Security Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.62 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.63 Pledge Agreement dated December 23, 2005 among the Registrant, certain of its U.S. subsidiaries, Petrus Securities L.P., ParkCentral Global Hub Limited, Blum Strategic Partners II GmbH & Co. Kg. and Blum Strategic Partners II, L.P. (Incorporated by reference to Exhibit 10.63 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.64 Forbearance Agreement dated December 23, 2005 between Registrant and Bank of America, N.A (Incorporated by reference to Exhibit
               10.64 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.65 Amendment to Forbearance Agreement and Credit Agreement with Bank of America, N.A. dated December 23, 2005 (Incorporated by reference to Exhibit 10.65 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.66 Restructuring Support Agreement dated December 23, 2005 (Incorporated by reference to Exhibit 10.66 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.67 Amendment to Retainer Agreement with David A. Cole dated October 19, 2005 (Incorporated by reference to Exhibit 10.67 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.68 Form of Employment Agreement with Larry Robinson dated January 1, 2006 (Incorporated by reference to Exhibit 10.68 to the Registrant's Report on Form 10-K for the year ended December 31,
               2005).

10.69 Employment Agreement with Brad Roos dated June 1, 2001 (Incorporated by reference to Exhibit 10.69 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.70 Form of Expatriate Assignment Agreement with Brad Roos (Incorporated by reference to Exhibit 10.70 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.71 Houlihan Lokey Agreement dated October 21, 2005 (Incorporated by reference to Exhibit 10.71 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.72 Amendment Letter with Houlihan Lokey dated February 1, 2006 (Incorporated by reference to Exhibit 10.72 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.73 Rothschild Inc. Agreement dated as of September 14, 2005 (Incorporated by reference to Exhibit 10.73 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

10.74 Letter Agreement with Rothschild Inc. dated February 1, 2006 (Incorporated by reference to Exhibit 10.74 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

**10.75        2006 Performance Bonus Plan (Incorporated by reference to Exhibit
               10. 5 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.76          First Amendment to Separation and Release Agreement with John M.
               Cook dated March 16, 2006 (Incorporated by reference to Exhibit
               99.1 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.77          First Amendment to Separation and Release Agreement with John M.
               Toma dated March 16, 2006 (Incorporated by reference to Exhibit
               99.2 to the Registrant's Report on Form 8-K filed on March 22,
               2006).

10.78 Amendment to Investor Rights Agreement dated March 28, 2006 (Incorporated by reference to Exhibit 10.8 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.79 Amended and Restated Restructuring Support Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.80 Registration Rights Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.81 Financing Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.3 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).

10.82 Security Agreement dated March 17, 2006 (Incorporated by reference to Exhibit 10.4 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 2006).


10.83 Employment Agreement with N. Lee White dated June 14, 2006 (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on June 20, 2006).



12.1           Statement Re: Computation of Ratios.


21.1 Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant's Report on Form 10-K for the year ended December 31, 2005).

23.1           Consent of KPMG LLP.

23.2           Consent of Arnall Golden Gregory LLP (Included as part of Exhibit
               5 hereto).

24.1+ Power of attorney (Included in signature page of Registration Statement on Form S-1 filed on June 2, 2006).



* Confidential treatment, pursuant to 17 CFR Secs. ss.ss. 200.80 and 240.24b-2, has been granted regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.
+    Previously filed.
** Confidential treatment, pursuant to 17 CFR Secs. ss.ss. 200.80 and 240.24b-2, has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.